As filed with the Securities and Exchange Commission on July 25, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ORION MULTIFAMILY INVESTMENT FUND, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

625 Madison Avenue

New York, New York 10022

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ORION MULTIFAMILY INVESTMENT FUND, INC.

Stuart J. Boesky

c/o Related Capital Company

625 Madison Avenue

New York, New York 10022

(212) 421-5333

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Peter M. Fass, Esq.

Proskauer Rose LLP

1585 Broadway

New York, New York 10036-8299

(212) 969-3000

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check, the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value	30,000,000 shares	$10.00	$300,000,000	$24,270

Common Stock, $.01 par value	4,000,000 shares(1)	$9.50	$38,000,000	$3,074.20

Common Stock, $.01 par value	1,500,000 shares(2)	$9.10	$13,650,000	$1,104.29

Common Stock, $.01 par value	600,000 shares(3)	$12.00	$7,200,000	$582.48

Soliciting Dealer Warrants	600,000 shares(4)	$0.0008	$480	$0.04

(1)	Represents shares to be issued pursuant to distribution reinvestment plan. The offering price per share issuable pursuant to distribution reinvestment plan is estimated for purposes of calculating registration fee at $9.50 per share.
(2)	Represents shares that may be purchased by our sponsor, Related Capital Company or an affiliate. At each closing under this offering, Related Capital Company or an affiliate will co-invest in us by purchasing such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us.
(3)	Represents shares that are issuable upon exercise of warrants issuable to Related Equities Corporation (the Dealer Manager), which may transfer such warrants to the participating broker-dealers, pursuant to that certain Warrant Purchase Agreement between the Registrant and the Dealer Manager.
(4)	Represents warrants issuable to the Dealer Manager to purchase 600,000 shares pursuant to the Warrant Purchase Agreement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No one may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED JULY 25, 2003

2,500,000 shares of common stock—minimum offering

20,000,000 shares of common stock—maximum offering

30,000,000 shares of common stock—increased maximum offering

ORION MULTIFAMILY INVESTMENT FUND, INC.

$10.00 PER SHARE	Minimum Initial Purchase—100 Shares (300 shares for Tax-exempt entities)

We are a Maryland corporation incorporated in 2003 and intend to qualify as a real estate investment trust, or REIT. We intend to acquire a portfolio of multifamily rental properties located in geographically diverse markets throughout the United States.

We are offering:

•	up to 20,000,000 shares of common stock to investors who meet our suitability standards;

•	up to an additional 10,000,000 shares of common stock, issuable at our sole discretion, in the event that we receive subscriptions for more than 20,000,000 shares of common stock; and

•	up to 4,000,000 shares of common stock to participants in our distribution reinvestment plan.

No public market currently exists for our shares of common stock and our shares cannot be readily sold. A minimum of 2,500,000 shares of common stock must be sold within one year from the date of this prospectus, unless extended, or we will terminate this offering and we will return your subscription payments, with interest. If a refund is made for this reason, Related Capital Company (“RCC”) will pay any escrow fees.

At each closing under this offering, Related Capital Company or an affiliate will co-invest in us by purchasing, at a purchase price of $9.10 per share, which is the purchase price of this offering net of any selling commissions and organization and offering expenses, such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us. Shares purchased by Related Capital Company or its affiliates will not be included in the calculation of the minimum offering amount.

Prior to the sale of the minimum offering, your subscription payments will be placed in an escrow account held by the escrow agent, [            ]. The managing dealer of the offering, Related Equities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell 20,000,000 of our shares.

We will pay selling commissions to broker-dealers of 7% and a dealer manager fee for reimbursement of marketing expenses of 2% out of the offering proceeds raised. We intend to invest approximately 86% of the offering proceeds raised in real estate properties, and the balance will be used to pay fees and expenses.

If we receive subscriptions in excess of 20,000,000 shares of common stock, we reserve the right, in our sole discretion, to sell an additional 10,000,000 shares of common stock under the terms of this offering. This offering will end no later than             , 2004, unless we elect to extend it to a date no later than             , 2005 in states that permit us to make this extension.

Investing in us involves a high degree of risk. See “ Risk Factors” beginning on page 7 for a discussion of the risks which should be considered in connection with your investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share		Min. Offering	Max. Offering	Increased Max. Offering
Public offering price	$10.00	(1)	$25,000,000	$200,000,000	$300,000,000
Selling commissions	$0.70		$1,750,000	$14,000,000	$21,000,000
Proceeds, before expenses, to us	$9.30		$23,250,000	$186,000,000	$279,000,000

(1) The offering price per share of common stock issuable pursuant to distribution reinvestment program is initially $9.50 and the offering price per share of common stock issuable to our affiliates is initially $9.10, which is the purchase price of this offering net of any selling commissions and organization and offering expenses.

ORION MULTIFAMILY INVESTMENT FUND, INC.

The date of this Prospectus is                          , 2003

i

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock. THIS PROSPECTUS ASSUMES THAT OUR SPONSOR, RELATED CAPITAL COMPANY, IS ACQUIRED BY ITS AFFILIATE, CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY. IF, FOR ANY REASON, THE ACQUISITION DOES NOT OCCUR, WE WILL AMEND THIS PROSPECTUS ACCORDINGLY.

Orion Multifamily Investment Fund, Inc.

We are a Maryland corporation incorporated on June 24, 2003. We intend to operate as a real estate investment trust, or a “REIT”, for federal and state income tax purposes.

Our principal executive offices are located at 625 Madison Avenue, New York, New York 10022 and our telephone number is (212) 421-5333.

The types of real estate that we plan to acquire and manage

We intend to acquire a portfolio of multifamily rental properties located in geographically diverse markets throughout the United States. Some of our properties may be acquired through our affiliates. As of the date of this prospectus, we do not hold any properties. However, we may acquire properties from our affiliates that had purchased the properties from unaffiliated third parties on our behalf pending our receipt of proceeds from our initial public offering.

Our sponsor, advisor, managing dealer, property manager, mortgage banker and operating partnership

Our sponsor is Related Capital Company (“RCC”), an indirect wholly-owned subsidiary of Charter Municipal Mortgage Acceptance Company (“CharterMac”). CharterMac, an American Stock Exchange listed Delaware statutory trust, is one of the nation’s leading multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the United States. CharterMac acquired RCC, which had been its affiliate, on                     , 2003.

Formed in 1972 through a predecessor entity, RCC has amassed a track record with investors and multifamily developers, having provided debt and equity financing, primarily through investment programs it sponsors, for over 1,500 multifamily rental properties located in 46 states. RCC provides asset management and loan servicing to a portfolio of multifamily real estate and loans valued at cost at over $18.7 billion. RCC and its affiliates have sponsored more than 255 private and 25 public real estate investment programs in the form of real estate investment trusts (REITs), business trusts, limited liability companies and limited partnerships which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors. As of March 31, 2003, RCC, through the investment programs it has sponsored, owned interests in 1,552 multifamily rental properties totaling 278,039 units, which, according to The National Multi Housing Council, is the largest portfolio of multifamily units in the United States.

Orion Multifamily LLC is wholly-owned by CharterMac Capital Company (“CCC”), our affiliate, and is our advisor. Orion Multifamily Management LLC is also wholly-owned by CCC and is our property manager. PW Funding, Inc. (“PW Funding”), a national mortgage banking firm that may act as one of our mortgage bankers, is an indirect subsidiary of CharterMac and is an affiliate of our advisor.

At each closing under this offering, RCC or an affiliate will co-invest in us by purchasing, at a purchase price of $9.10 per share, which is the purchase price of this offering net of any selling commissions and organization and offering expenses, such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us. Shares purchased by RCC or its affiliates will not be included in the calculation of the minimum offering amount.

Our structure is generally referred to as an “UPREIT” structure. Substantially all of our assets will be held through Orion Multifamily LP, a Delaware limited partnership, which we sometimes refer to as the “operating partnership.” This structure will enable us to acquire assets from other partnerships and individual owners that will defer the recognition of gain to the partners of the acquired partnerships or the individual owners, assuming certain conditions are met. We will provide our stockholders with appropriate tax information including a Form 1099.

The principal executive offices of our sponsor and our advisor are located at 625 Madison Avenue, New York, New York 10022 and their telephone number is (212) 421-5333.

Risk factors

Investment in shares of our common stock involves risks which are described in detail under “Risk Factors.” If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment.

Conflicts of interest

Conflicts of interest may exist between us and some of our affiliates, including our advisor. Some of these potential conflicts include:

•	The possibility that our affiliates may invest in properties that meet our investment profile;

•	the possibility that we may purchase properties from our affiliates;

•	competition for the time and services of personnel that work for us and our affiliates;

•	substantial compensation payable by us to our advisor and affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;

•	the possibility that we may acquire or consolidate with our advisor or property manager; and

•	the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

See “Conflicts of Interest” for more details of these and other conflicts of interest.

Estimated use of proceeds

We anticipate that we will invest approximately 86% of the proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

See “Estimated Use of Proceeds” for a more detailed description of the estimated use of the proceeds of the offering.

Primary business objectives and strategies

Our primary investment objectives are to:

•	maximize cash dividends paid to you quarterly;

•	preserve, protect and return your capital contribution;

•	realize, where possible, growth in value of our properties upon the ultimate sale or refinancing of such properties; and

•	provide you with liquidity of your investment within seven to ten years after the proceeds from the offering are fully invested.

We cannot assure you that we will attain these objectives.

If we have not provided some form of liquidity for our stockholders or if our company is not liquidated, generally within seven to ten years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by our board of directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the stockholders to reinvest proceeds from property sales or refinancings. Alternatively, we may merge with, or otherwise be acquired by, CharterMac or its affiliates. We expect that in connection with such merger or acquisition transaction, our stockholders would receive cash or shares of a publicly traded company. The terms of any such transaction must be approved by a majority of our board of directors which includes a majority of our independent directors. Such merger or acquisition transaction would also require the affirmative vote of a majority of the shares of our common stock. To assist with this process, the board of directors or a special committee of the board of directors established to consider the transaction will retain a recognized financial advisor or institution providing valuation services to serve as its financial advisor. The financial advisor will be required to render an opinion to the board of directors or special committee with respect to the fairness to our stockholders from a financial point of view of the consideration to be paid in the merger or acquisition transaction.

Acquisition Strategy

We intend to acquire a portfolio of multifamily rental properties located in geographically diverse markets throughout the United States. We believe that we have certain competitive advantages with respect to the acquisition opportunities we will seek based upon our relationship with our sponsor and advisor. We will have the benefit of their: i) experienced acquisition, underwriting and asset management platform; ii) relationships with over 300 real estate developers, owners and operators; iii) experience and long-term track record of investing on a joint venture basis with developers and owners with local knowledge, relationships and expertise; and iv) proprietary property pipeline, special knowledge, expertise and market leadership role with respect to affordable housing.

We will focus on making three types of investments, with a primary focus on acquiring fee interests in stabilized properties. The types of investments we will focus on are as follows:

•	To acquire fee interests in stabilized, market-rate multifamily properties located on in-fill sites, in selected high-barrier to entry markets and sub-markets. We will attempt to identify those sub-markets with constraints on the amount of additional property supply and demand demographics which support potential long-term value appreciation for multifamily properties;

•	To make preferred equity investments in local partnerships, limited liability companies and limited partnerships formed to acquire, redevelop, own and manage multifamily properties. The preferred equity investments will be made in entities with local developers, owners and operators who will make equity investments subordinate to ours. We expect our preferred investments will be made in properties that can be enhanced by rehabilitation of physical structure and/or repositioning in the local market. We will seek to increase cash flow by increasing rents and by using favorable financing methods, which may include the use of fixed and floating rate tax-exempt bonds. Our sponsor has extensive experience investing equity in joint venture structures with local developers and owners to rehabilitate and improve multifamily rental apartments.

•	To acquire multifamily properties that were originally developed or redeveloped using one or more state or federal government programs which subjected the properties to rent and/or tenant restrictions. We believe that there is a significant opportunity to acquire, rehabilitate and reposition properties that had historically been subject to various government restrictions. There will be over 50,000 units rolling off these restrictions each year. Many of these properties have been subject to regulations, which have required them to offer rents that are below market rents. As the state and federal restrictions on these properties expire, many of these properties have physical attributes and favorable locations that make them attractive candidates to be converted (subject to certain regulatory restrictions) to market rate properties and can compete for tenants willing to pay prevailing market rents.

Financing Strategy

We intend to utilize leverage to acquire our properties. Our financing strategy is as follows:

•	To benefit from using up to 65% leverage on the properties we acquire. This will be accomplished by incurring indebtedness at the time we purchase a property, assuming existing indebtedness already in place or borrowing against a property or portfolio of properties after we have acquired the property or properties for cash.

•	To utilize floating-rate tax-exempt bond financing, where possible, for the acquisition and rehabilitation of existing stabilized properties, as well as the acquisition and rehabilitation of properties that were originally financed using one or more state or federal government programs.

If we receive tax credits in connection with any tax-exempt bond financings, we may sell such tax credits to third parties or to our affiliates, since as a REIT, we cannot benefit from such credits. However, we will only sell such tax credits to our affiliates if a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us.

Operations Strategy

•	To actively manage the properties and optimize occupancy, operating income and the properties’ value.

•	To obtain operating efficiencies at the properties.

Terms of the offering

We are offering a minimum of 2,500,000 shares of our common stock and a maximum of 20,000,000 shares of our common stock in this offering. We are offering these shares on a best efforts basis through the managing dealer at $10.00 per share, subject to volume discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

In addition, if we receive subscriptions in excess of 20,000,000 shares of common stock, we may issue, at our sole discretion, up to an additional 10,000,000 shares of common stock, at $10.00 per share, subject to volume discount in certain cases, under the terms of this offering.

See the “Plan of Distribution” for information on the escrow and for a description of the terms of the offering.

Suitability Standards

In order to purchase shares, you must meet the financial suitability standards we have established for this offering. In general you must have either $45,000 in annual gross income and a minimum net worth of $45,000 or $150,000 minimum net worth. Residents of Iowa, Maine, Massachusetts, Missouri, New Hampshire, North Carolina, Ohio, Oregon, Pennsylvania and Tennessee must meet higher financial standards, however. Employee benefit plans covered by ERISA must consider additional factors before investing. To invest in this offering, you must complete a subscription agreement which, in part, provides that you meet these standards.

Shares currently outstanding

As of the date of this prospectus, there are 21,978 shares of our common stock outstanding. The number of shares of our common stock outstanding prior to this date does not include shares issuable upon exercise of options which may be granted under our stock option plan.

Is an investment in us appropriate for you?

An investment in us might be appropriate as part of your investment portfolio if you are looking for regular distributions. Our goal is to pay regular quarterly distributions to our stockholders. We are planning to achieve this goal by acquiring and managing a portfolio of multifamily rental properties that will generate current operating income and we will preserve and, where possible, enhance their value. We cannot guarantee that we will achieve this goal.

An investment in us will not be appropriate for you unless you are prepared to retain our shares for approximately seven to ten years. There is no public trading market for our shares and we do not expect a public trading market for our shares to develop in the near term. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. Within seven to ten years after the net proceeds of this offering are fully invested, our board of directors may determine that it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time. Alternatively, our board of directors may decide that it is in our best interests to liquidate or to merge or otherwise consolidate with a publicly-traded REIT or merge with, or otherwise be acquired by, CharterMac or its affiliates. Therefore, our shares should be purchased as a long term investment only.

RISK FACTORS

An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences, and are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

We also caution you that this prospectus contains forward-looking terminology such as “may,” “intend,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations, and increased competitive pressures.

Risks Related to the Offering and the Common Stock

The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold. Our board of directors determined the offering price of our shares of common stock based primarily on the range of offering prices of other REITs that do not have a public trading market. However, the offering price of our shares of common stock may not reflect the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved.

The managing dealer has not made an independent review of us or this prospectus. Our managing dealer, Related Equities Corporation, is one of our affiliates and will not make an independent due diligence review of us or the offering. However, the participating broker-dealers will perform a due diligence review of us and the offering. Therefore, although you will not have the benefit of a due diligence review conducted by an unaffiliated managing dealer, you will benefit from a due diligence review conducted by a group of unaffiliated participating broker-dealers in connection with your investment in this offering.

Our common stock is not currently listed on an exchange or trading market and cannot be readily sold. There is currently no public trading market for the shares. Following this offering, our common stock will not be listed on a stock exchange. Accordingly, we do not expect a public trading market for our shares to develop in the near term. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. Therefore, our shares should be purchased as a long term investment only.

There are many factors which can affect distributions to stockholders. Distributions will be based principally on cash available from our properties. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, and the operating performance of the properties that we acquire, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Our actual results may differ from the assumptions used by our board of directors in establishing the initial distribution rate to stockholders. Some of the following factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

•	Cash available for distributions may be reduced if we are required to make capital improvements to properties.

•	Cash available to make distributions may decrease if the assets we acquire have lower cash flows than expected.

•	There may be a delay between the sale of the common stock through this offering and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

•

In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, that issuance could reduce the cash available for distributions to you.

•	We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

Your percentage of ownership may become diluted if we issue new shares of stock. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. We may also issue common stock upon the exercise of the warrants issued and to be issued to participating broker-dealers. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own.

We are a newly formed company with no operating history upon which to evaluate our likely performance. Although key personnel of Orion Multifamily LLC have had extensive experience making real estate investments, we do not have an operating history upon which to evaluate our likely performance. We cannot assure you that we will be able to implement our business plan successfully.

We could be subject to the Investment Company Act of 1940. We intend to conduct our operations so that we will not be subject to regulation under the Investment Company Act of 1940. We may therefore have to forego certain investments which could produce a more favorable return. Should we fail to qualify for an exemption from registration under the Investment Company Act of 1940, we would be subject to numerous restrictions under this Act. A failure to qualify for an exemption under this Act could have a material adverse affect on our stockholders.

Risks Related to General Economic Conditions and Terrorism

Adverse economic conditions may negatively affect our returns and profitability. The length and severity of the general economic slowdown currently experienced by the nation cannot be predicted. In addition, since we may liquidate within seven to ten years after the proceeds from the offering are fully invested, there is a risk that depressed economic conditions at that time could cause cash flow and appreciation upon the sale of our properties, if any, to be insufficient to allow sufficient cash remaining after payment of our expenses for a significant return on your investment.

The terrorist attacks on the United States have negatively impacted the U.S. economy, and other attacks, threats of terrorism and the ongoing war against terrorism may adversely affect our operations and our profitability. The terrorist attacks of September 11, 2001 have disrupted the U.S. financial markets and have negatively impacted the U.S. economy in general. Any future terrorist attacks and the anticipation of any such attacks, or the consequences of the military or other response by the U.S. and its allies, may have further adverse impacts on the U.S. financial markets and the economy. It is not possible to predict the severity of the effect that any of these future events would have on the U.S. financial markets and economy.

It is possible that the economic impact of the terrorist attacks may have an adverse effect on the ability of the tenants of our properties to pay rent. In addition, insurance on our real estate may become more costly and coverage may be more limited due to these events. The instability of the U.S. economy may also reduce the number of suitable investment opportunities available to us and may slow the pace at which those investments are made. In addition, armed hostilities and further acts of terrorism may directly impact our properties. These developments may subject us to increased risks and, depending on their magnitude, could have a material adverse effect on our business and your investment.

Risks Associated with our Properties and the Residential Rental Market

Real Estate Investment Risks

Operating risks. The cash flow from equity investments in multifamily rental properties depends on the amount of revenue generated and expenses incurred in operating the properties. If our properties do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our income and ability to make distributions to you will be adversely affected. A multifamily property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of apartments or a reduction in demand for apartments, availability of “for sale” housing, competition from other apartment properties, our ability to provide adequate maintenance and insurance, increased operating costs (including real estate taxes), the attractiveness of our properties to residents and changes in market rental rates. Our income will be adversely affected if a significant number of residents are unable to pay rent or if the apartments cannot be rented on favorable terms. If our residents decide not to renew their leases upon expiration, we may not be able to relet their units. Even if the residents do renew or we can relet the units, the terms of renewal or reletting may be less favorable than current lease terms. Because virtually all of our leases will be for apartments, they will generally be for terms of no more than one or two years. If we are unable to promptly renew the leases or relet the units, or if the rental rates upon renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will be adversely affected. Certain significant expenditures associated with each equity investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances result in a reduction in rental income. In addition, the income and value of a multifamily property may be affected by such factors as environmental, rent control and other laws and regulations, changes in applicable general and real estate tax laws (including the possibility of changes in the federal income tax laws or the lengthening of the depreciation period for real estate) and interest rates, the availability of financing, acts of nature (such as hurricanes and floods) and other factors beyond our control.

We intend to acquire properties either directly or by acquiring entities that own properties. These acquisition activities are subject to many risks. We may acquire properties or entities that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any recourse, or with only limited recourse, with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, we intend to perform customary due diligence regarding each property or entity we acquire. We also will attempt to obtain appropriate representations and indemnities from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include:

•	liabilities for clean-up of undisclosed environmental contamination;

•	claims by tenants, vendors or other persons dealing with the former owners of the properties;

•	liabilities incurred in the ordinary course of business; and

•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Demand from third parties for multifamily rental properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. Increased competition could adversely affect our results of operations and our ability to make distributions to our stockholders.

We may not have control over costs arising from rehabilitation of properties. We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specifications.

We may be unable to sell a property if or when we decide to do so. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

We may not make a profit if we sell a property. The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations.

We may experience energy shortages and allocations. There may be shortages or increased costs of fuel, natural gas, water, electric power or allocations thereof by suppliers or governmental regulatory bodies in the areas where we purchase properties, in which event the operation of our properties may be adversely affected.

Our properties may not be diversified. We are making this offering on a best efforts basis and the offering is conditioned on the sale of at least 2,500,000 shares of common stock for $25,000,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of multifamily rental properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. We cannot guarantee that we will sell the minimum number of shares and, if we do not, all proceeds from subscribers will be returned to them together with the interest earned on the proceeds.

Moreover, even if we increase the size of this offering and sell 30,000,000 shares of common stock for $300,000,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for multifamily rental properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for multifamily rental properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

We may acquire properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties. We may acquire properties in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions that are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. Lock-out provisions may restrict sales or refinancings for a certain period in order to comply with the applicable government regulations. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to return capital to you. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, might have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Risks of Related to Regulation of Government Assisted Properties

We intend to acquire properties that were financed under various federal and state programs (“government assisted properties”), including the federal “Low Income Housing Tax Credit” program authorized by Section 42 of the Internal Revenue Code (“LIHTC”), properties financed under Section 236 of the National Housing Act of 1964 (“Section 236”) and Section 8 of the U.S. Housing Act of 1937 (“Section 8”) and have reached the end of their compliance periods. We intend to convert such properties into market rate properties. Until the expiration of such compliance periods, we will be subject to various restrictions on the use and occupancy of these properties. Moreover, the conversion of these properties into market properties will be subject applicable state and federal regulations and even after the expiration of such compliance periods these properties will remain subject to certain regulatory restrictions, such as vacancy decontrol restrictions. In addition, we may finance the rehabilitation of government assisted multifamily rental properties and their conversion into market rate properties by utilizing the “80/20” program that utilizes tax-exempt bonds to finance properties that become subject to various restrictions on use and occupancy (the “80/20 program”), and such properties will be subject to occupancy and use requirements mandated by that program. The compliance requirements may have the effect of limiting our income from properties that were financed under such programs until such requirements expire. There can be no assurance that these restrictions or other restrictions which are adopted in the future will not adversely affect the rental revenue from properties that are subject to affordable housing government regulations.

The operations of the government assisted properties are also subject to special risks and conditions, including without limitation: (i) general supervision by government agencies; (ii) maintenance of reserve funds for replacements which may be used only with agency approval; (iii) compliance with agency requirements regarding certain aspects of management; and (iv) the uncertain effects of potential changes in complex rules and regulations pertaining to government subsidy and insurance programs.

Real Estate Financing Risks

General Financing Risks

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks. We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We intend to incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one of our properties. In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

If we have insufficient working capital reserves, we will have to obtain financing from other sources. We have established working capital reserves that we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

The aggregate amount we may borrow is limited under our charter. Our charter limits the aggregate amount we may borrow, absent a satisfactory showing that a higher level is appropriate, to 300% of our net assets. That limitation could have adverse business consequences such as:

•	limiting our ability to purchase additional properties;

•	causing us to lose our REIT status if additional borrowing was necessary to pay the required minimum amount of cash distributions to our stockholders to maintain our status as a REIT;

•	causing operational problems if there are cash flow shortfalls for working capital purposes; and

•	resulting in the loss of a property if, for example, financing was necessary to repay a default on a mortgage.

In order to change this limitation, we must obtain stockholder approval. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

Lenders may require us to enter into restrictive covenants relating to our operations. In connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, further mortgage our properties, discontinue insurance coverage or replace Orion Multifamily LLC as our advisor. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Financing Risks on the Property Level

Some of our mortgage loans may have “due on sale” provisions. In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses which, upon future refinancing or sale of the properties, may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans. We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest. Some of our mortgage loans, as well as any floating-rate tax-exempt bond financing that we may utilize for the acquisition and rehabilitation of existing stabilized

LIHTC or 80/20 properties, will be subject to fluctuating interest rates based on certain index rates, such as the prime rate or, in the case of 80/20 properties, the Muni Bond Market Association Municipal Swap Index, a short-term tax-exempt index that reflects the prevailing interest rates for weekly, variable rate tax-exempt bonds. Future increases in the index rates would result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Insurance Risks.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses.

However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us. We intend to adequately insured our properties, however, no assurance can be given that this will be the case in the future.

Compliance with Laws.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

More specifically, various laws, ordinances, and regulations affect multi-family residential properties, including regulations relating to recreational facilities, such as activity centers and other common areas. We intend for our properties to have all material permits and approvals to operate. In addition, rent control laws may also be applicable to any of the properties.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Any newly acquired or developed multi-family residential properties must comply with Title II of the Americans with Disabilities Act (the “ADA”) to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the ADA. Compliance with the ADA requires removal of structural barriers to handicapped access in certain public areas of the properties where such removal is “readily achievable.” The ADA does not, however, consider residential properties, such as the properties in which we intend to invest, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. We intend for our properties to comply in all material respects with all present requirements under the ADA and applicable state laws. We will attempt to acquire properties which comply with the ADA or place the burden on the seller to ensure compliance with the ADA. However, we cannot assure that we will be able to acquire properties or allocate responsibilities in this manner. Noncompliance with the ADA could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages to private litigants. The cost of defending against any claims of liability under the ADA or the payment of any fines or damages could adversely affect our financial condition and affect cash available to return capital and the amount of distributions to you.

The Fair Housing Act (the FHA) requires, as part of the Fair Housing Amendments Act of 1988, apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. We intend for any of our properties that are subject to the FHA to be in compliance with such law. The cost of defending against any claims of liability under the FHA or the payment of any fines or damages could adversely affect our financial condition.

Risks Related to our Organization, Structure and Management

Limitations on Changes in Control (Anti-Takeover Provisions)

General. Because of the way we are organized, we would be a difficult takeover target. Certain provisions in our charter, bylaws, operating partnership agreement, advisory agreement and Maryland law may have the effect of discouraging a third party from making an acquisition proposal and could thereby depress the price of our stock and inhibit a management change. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

There are ownership limits and restrictions on transferability and ownership in our charter. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, our charter provides that, subject to some exceptions, no person may beneficially own more than 9.8% in number of shares or value of our common stock. Our board of directors may exempt a person from the 9.8% ownership limit upon such conditions as the board of directors may direct. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee if it would result in the termination of our status as a REIT.

This restriction may:

•	have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock; or

•	compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our charter permits our board of directors to issue preferred stock with terms that may discourage a third party from acquiring us. Our charter authorizes us to issue additional authorized but unissued shares of common stock or preferred stock. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. Although our board of directors has no intention to do so at the present time, it could establish a series of

Preferred Stock that could delay or prevent a transaction or a change in control that might involve a premium price for the Common Stock or otherwise be in the best interest of our stockholders.

The operating partnership agreement contains provisions that may discourage a third party from acquiring us. A limited partner in Orion Multifamily LP, a Delaware limited partnership and our operating partnership, has the option to exchange his or her limited partnership units for cash, or at our option, shares of our common stock. Those exchange rights are generally not exercisable until the limited partner has held those limited partnership units for more than one year. However, if we or the operating partnership propose to engage in any merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets, or a liquidation, or any reclassification, recapitalization or change of common and preferred stock into which a limited partnership common unit may be exchanged, each holder of a limited partnership unit will have the right to exchange the partnership unit into common stock prior to the stockholder vote on the transaction. As a result, limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on any transaction will be entitled to vote their shares of common stock with respect to the transaction. The additional shares that might be outstanding as a result of these exchanges of limited partnership units may deter an acquisition proposal.

The advisory agreement contains provisions that may discourage a third party from acquiring us. If the advisory agreement is terminated (a) in connection with our change of control, (b) by us for any reason other than “cause” as defined in the advisory agreement, or (c) by the advisor for “good reason” as defined in the advisory agreement, the advisor will also be entitled to the payment of a termination fee and the payment of any deferred acquisition fees accrued for which payment has been deferred. This requirement may deter an acquisition proposal since a potential acquirer may wish to terminate the advisory agreement in connection with its acquisition of us.

Maryland law may discourage a third party from acquiring us. Maryland law restricts mergers and other business combinations between us and an interested stockholder. An interested stockholder is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates which, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with such interested stockholder or any affiliate of such interested stockholder. After the five-year period, any merger or other business combination must be recommended by our board of directors and approval by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder or any affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our charter provides that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. In addition, these provisions of the business combination statute do not apply to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Maryland law also provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

The corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. In such event, “fair value” may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our charter contain a provision exempting from the control share acquisition statute any and all acquisitions by the sponsor and its affiliates of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Management and Policy Changes

We depend on our board of directors, advisor and manager and losing those relationships could negatively affect our operations. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the quality of the management provided by the advisor and property manager and our board of director’s ability to oversee their performance (and the performance of any third parties engaged by our property manager to manage our properties), their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of our advisor, manager and their affiliates to retain the services of each of its executive officers and key employees. The loss of any of these individuals could have a material adverse effect on us. However, several of these individuals have entered into employment agreements with the sponsor, the advisor or their affiliates.

Our advisor may be required to reimburse us for certain operational stage expenses. In the event our advisor’s net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

Our property manager is newly formed. Our affiliates are not experienced in property management. Likewise, our property manager is a newly formed company that is not experienced in property management. However, our advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all of its responsibilities to us.

Our rights and the rights of our stockholders to take action against the directors and the advisor are limited. Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. As a result, we and the stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases.

Stockholders have limited control over changes in our policies. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

We will pay or cause to be paid substantial compensation to our managing dealer, advisor, property manager, mortgage banker, management and affiliates and their employees. We will pay various types of compensation to affiliates of RCC and such affiliates’ employees, including salaries and other cash compensation, options and other noncash compensation. In addition, our affiliates, Related Equities Corporation, our managing dealer, will receive compensation in connection with this offering, PW Funding, may receive compensation in connection with arranging acquisition financing for us and servicing our loans, and Orion Multifamily LLC will receive compensation for acting as our advisor. In general, this compensation will not be dependent on our success or profitability. These payments are payable before the payment of dividends to the stockholders and none of these payments are subordinated to a specified return to the stockholders. Also, Orion Multifamily Management LLC, our property manager and an affiliate of RCC, will receive compensation under the Management Agreement though, in general, this compensation would be dependent on our gross revenues. In addition, other affiliates may from time to time provide services to us if and as approved by the disinterested directors. There is no assurance that we could not obtain such goods and services from unrelated persons at a lesser price.

Conflicts of Interest

There are conflicts of interest between our managing dealer, advisor, property manager, mortgage banker, affiliates and us. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our sponsor and its affiliates may compete with us for the time and services of the personnel of our advisor and its other affiliates in connection with our operation and the management of our assets. Our managing dealer, advisor, property manager, PW Funding (one of our mortgage bankers) and their respective affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. In addition, after 75% of the total gross proceeds from the offering of the shares offered for sale pursuant to this offering, following the final closing of this offering, have been invested or committed for investment in multifamily rental properties, real estate investment programs which our sponsor and its affiliates may, in the future, sponsor, may compete with us for both the acquisition and/or financing of properties of a type suitable for our investment.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives. In accordance with one of our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

The “Conflicts of Interest” section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

Limitations on Liability and Indemnification

The liability of directors and officers is limited to the fullest extent permitted under Maryland law. As a result, our directors and officers will not be liable for monetary damages unless the person actually received an improper benefit or profit in money, property or services or the person is adjudged to be liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Our directors are also required to act in good faith in a manner believed by them to be in the best interests of the Corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his obligations as a director. We are permitted to purchase and maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our advisor and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status, except as limited by our charter.

We may indemnify our directors, officers and agents against loss. Under our charter, we will, under specified conditions, indemnify and pay or reimburse reasonable expenses to our directors, officers, employees and other agents, including our advisor and its affiliates, against all liabilities incurred in connection with their serving in such capacities to the fullest extent permitted under Maryland law. We may also enter into any contract for indemnity and advancement of expenses in this regard.

Tax Risks

Your investment has various federal income tax risks. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled “Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation. We intend to qualify as a REIT under the Internal Revenue Code which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. This could materially and negatively affect your investment by causing a loss of common stock value.

You may have tax liability on distributions you elect to reinvest in common stock. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

The opinion of Proskauer Rose LLP regarding our status as a REIT does not guarantee our ability to remain a REIT. Our legal counsel, Proskauer Rose LLP, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Proskauer Rose LLP will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Proskauer Rose LLP’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation. We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Even REITS are subject to federal and state income taxes. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. This will result in our stockholders being treated for tax purposes as though they had received their proportionate shares of such retained income. However, to the extent we have already paid income taxes directly on such income, our stockholders will also be credited with their proportionate share of such taxes already paid by us. Stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.

We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to do so.

Future changes in the income tax laws could adversely affect our profitability. Future events, such as court decisions, administrative rulings and interpretations and changes in the tax laws or regulations, including the REIT rules, that change or modify these provisions could result in treatment under the federal income tax laws for us and/or our stockholders that differs materially and adversely from that described in this prospectus; both for taxable years arising before and after such event. There is no assurance that future legislation, administrative interpretations or court decisions will not be retroactive in effect.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders.

In view of the complexity of the tax aspects of the offering, particularly in light of the fact that some of the tax aspects of the offering will not be the same for all investors, prospective investors are strongly advised to consult their tax advisors with specific reference to their own tax situation prior to an investment in shares of our common stock.

Employee Benefit Plan Risks

An investment in our common stock may not be suitable for every employee benefit plan. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA or other applicable laws should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C ) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

The annual statement of value that we will be sending to stockholders subject to ERISA and stockholders is only an estimate and may not reflect the actual value of our shares. The annual statement of value will report the value of each common share as of the close of our fiscal year. The value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 until the end of the first year following the completion of this offering. Thereafter, our advisor or its affiliates will determine the net asset value of each share of common stock. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

•	a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•	stockholders could realize that value if they were to attempt to sell their common stock; or

•	an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The following factors could cause our actual results to differ from those implied by the forward-looking statements in this prospectus:

•	changes in economic conditions generally and the real estate market specifically;

•	legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts);

•	availability of capital, changes in interest rates and interest rate spreads; and

•	changes in generally accepted accounting principles and policies and guidelines applicable to REITs.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section and elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

HOW WE OPERATE

We intend to operate as a REIT for federal and state income tax purposes. Our sponsor is RCC. Our sponsor was instrumental in our organization.

We contract with Orion Multifamily LLC for its services as our advisor. Our advisor is owned by RCC and has the responsibility for our day-to-day operations and the management of our assets.

In addition to the services of our advisor, we contract with Orion Multifamily Management LLC for its services as our property manager. Our property manager may provide the day-to-day property management services for our properties. In addition, our property manager may engage one or more third parties provide the day-to-day property management services for some or all of our properties, in which case our property manager will supervise the services provided by such parties. Our property manager is owned by RCC.

Our sponsor, RCC, is a subsidiary of CharterMac. CharterMac, an American Stock Exchange listed Delaware statutory trust, is one of the nation’s leading multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the United States. CharterMac acquired RCC, which had been its affiliate, on                     , 2003.

Formed in 1972 through a predecessor entity, RCC has amassed a track record with investors and multifamily developers, having provided debt and equity financing, primarily through investment programs it sponsors, for over 1,500 multifamily properties located in 46 states. RCC provides asset management and loan servicing to a portfolio of multifamily real estate and loans valued at cost at over $18.7 billion. RCC and its affiliates have sponsored more 255 private and 25 public real estate investment programs in the form of real estate investment trusts (REITs), business trusts, limited liability companies and limited partnerships which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors. As of March 31, 2003, RCC, through the investment programs it has sponsored, owned interests in 1,552 multifamily properties totaling 278,039 units, which, according to The National Multi Housing Council, is the largest portfolio of multifamily units in the United States.

Our structure is generally referred to as an “UPREIT” structure. Substantially all of our assets will be held through Orion Multifamily LP, a Delaware limited partnership and our operating partnership. This structure will enable us to acquire assets from other partnerships and individual owners that will defer the recognition of gain to the partners of the acquired partnerships or the individual owners, assuming certain conditions are met.

We will be the sole general partner of the operating partnership. As the sole general partner of the operating partnership, we generally have the exclusive power under the partnership agreement to manage and conduct the business of the operating partnership.

The partnership interests in the operating partnership will be owned by us and any persons who transfer interests in properties to the operating partnership in exchange for units in the operating partnership. We will own one unit in the operating partnership for each outstanding share of our common stock. Our interest in the operating partnership will entitle us to share in cash distributions from, and in profits and losses of, the operating partnership. Holders of limited partnership units in the operating partnership will have the same rights to distributions as our holders of common stock. In addition, each limited partnership interest will be exchangeable by the holder for cash at the-then fair market value or, at our option, one share of common stock. For a detailed discussion of the structure and operation of the operating partnership, including the responsibilities of the partners thereof, please see the section titled “OPERATING PARTNERSHIP AGREEMENT,” below.

We expect most of the properties to be owned by the operating partnership through subsidiary limited partnerships or limited liability companies.

The following chart depicts the services that affiliates or our sponsor will render to us and our structure:

STRUCTURE

Charter Municipal Mortgage Acceptance Company
CM Corp.
CharterMac Capital Company LLC
PW Funding, Inc., our mortgage arranger
Related Equities Corporation, our dealer-manager
Related Capital Company, our sponsor
Orion Multifamily Management LLC, our property manager
Orion Multifamily LLC, our advisor
Stockholder (1)
Purchasers of Shares in this Offering
Stockholder (3)
Stockholders (2)
Contributors of properties
ORION MULTIFAMILY INVESTMENT FUND (Issuer)
Limited Partners
General Partner
Limited Partner
ORION MULTIFAMILY LP, our operating partnership

(1)	4.76% (together with the 21,978 shares of our common stock purchased by Orion Multifamily LLC).
(2)	95.24%.
(3)	0.8%, assuming sale of Minimum Offering (Orion Multifamily LLC will purchase 21,978 shares of our common stock).

CONFLICTS OF INTEREST

We are subject to conflicts of interest arising out of our relationships with our sponsor, advisor, property manager, broker-dealer, PW Funding (one of our mortgage bankers) and their affiliates. All of our agreements and arrangements with such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our transactions with our sponsor, advisor, property manager, broker-dealer, mortgage banker and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our sponsor, advisor, property manager, broker-dealer, mortgage banker and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock.

We may purchase properties from affiliates. We may purchase properties from our affiliates if the purchase is consistent with our investment procedures objectives and policies and if other conditions are met. In particular, we may acquire from our affiliates affordable properties that were originally financed using one or more state or federal government programs and rehabilitate such properties as market rate properties. Every transaction entered into between us and our affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliates. Under our charter, we may purchase property from our affiliates only if: (i) a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if substantial justification exists for such excess and such excess is reasonable). In no event will the cost of such property to us exceed its appraised value. We cannot guarantee that the prices paid to our affiliates for the properties we have acquired or for future acquisitions of properties from our affiliates, if any, did not or would not exceed the price that would be paid by an unaffiliated buyer.

We may sell tax credits to our affiliates. If we receive tax credits in connection with any tax-exempt bond financings, we may sell such tax credits to third parties or to our affiliates, since as a REIT, we cannot benefit from such credits. However, we will only sell such tax credits to our affiliates if a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

Property management services are being provided by a company owned by RCC. Our property manager, which is owned by RCC, a subsidiary of our sponsor, provides property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. In addition, our property manager may engage one or more third parties provide such services for some or all of our properties, in which case our property manager will supervise the services provided by such parties. Our property management services agreement provides that we pay our property manager a monthly management fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any person) of 5% of the gross revenues from our properties. Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. In the event that our property manager engages one or more third parties to perform the day-to-day property management services for some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager pursuant to the immediately preceding sentence or paid by our property manager.

The advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. We believe that the compensation we pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor’s ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner taking into account our interests and those of our stockholders.

While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements and funding acquisitions before we receive the proceeds of this offering. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans.

Our advisor and its affiliates may do business with others who also do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

Our advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our charter requires a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

There is competition for the time and services of our advisor. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among CharterMac, RCC, the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve, as applicable. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

We do not have arm’s-length agreements with our advisor, property manager, Related Equities Corporation and PW Funding. As we have noted, our agreements and arrangements with our advisor, property manager, Related Equities Corporation, PW Funding or any of their affiliates, including those relating to compensation, are not the result of arm’s-length negotiations. However, we believe these agreements and arrangements approximate the terms of arm’s-length transactions. In addition, although Related Equities Corporation will not make an independent due diligence review of us or the offering the participating broker-dealers will perform a due diligence review of us and the offering.

We May Acquire Our Advisor or Property Manager Without Further Action By Our Stockholders. During the term of our agreements with our advisor and property manager, we have the option to cause the businesses conducted by our advisor and property manager (including all assets) to be acquired by us, without any consent of our stockholders, the advisor, the property manager or their Boards of Directors or stockholders. We may elect to exercise such right at any time after the effectiveness of this prospectus. Our decision to exercise such right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). The advisor, the property manager and their stockholders will receive in connection with such an acquisition and in exchange for the transfer of all of their stock or assets, and for termination of its contractual relationships with us and the release or waiver of all fees payable under the provisions of any contractual arrangements until their stated termination, but not paid, shares of our common stock. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. See “Management—The Advisory Agreement” for an explanation of how the number of shares will be determined. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles and Maryland corporate law permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

There may be conflicting investment opportunities among us and affiliates of our advisor and RCC. Our advisor does not advise any entity other than us. However, in addition to having an indirect ownership interest in a portfolio of affordable multifamily units, affiliates of our advisor and RCC currently act as advisors and are responsible for finding multifamily financing opportunities for American Mortgage Acceptance Company (“AMAC”), a publicly-traded mortgage REIT. It is possible that AMAC may offer mezzanine debt financing to owners of properties in which we wish to make an equity investment and, therefore, such owners may not wish to permit us to make an equity investment in their properties. In addition, in the future, our sponsor or its affiliates may sponsor new programs or enter into joint ventures which may have investment objectives similar to ours. Likewise, Stephen M. Ross, a major shareholder of CharterMac and its non-executive chairman, may, in the future, invest in properties that meet our investment criteria. Therefore, our sponsor, our advisor and their affiliates could, in the future, face conflicts of interest in determining which investment programs or joint ventures will finance or acquire real properties and other assets as they become available. Such conflicts could result in a particular property being offered to an affiliate rather than to us. If our advisor, in the future, offers AMAC or its other affiliates the opportunity to acquire or finance such properties, they may decide not to pursue investments in such properties. In such case these investments may be offered to us.

Under the advisory agreement, before our advisor may take advantage of an investment opportunity for its own account or recommend it to others, it is obligated to present such opportunity to us if (i) such opportunity is compatible with our investment objectives and policies, (ii) such opportunity is of a character which could be taken by us, and (iii) we have the financial resources to take advantage of such opportunity. In addition, neither our advisor nor any affiliate of our advisor (including AMAC) may make any investment in multifamily property where the investment objective is substantially similar to our investment objectives until such time as 75% of the total gross proceeds from the offering of the shares offered for sale pursuant to this offering, following the final closing of this offering, have been invested or committed for investment in multifamily rental properties.

Our sponsor and advisor will each use their respective best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If our sponsor or advisor or any of their respective affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

•	cash flow from the property;

•	the effect of the acquisition of the property on the diversification of each entity’s portfolio;

•	the amount of equity required to make the investment;

•	the policies of each entity relating to leverage;

•	the funds of each entity available for investment; and

•	the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time.

In addition, our advisor currently believes that sufficient investment opportunities exist so that we and each of the REITs, programs and joint ventures mentioned above, as well as any that may be formed in the future, will have enough properties meeting our respective investment objectives in which to invest.

Finally, all actions that occur between us and our advisor or its affiliates that present potential conflicts with us must be approved by a majority of our independent directors.

We Have The Same Legal Counsel As Our Advisor. Proskauer Rose LLP serves as our general legal counsel, as well as special counsel to our sponsor and various affiliates. The interests of our advisor may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our advisor. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or more parties. Proskauer Rose LLP is not representing the prospective investors in connection with the transactions contemplated by this prospectus.

COMPENSATION TABLE

The compensation arrangements between us, our advisor, property manager, Related Equities Corporation, PW Funding, RCC and their affiliates were not determined by arm’s-length negotiations. See “Conflicts of Interest.” The following table discloses the compensation which we may pay such parties. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term “net income” for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement.

Nonsubordinated Payments

The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on initial investments that we are required to pay to our stockholders.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Organizational and Offering Stage
Selling commissions paid to Related Equities Corporation	Up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Related Equities Corporation, our dealer manager, intends to reallow 100% of commissions earned for those transactions that involve participating broker-dealers.	We currently estimate that approximately $14,000,000 of selling commissions will be incurred if the maximum offering of 20,000,000 shares is sold (without giving effect to any special sales or volume discounts which could reduce selling commissions).

Dealer manager fee paid to Related Equities Corporation	Up to 1% of gross offering proceeds before reallowance to participating broker-dealers. Related Equities Corporation, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1% of the gross offering proceeds to be paid to such participating broker-dealers.	We currently estimate that approximately $2,000,000 of a dealer manager fee will be incurred if the maximum offering of 20,000,000 shares is sold.

Reimbursement of organization and offering expenses paid to our advisor or its affiliates	Up to 2% of gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) will be advanced by our advisor or its affiliates and reimbursed by us up to 2% of aggregate gross offering proceeds.	We currently estimate that approximately $4,000,000 of organization and offering costs will be incurred if the maximum offering of 20,000,000 shares is sold.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Acquisition Stage
Acquisition fee and expenses paid to our advisor and its affiliates.

Our advisor and its affiliates will be paid an amount, equal to 3% of the gross contract purchase price (including any mortgage assumed) of the property purchased, as an acquisition fee (not including deferred acquisition fees or expenses and any interest thereon). Our advisor and its affiliates will also be reimbursed for expenses that they incur in connection with purchase of the property.

The acquisition fee and expenses for any particular property, including amounts payable to affiliates (including deferred acquisition fees and any interest thereon), will not exceed, in the aggregate, 6% of the gross contract purchase price (including any mortgage assumed) of the property.

If we request additional services, the compensation will be provided on separate agreed-upon terms and the rate will be approved by a majority of disinterested directors, including a majority of the disinterested independent directors, as fair and reasonable for us. (1)

The following amounts may be paid as an acquisition fee and for the reimbursement of acquisition expenses:

approximately $900,000 if the minimum number of shares are sold ($2,571,428, assuming long-term permanent leverage of approximately 65%); or

approximately $7,200,000 if 20,000,000 shares are sold ($20,571,428, assuming long-term permanent leverage of approximately 65%); or

approximately $10,800,000 if 30,000,000 shares are sold ($30,857,142, assuming long-term permanent leverage of approximately 65%).

However, the actual amounts cannot be determined at the present time.

These calculations do not include the deferred acquisition fee and do not reflect the impact of purchase of our shares by our sponsor or its affiliates.

Deferred acquisition fee payable to our advisor, only payable if the advisory agreement is terminated under certain circumstances.

The deferred acquisition fee is (x) an amount equal to 6% of the aggregate purchase price of the properties, minus (y) any other acquisition fees (other than the deferred acquisition fee) and acquisition expenses of the properties, including amounts payable to affiliates. The deferred acquisition fee with respect to any property will bear interest at the rate of 6% per annum from the date of acquisition of the property until such fee is paid.

All deferred acquisition fees, and accrued interest thereon, will only become due and payable if the advisory agreement is terminated under certain enumerated circumstances. We will not pay the advisor the deferred acquisition fee if we pay the advisor the subordinated incentive advisory fee.(1) (2) (3)

Not determinable at this time.

Mortgage banking fee and expenses paid to our mortgage banker, PW Funding and its affiliates	If, and to the extent, PW Funding arranges a loan on our behalf, PW Funding and its affiliates will be paid a mortgage banking fee in an amount equal to the lower of (x) 1% of the principal amount of the aggregate	The amount of the fee depends on the indebtedness that we may incur to acquire properties that is arranged by PW Funding on our behalf and, therefore, cannot be

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount

indebtedness arranged by PW Funding for the property purchased, or (y) the market rate for such services.

PW Funding and its affiliates will also be reimbursed for expenses that they incur in connection with arranging the indebtedness for the property purchased.

The mortgage banking fee and expenses for any particular indebtedness, including amounts payable to affiliates, will not exceed the market rates for such services.(1)

determined now.
Operational Stage

Property management fee paid to our property manager, Orion Multifamily Management LLC. This fee will be paid for services in connection with the rental, leasing, operation and management of the properties and the supervision of any third parties that are engaged by our property manager to provide such services.

Our property manager will be paid a monthly management fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any person) of 5% of the gross revenues from our properties. Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

Our property manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services.

The property manager may subcontract its duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the property manager subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager by us or paid directly by our property manager.

The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.

Asset management fee paid to our advisor and its affiliates.	Our advisor and its affiliates will be paid an advisor asset management fee of 0.50% of our average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in equity interest and loans secured by real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these values at the end of each month during the quarter	The amount of the fee depends on the cost of the average invested assets at the time the fee is payable and, therefore, cannot be determined now.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount

for which we are calculating the fee. The fee will be payable quarterly in an amount equal to 0.125 of 1% of average invested assets as of the last day of the immediately preceding quarter. (1)

For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any, by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

(1) 2% of our average invested assets for that fiscal year, or

(2) 25% of our net income for that fiscal year;

Items such as interest payments, taxes, non-cash expenditures, the incentive advisory fee, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expenses of any kind paid or incurred by us. See “Management—Our Advisory Agreement” for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

Reimbursable expenses to our advisor and its affiliates. These may include costs of goods and services, administrative services and non-supervisory services performed directly for us by independent parties.	We will reimburse some expenses of the advisor. The compensation and reimbursements to our advisor and its affiliates will be approved by a majority of our directors and a majority of our independent directors as fair and reasonable for us.	The actual amounts of reimbursable expenses in connection with this offering are dependent upon results of operations and, therefore, cannot be determined at the present time. The reimbursable expenses are subject to aggregate limitations on our operating expenses referred to under “Non-Subordinating Payments—Operational Stage—Asset Management Fee” above.

Loan servicing fee paid to our mortgage banker, PW Funding and its affiliates	If, and to the extent, PW Funding services a loan originated by it on our behalf, PW Funding and its affiliates will be paid a loan servicing fee in an amount equal the market rate for such services.	The amount of the fee depends on the indebtedness that we may incur to acquire properties that PW Funding services on our behalf and, therefore, cannot be determined now.

Liquidation Stage
Property disposition fee payable to our advisor and its affiliates.

If we sell any of our properties, our advisor and its affiliates will be paid a property disposition fee in an amount equal to 3% of the gross contract sales price (including any mortgage assumed) of the property.

The amount paid, when added to the sums paid to unaffiliated parties, will not exceed, in the aggregate, either the reasonable, customary and competitive commission paid for the sale of a property in light of the size, type and location of such property, or an amount equal to 6% of the contracted for sales price. Payment of such fees will be made only if the advisor provides a substantial service in connection with the sale of the property. See “Management—The Advisory Agreement.”

The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time. If we acquire the advisor, the property disposition fee will cease.

Subordinated Payments

We may pay the following additional fees to our advisor after returns on initial investment have been paid to the stockholders:

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Liquidation Stage
Subordinated incentive advisory fee payable to our advisor

The advisor will be paid an amount equal to 10% of the net sale proceeds from the liquidation of Orion Multifamily Investment Fund, Inc. after the stockholders have first received:

(1) a cumulative non-compounded return equal to 7% per year on their initial investment (through liquidity or distributions);

(2) their initial investment. (1) (3)

The actual amounts to be received depend upon the net sale proceeds upon our liquidation and, therefore, cannot be determined at the present time. If we acquire or consolidate with the business conducted by our advisor, the incentive advisory fee will terminate.

Termination fee payable to our advisor, only if the advisory agreement is terminated under certain circumstances.	The advisor will be paid a termination fee, not limited to a specific dollar amount, which will be payable in an amount equal to 15% of the amount, if any, by which (i) the appraised value of the properties on the date of termination of the advisory agreement less amounts of all indebtedness secured by the properties, exceeds (ii) the sum of (z) a cumulative non-compounded return equal to 7% per year on the stockholders initial investment; and (2) their initial investment.	Not determinable at this time.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Liquidation Stage
The termination fee will only become due and payable if the advisory agreement is terminated under certain enumerated circumstances. The amount of the termination fee that we pay the advisor will be reduced by the amount of any subordinated incentive advisory fee that we pay, if applicable, the advisor. (1) (2) (3)

Compensation to Officers and Directors

We expect to pay the following to our officers and directors:

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Independent Director fees	Each of our Independent directors receives an annual fee of $10,000 and reimbursement of out-of-pocket expenses incurred. Our officers who are also our directors do not receive director fees.	We will pay the three independent directors, annually, $30,000 in the aggregate.

Stock options to our independent directors.	Each of our independent directors receives each year on the date of the stockholders’ annual meeting, an option to purchase 3,000 shares of common stock at an exercise price equal to the then fair market value per share. For additional information on this option plan, see “Management—Stock Option Plan.	This form of compensation is not paid in cash.

(1)	We expect to incur long-term permanent indebtedness of up to 65% of the fair market value of all properties. We may also incur short-term indebtedness, having a maturity of two years or less, which is likely to be collateralized by our properties. The actual leverage percentage we experience will impact the amount of acquisition fees earned by our advisor and its affiliates because these fees are based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties).
(2)	If the advisory agreement is terminated (a) in connection with our change of control, (b) by us for any reason other than “cause” as defined in the advisory agreement, or (c) by the advisor for “good reason” as defined in the advisory agreement, the advisor will also be entitled to the payment of the termination fee and the payment of any deferred acquisition fees accrued for which payment has been deferred. However, the amount of the termination fee that we pay the advisor will be reduced by the amount of any subordinated incentive advisory fee that we pay, if applicable, the advisor. The advisor will be entitled to receive all accrued but unpaid compensation except for the deferred acquisition fee in cash within 30 days of the effective date of the termination. The termination fee will be paid in 12 equal quarterly installments. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred, which relate to the appreciation of the properties (a) will be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us, (b) will not be due and payable until the property to which the fees relate is sold or refinanced, and (c) will not bear interest until the property to which the fees relate is sold or refinanced.
(3)	Cumulative non compounded return is calculated as follows: for the period for which the calculation is being made, the percentage resulting from dividing: (i) the total distributions paid on each distribution payment date during the designated period, by (ii) the product of (a) the average adjusted investor capital for such period (calculated on a daily basis), and (b) the number of years (including the fractions thereof) elapsed during the specified period.

ESTIMATED USE OF PROCEEDS

The proceeds from this offering will be used in connection with the purchase of real estate. The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 2,500,000 shares of common stock in this offering. The second scenario assumes that we sell the maximum of 20,000,000 shares in this offering at $10 per share. Under both scenarios we have not given effect to the following:

•	any special sales or volume discounts which could reduce selling commissions;

•	the sale of up to an additional 10,000,000 shares of common stock in our sole discretion if we receive subscriptions in excess of 20,000,000 shares of common stock;

•	the sale of the maximum of 4,000,000 shares of common stock in our distribution reinvestment program at $9.50 per share; or

•	the issuance of up to an additional 600,000 shares of common stock upon exercise of the soliciting dealer warrants.

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds (1)	$25,000,000	100.00%	$200,000,000	100.00%

Less Offering Expenses
Selling commissions and dealer manager fee (2)	2,000,000	8%	16,000,000	8%
Organizational and offering expenses (3)	500,000	2%	4,000,000	2%
Amount available for investment (4)	22,500,000	90%	180,000,000	90%
Acquisition and rehabilitation
Acquisition fees (5)	675,000	2.7%	5,400,000	2.7%
Acquisition expenses (6)	225,000	0.9%	1,800,000	0.9%
Initial working capital reserves	112,500	0.5%	900,000	0.5%
Proceeds invested	21,487,500	85.95%	171,900,000	85.95%
Total application of proceeds	$25,000,000	100%	$200,000,000	100%

(1)	At each closing under this offering, RCC or an affiliate will co-invest in us by purchasing such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us, at a purchase price of $9.10 per share, which is the purchase price of this offering net of any selling commissions and organization and offering expenses, which will be 125,000 shares if the minimum offering is sold and 1,000,000 shares if the maximum offering is sold. Shares purchased by RCC or its affiliates will not be included in the calculation of the minimum offering amount and the proceeds from these sales will be invested in the same manner as the proceeds of this offering.
(2)	Includes selling commissions generally equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 1% of aggregate gross offering proceeds, both of which are payable to Related Equities Corporation, our affiliate. See “Plan of Distribution—Volume Discounts” for a description of volume discounts. Related Equities Corporation in its sole discretion, intends to reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, Related Equities Corporation may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 1% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealer in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.
(3)	Organizational and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse our advisor, for all marketing related costs and expenses including, but not limited to, salaries and direct expenses of our advisor’s employees while engaged in registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of bona fide due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2% of aggregate gross offering proceeds from all of our offerings without recourse against or reimbursement by us. We currently estimate that approximately $6,000,000 of organizational and offering costs, other than selling commissions and the dealer manager fee, will be incurred if the maximum offering of 30,000,000 shares is sold. Notwithstanding the above, in no event shall organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, exceed 10% of the gross offering proceeds.
(4)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Orion Multifamily Investment Fund, Inc., may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(5)	Acquisition and advisory fees do not include acquisition expenses. Acquisition fees exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property. For purposes of the table only, deferred acquisition fees have not been included as part of “Acquisition Fees” because these fees will be paid from operating funds generated by us and not from the proceeds of the offering, and because they will only be payable if the advisory agreement is terminated under certain enumerated circumstances. Although we assume that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we, as purchaser, will bear such fee as part of the purchase price. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties. If we raise the full $200,000,000 (and our sponsor or its affiliates purchase an additional 1,000,000 shares for $9,100,000) and all of our properties use 65% long-term permanent leverage, the total acquisitions fees and expenses payable will be approximately $21,611,000. However, the actual amount cannot be determined at the present time and this calculation does not include the deferred acquisition fee.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisitions fees and expenses, will not exceed, in the aggregate, 6% of the gross offering proceeds.

PRIOR PERFORMANCE OF AFFILIATES OF OUR SPONSOR

Prior Performance Summary

The information contained in this section is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables, in Appendix A hereto. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of the sponsor and its affiliates. In addition, as part of its Registration Statement, we have filed certain tables with the Securities and Exchange Commission which report more detailed information regarding property acquisitions by prior programs. Investors can obtain copies of such tables, without charge, by requesting Table VI from Part II of this registration statement from us.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN ORION MULTFAMILY INVESTMENT FUND, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Affiliates of the Sponsor

Our sponsor is Related Capital Company (“RCC”). Formed in 1972 through a predecessor entity, RCC has amassed a track record with investors and multifamily developers, having provided debt and equity financing for over 1,500 multifamily properties located in 46 states. RCC provides asset management and loan servicing to a portfolio of multifamily real estate and loans valued at cost at over $18.7 billion. RCC and its affiliates have sponsored more than 255 private and 25 public real estate investment programs in the form of real estate investment trusts (REITs), business trusts, limited liability companies and limited partnerships which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors. As of March 31, 2003, RCC, through the investment programs it has sponsored, owned interests in 1,552 multifamily properties totaling 278,039 units, which, according to The National Multi Housing Council, is the largest portfolio of multifamily units in the United States.

During the last ten years, our sponsor and its affiliates have sponsored a total of 76 programs: 69 privately offered real estate programs, 4 publicly offered real estate programs and 3 publicly offered financing programs, none of which have invested equity in market rate multifamily properties.

Private Real Estate Programs

As of December 31, 2002, affiliates of our sponsor have raised $3,441,226,219 from 306 investors in 69 privately offered real estate programs. These programs have acquired directly or purchase interest in limited partnerships which own a total of 598 properties with an aggregate investment of approximately $6,534,380. These properties are located throughout the United States. 199 are located in the south, 142 in the northeast, 193 in the west, 59 in the Midwest, and 5 the Commonwealth of Puerto Rico. All the properties acquired are multifamily. Investments were made into these properties when they were in the development or redevelopment phase. None of the properties included in such figures have been sold. Each of these programs are similar to our program because they invested in the same property type, multifamily rental properties. However, each of these programs are substantially different than ours in that the investor benefits are intended to be low income housing tax credits rather than quarterly cash dividends and capital appreciation. 85 of such properties with an aggregate purchase price of $1,001,021,595 are financed by affiliated programs of the RCC.

Public Real Estate Programs

As of December 31, 2002, affiliates of the sponsor have raised $138,597,270 from 9,416 investors in 4 publicly offered real estate programs. These programs have directly acquired or purchased limited partnership interest in a total of 67 properties with an aggregate investment of approximately $371,111,312. These properties are located throughout the United States. 24 are located in the south, 24 in the northeast, 12 in the west, and 7 in the Midwest. Of the properties acquired, 51 are multifamily and 16 are neighborhood shopping centers. Based on the aggregate purchase price, % of the properties were existing and % were under construction at the time of acquisition. 18 of the properties included in such figures have been sold.

In October 1997, Aegis Realty, Inc. (“Aegis”), a publicly-traded real estate investment trust, was created as a result of a merger of four publicly registered limited partnerships that were sponsored by our sponsor during the mid-1980s. As a result of this merger, the public real estate program issued common shares to the partners in the limited partnerships in exchange for their partnership interest. The properties involved in the merger included 15 neighborhood shopping centers, one multifamily property and 2 mortgage loans. One of the loans was subsequently repaid and the other was converted into an equity interest in a multifamily rental property. On March 26, 2003, Aegis was sold pursuant to a merger agreement to a third party.

Three of these programs are similar to our program because they invested in the same property type, multifamily rental properties. However, each of these programs are different than ours in that the investor benefits are intended to be low income housing tax credits rather than quarterly cash dividends and capital appreciation. The fourth program acquired a different property type than ours, neighborhood shopping centers rather than multifamily rental properties, but the investor benefits were similar, quarterly cash dividends and capital appreciation

Public Financing Programs

As of December 31, 2002, our sponsor and its affiliates have raised $1,398,810,717 from 4,694 investors in 3 publicly offered financing programs. These programs have acquired mortgage bonds and loans with an aggregate principal amount of $1,870,864,791 which are secured directly or in directly by mortgages on 244 underlying multifamily properties. These 244 underlying properties are located throughout the United States. 146 are located in the south, 21 in the northeast, 53 in the west, and 24 in the Midwest. All of the properties financed by the mortgage bonds and loans are multifamily properties. Based on the aggregate principal amounts, 25% of the mortgage bonds and loans provided permanent financing and 75% of the mortgage bonds and loans provided permanent construction and permanent financing. In addition, one of these programs has acquired 6 REMIC Certificates having an aggregate principal face value of $6,363,668, 3 GNMA Certificates having an aggregate principal face value of $8,532,847 and one FHA Insured Project Loan having an aggregate face value of $3,374,679. Eleven of the mortgage bonds and loans have been repaid.

In October 1997, one of the financing programs, CharterMac, was created as a result of a consolidation of three publicly registered limited partnerships that were sponsored by our sponsor during the mid-1980s. CharterMac is a publicly traded business trust that issued common shares to the partners in the limited partnerships in exchange for their partnership interests. As a result of the merger CharterMac initially owned 35 mortgage bonds secured by 35 underlying multifamily rental properties. Another financing program, sponsored by our sponsor during the mid-1990s, merged into CharterMac in November 1999. Common shares were also issued to the partners of that program in exchange for their partnership interests. The merged program had owned 4 mortgage bonds.

During 2001, CharterMac started to diversify its business lines and formed a taxable subsidiary in order to originate and service mortgages on behalf of third parties as well as providing credit enhancement to guarantee both loan obligations and the delivery of tax benefit for a fee. In December of 2001, CharterMac’s taxable subsidiary acquired majority of the outstanding capital stock of PW Funding Inc., a mortgage banking firm which specializes in providing financing and ancillary service to the multifamily housing industry, including construction and permanent debt financing mortgage loan servicing and asset management.

CharterMac has acquired 85 mortgage bonds which have provided financing to properties owned by RCC through its’ privately and publicly offered estate programs. These mortgage bonds and loans have an aggregate principal amount of $651,110,199.

Each of these programs are similar to our program in that one of their investor benefits is to provide quarterly cash distribution and capital appreciation. But each of these programs are different from ours in that they acquired mortgage bonds and loans that finance multifamily rental properties, rather than equity interests in multifamily rental properties.

Comparison of Investment Programs

Of the programs sponsored by RCC and its affiliates, none of them have investment objectives which are substantially similar to those of our program. While 69 of the private and 3 of the public real estate programs have acquired a similar property type, multifamily rental properties, they provide different investor benefits, low income housing tax credits rather than quarterly cash dividends and capital appreciation. The other public real estate program and one of the public financing programs are structured as real estate investment trusts, as is our program and they are designed to provide quarterly cash dividends but they each invested in a different asset type. The remaining public financing program, CharterMac, engages in the acquisition and ownership of tax-exempt multifamily bonds whose underlying assets are similar to our program’s investments. CharterMac also is designed to provide quarterly cash dividend and capital appreciation. However, Charter Mac also operates other business segments which make it different from our program.

Adverse Business Developments

All of the programs sponsored by RCC and its affiliates have and continue to meet their principal investment objectives. Over time some of these programs have had troubled properties or mortgage bonds or loans; however, none of the troubled properties or mortgage bonds or loans have been material nor have they prevented the programs from meeting their objectives.

Three Year Summary of Acquisitions

During the three years ended December 31, 2002, 25 private real estate programs, and 2 public financing programs sponsored by RCC and its affiliates have acquired 264 multifamily properties and 159 mortgage bonds and loans which are secured by 159 multifamily rental properties

Total purchase price for the 264 acquired multifamily properties approximately $3,452,913,316, $1,780,674,110 of which was borrowed. The aggregate principal amount of the mortgage bonds and loans are $2,311,886,004, which are usually funded by capital raised from debt and equity offerings. Approximately 40% - 50% of such acquisitions are funded from borrowings.

Of such properties and underlying properties, 74 are located in northeast, 35 in the Midwest, 223 in the south, 89 in west and 2 in the Commonwealth of Puerto Rico.

Table IV, Acquisition of Property by Program, with respect to our sponsor and its affiliates in Part II of the Registration Statement of which this Prospectus is a part. Upon request to the address indicated below, and for no fee, the REIT will provide a copy of such Table to any investor.

Additional Information on Programs

We will provide, upon request, for no fee, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission within the previous 24 months by any prior public program sponsored by our sponsor or any of its affiliates to the extent the same are required to be filed. The REIT will also provide, upon request, for a reasonable fee, the exhibits to each such Form 10-K. A request for an Annual Report on Form 10-K should be addressed to Orion Multifamily Investment Fund Inc., 625 Madison Avenue, New York, New York 10022. Attention: Investor Relations.

Undertakings

Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of RCC and its affiliates. These tables are not part of this prospectus and are contained in Part II of the registration statement of which it is a part. We will furnish copies of them to you upon request.

MANAGEMENT

Our Affiliated Companies

Overview

Our sponsor, RCC, is a subsidiary of CharterMac. CharterMac, an American Stock Exchange listed Delaware statutory trust, is one of the nation’s leading multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the United States. A subsidiary of CharterMac is a portfolio investor in tax-exempt revenue bonds, the proceeds of which are used to finance new construction and substantial rehabilitation of multifamily housing throughout the United States. CharterMac is also a mortgage banker that originates and services loans on behalf of Fannie Mae, Freddie Mac and the FHA and insurance companies. CharterMac acquired RCC, which had been its affiliate, on                     , 2003.

Formed in 1972 through a predecessor entity, RCC has amassed a track record with investors and multifamily developers, having provided debt and equity financing, primarily through investment programs it sponsors, for over 1,500 multifamily rental properties, located in 46 states. RCC provides asset management and loan servicing to a portfolio of multifamily real estate and loans valued at cost at over $18.7 billion. RCC and its affiliates have sponsored more than 255 private and 25 public real estate investment programs in the form of REITs, business trusts, limited liability companies and limited partnerships which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors. As of March 31, 2003, RCC, through the investment programs it has sponsored, owned interests in 1,552 multifamily rental properties totaling 278,039 units, which, according to The National Multi Housing Council, is the largest portfolio of multifamily units in the United States.

RCC provides services to third-party investors principally by originating investment funds through limited partnerships and other investment entities that acquire equity in and finance multifamily housing, and then by providing asset management and advisory services to these funds.

In particular, RCC offers the following financial products and services:

•	sponsoring real estate equity investment programs that acquire interests in and finance affordable multifamily housing on behalf of third-party investors;

•	managing AMAC;

•	providing real estate underwriting, asset management, construction and permanent loan servicing, capital markets and advisory services to these investment programs and AMAC; and

•	arranging and structuring credit enhancement transactions to guarantee the delivery of tax benefits to institutional investors.

RCC and its affiliates have approximately 220 employees nationwide and its management personnel have substantial experience in a full range of real estate services.

In 2002, CharterMac, RCC and AMAC collectively provided over $2.0 billion in multifamily financing, comprised of $1.3 billion in debt and $778.7 million in equity.

Our General Management

We operate under the direction of our board of directors. Our board of directors is responsible for the overall management and control of our affairs.

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.

NAME	AGE		POSITION AND OFFICE
Stuart J. Boesky	46		Chief Executive Officer and Chairman of the Board of Directors
Marc D. Schnitzer	42		President and Director
Alan P. Hirmes	48		Chief Operating Officer
Denise L. Kiley	43		Chief Credit Officer
Stuart A. Rothstein	37		Chief Financial Officer
Brenda Abuaf	47		Vice President—Investor Relations
[To Be Added By Amendment](*)	[	]	Director
[To Be Added By Amendment](*)	[	]	Director
[To Be Added By Amendment](*)	[	]	Director

(*)	Prior to the effective date of this registration statement, three independent directors will be elected.

STUART J. BOESKY is the Chairman of our board of directors and our Chief Executive Officer. He is also a managing trustee and Chief Executive Officer of CharterMac, Chairman of PW Funding Inc. and a Senior Managing Director of RCC. Mr. Boesky’s primary areas of responsibility are the creation, design, and implementation of RCC’s debt and equity finance programs and management of all debt product origination and loan servicing. Mr. Boesky practiced real estate and tax law with the law firm of Shipley & Rothstein from 1984-1986, when he joined RCC. From 1983-1984, he practiced law with the Boston office of Kaye, Fialkow, Richman and Rothstein. Previously, Mr. Boesky was a consultant at the accounting firm of Laventhol & Horwath. Mr. Boesky graduated with high honors from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law. Mr. Boesky is Chairman of the board of trustees of AMAC. Mr. Boesky is a regular speaker at industry conferences and on television. Mr. Boesky is also a member of the board of directors of the National Association of Affordable Housing Lenders.

MARC D. SCHNITZER is our President and a member of our board of directors. He is also the President of CharterMac and the Chief Executive Officer of RCC. Mr. Schnitzer directs RCC’s tax credit group, which has invested in excess of $4.5 billion in affordable housing tax credit properties since 1987, and is responsible for structuring and marketing RCC’s institutional tax credit offerings. Mr. Schnitzer is a frequent speaker at industry conferences sponsored by the National Council of State Housing Agencies, the National Housing and Rehabilitation Association and the National Association of Homebuilders. He is a member of the Executive Committee of the board of directors of the National Multi-Housing Council and a Vice President and member of the Executive Committee of the Affordable Housing Tax Credit Coalition. Mr. Schnitzer joined RCC in 1988 after receiving his Masters of Business Administration degree from The Wharton School of the University of Pennsylvania in 1987. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst with First Boston Corporation, an international investment bank. Mr. Schnitzer received a Bachelor of Science degree in business administration, summa cum laude, from the Boston University School of Management in 1983.

ALAN P. HIRMES is our Chief Operating Officer and a member of our board of directors. He is also a managing trustee, Chief Operating Officer and Secretary of CharterMac and the President of RCC. Mr. Hirmes is responsible for overseeing the finance, accounting and investor services departments and the joint venture development program. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Mr. Hirmes currently serves as Chairman Emeritus of the Affordable Housing Tax Credit Coalition, a national organization dealing with issues relating to the Tax Credit Program. He is also a member of the Advisory Board of the LIHC Monthly Report and of the National Housing Conference, and he serves on the Executive Board of the National Multi Housing Council. Prior to joining RCC in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants, where he specialized in real estate and partnership taxation. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the board of trustees of AMAC.

DENISE L. KILEY is our Chief Credit Officer. She is also the Chief Credit Officer of CharterMac and the Chief Operating Officer of RCC and Director of its Asset Management Division. Ms. Kiley is responsible for overseeing due diligence and asset management of multifamily rental properties invested in RCC sponsored corporate, public and private equity and debt funds. Prior to joining RCC in 1990, Ms. Kiley was a First Vice

President with Resources Funding Corporation where she was responsible for acquiring, financing, and asset managing multifamily rental properties. Previously, she was an auditor with Price Waterhouse. Ms. Kiley is a member of the National Association of Home Builders and the National Housing and Rehabilitation Association. She received a Bachelor of Science Degree in accounting from the Carroll School of Management at Boston College.

STUART A. ROTHSTEIN is our Chief Financial Officer. He is also an Executive Vice President and Chief Financial Officer of CharterMac and the Chief Financial Officer of AMAC. Prior to joining RCC in September 2002, Mr. Rothstein was Chief Financial Officer at Spieker Properties, a San Francisco-based office real estate investment trust (REIT) with over $7 billion in real estate assets and $850 million in revenues. At Spieker Properties, Mr. Rothstein was responsible for developing and implementing all aspects of the company’s corporate financial strategy, including executing over $4.0 billion in capital raising transactions, which included public and private debt and equity offerings and structured transactions. Mr. Rothstein’s past experience also includes a position as manager with Price Waterhouse. Mr. Rothstein graduated from Pennsylvania State University with a Bachelor of Science degree in Accounting and received his Masters in Business Administration from Stanford Graduate School of Business. Mr. Rothstein is a Certified Public Accountant in the State of New York.

BRENDA ABUAF is our Vice President of Investor Relations. Ms. Abuaf is also an Executive Vice President of RCC and serves as its Director of the Investor Services department, where she is responsible for servicing in excess of 107,000 investors. Ms. Abuaf joined RCC in 1980, and her responsibilities have included managing and administering all aspects of the Investor Services department’s partnership and investor communications. Ms. Abuaf holds a Bachelor of Arts degree in Social Science from the State University of New York at Stony Brook.

Committees of Our Board of Directors

Our charter authorizes our board of directors to establish such committees as it deems appropriate, so long as a majority of the members of each committee are independent directors.

Audit Committee. Our bylaws provide for the designation of an audit committee consisting entirely of independent directors. These independent directors will not include persons who are financial experts, as defined by applicable rules promulgated by the Securities and Exchange Commission. The audit committee shall have such powers, duties and responsibilities as may be delegated by the board of directors or contained in an audit committee charter that is approved by the board of directors.

The audit committee will consist of three directors, each of whom must qualify as an “independent” director and at least one of whom must be a financial expert, as defined under the applicable rules promulgated by the SEC.

Our charter provides that in order to be considered an independent director, the director may not, other than in his or her capacity as a director:

•	accept any consulting, advisory or other compensation fee from us;

•	be an affiliated person of us or of any of our affiliates;

•	be or have been employed by us or our affiliates for the current year or any of the past three years;

•	be a partner, controlling shareholder or an executive officer of a company to which we made or received payments for the greater of 5% of our consolidated gross revenues for that year or $200,000 in any of the past three years; or

•	be employed as an executive officer of another entity if any of our executives serve on the compensation committee of that entity.

In addition, members of the director’s immediate family may not have been employed by us or our affiliates as an executive officer in any of the past three years.

Compensation of Directors

We pay our independent directors an annual fee of $10,000 and reimbursement of their out-of-pocket expenses incurred. In addition, under our stock option plan, our independent directors will receive options to purchase shares of our common stock.

Compensation of Officers

Our officers will not receive any cash compensation from us for their services as our officers. Our officers are officers of one or more of our affiliates and are compensated by those entities, in part, for their services rendered to us.

Stock Option Plan

We have adopted a stock option plan under which our independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. Our stock option plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

We have authorized and reserved 75,000 shares of our common stock for issuance under our stock option plan. The compensation committee may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets. Generally, the exercise price for all stock options granted under our stock option plan will be fixed at $10 per share until the termination of our initial public offering.

Our stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our board of directors or the stockholders, to purchase 3,000 shares of our common stock (or a pro rata portion for less than a full year of service) on the date of each annual stockholder’s meeting. The exercise price for stock options granted to our independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

Our Advisor

Our advisor, Orion Multifamily LLC, is a Delaware limited liability company and a wholly owned subsidiary of our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor.

NAME	AGE	POSITION
Stuart J. Boesky	46	Chief Executive Officer
Marc D. Schnitzer	42	President
Alan P. Hirmes	48	Chief Operating Officer
Denise L. Kiley	43	Chief Credit Officer
Stuart A. Rothstein	37	Chief Financial Officer

The biographies of Messrs. Boesky, Schnitzer, Hirmes and Rothstein and of Ms. Kiley are set forth above in “Our Directors and Officers”.

Our Advisory Agreement

Duties of Our Advisor. Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. Many of the services to be performed by the advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the advisor will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by the advisor or by third parties. Under the terms of the advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, the advisor, either directly or indirectly by engaging an affiliate or third party, shall, subject to the authority of the board of directors:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties;

•	administer our bookkeeping and accounting functions;

•	serve as our consultant in connection with policy decisions to be made by our board of directors, managing our properties or causing them to be managed by another party;

•	render other services as our board of directors deems appropriate.

The advisor may not acquire any property with a purchase price that is equal to or greater than $15,000,000 or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such properties will be determined in the sole discretion of the advisor, subject at all times to such board of directors approval. Conversely, the advisor may acquire any real property with purchase price that is lower than $15,000,000, or finance any such acquisition, on our behalf, without the prior approval of the board of directors, if the following conditions are satisfied: (i) the investment in the property would not, if consummated, violate our investment guidelines, (ii) the investment in the property would not, if consummated, violate any restrictions on indebtedness; and (iii) the consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor.

Likewise, the advisor may not arrange for financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, causes the total leverage on each such property or on all of our properties, in the aggregate, to exceed 65% of such property’s or properties’, as the case may be, fair market value. The actual terms and conditions of financing and refinancing will be determined in the sole discretion of the advisor, subject at all times to board of directors approval. However, the advisor may arrange for financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the total leverage on each such property or on all of our properties, in the aggregate, to exceed 65% of such property’s or properties’, as the case may be, fair market value.

Term of the advisory agreement. The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days’ written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board of directors to assist it in making an orderly transition of the advisory function. We will also have to pay our advisor any accrued but unpaid fees and expenses, as set forth below.

Compensation to advisor. The advisory agreement provides for the advisor to be paid fees in connection with services provided to us. (See “Management Compensation.”) These fees include:

•	a property acquisition fee;

•	an asset management fee;

•	a property disposition fee; and

•	after the stockholders have first received their initial investment and a 7% cumulative, non-compounded return per year on their initial investment, a subordinated incentive advisory fee from the net sale proceeds of the liquidation of Orion Multifamily Investment Fund, Inc.

We will not reimburse the advisor or its affiliates for services for which the advisor or its affiliates are entitled to compensation in the form of a separate fee. If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

Other than as set forth in the following paragraph, the advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include salaries and fringe benefits of its directors and officers and travel and other administrative expenses of its directors or officers.

We will reimburse the advisor for certain costs it incurs in connection with the services it provides to us including, but not limited to: (i) organization and offering expenses in an amount up to 2% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees, including, without limitation, employee benefits, while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the advisor; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the advisor receives a separate fee); (v) acquisition expenses, which include travel and expenses related to the selection and acquisition of properties, for goods and services provided by the advisor; (vi) rent, leasehold improvement costs, utilities or other administrative items generally constituting our advisor’s overhead; and (vi) expenses related to negotiating and servicing mortgage loans. We will not reimburse the advisor for any services for which we will pay the advisor a separate fee.

Fees payable to the advisor upon termination of the advisory agreement. If the advisory agreement is terminated for any reason, the advisor will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination. In addition, if the advisory agreement is terminated (a) in connection with our change of control, (b) by us for any reason other than “cause” as defined in the advisory agreement, or (c) by the advisor for “good reason” as defined in the advisory agreement, the advisor will also be entitled to the payment of the termination fee and the payment of any deferred acquisition fees accrued for which payment has been deferred. However, the amount of the termination fee that we pay the advisor will be reduced by the amount of any subordinated incentive advisory fee that we pay, if applicable, to the advisor.

The advisor will be entitled to receive all accrued but unpaid compensation (except for the deferred acquisition fee) in cash within 30 days of the effective date of the termination. The termination fee will be paid in 12 equal quarterly installments. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred, which relate to the appreciation of the properties (a) will be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us, (b) will not be due and payable until the property to which the fees relate is sold or refinanced, and (c) will not bear interest until the property to which the fees relate is sold or refinanced. The termination fee is an amount equal to 15% of the amount, if any, by which (a) the appraised value of the properties on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the properties, exceeds (ii) the total initial investment in our company plus an amount equal to a non-compounded cumulative annual return of 7% through the termination date reduced by the total distributions paid by us from our inception through the termination date. The total deferred acquisition fee is (x) an amount equal to 6% of the aggregate purchase price of the properties, minus (y) any other acquisition fees (other than the deferred acquisition fee) and acquisition expenses of the properties, including amounts payable to affiliates. The deferred acquisition fee with respect to any property will bear interest at the rate of 6% per annum from the date of acquisition of the property until such fee is paid. The deferred acquisition fee and accrued interest thereon, will be subordinated to the receipt by the stockholders of (1) a cumulative non-compounded return equal to 7% per year on their initial investment; and (2) their initial investment.

Reimbursement by advisor. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our average invested assets for that fiscal year or

•	25% of our net income for that fiscal year;

provided however, only so much of the excess specified above will be required to be reimbursed as the board of directors, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

Liability and indemnification of advisor. Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor’s acts or omissions. For details of circumstances under which we are required to indemnify the advisor and to advance expenses to the advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Other activities of advisor and its affiliates. The advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the advisor must devote sufficient resources to the administration of Orion Multifamily Investment Fund, Inc. to discharge its obligations. The advisor may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

Potential acquisition of advisor and property manager. Many REITs which are listed on a national stock exchange or included for quotation on a national market system are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third-party, such as our advisor and property manager, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-administered, the advisory agreement and the property management agreement each permit us to acquire the business conducted by the advisor and the property manager (including all of its assets). See “Conflicts of Interest.”

If we choose to acquire these businesses, their stockholders will receive in connection with such an acquisition, and in exchange for terminating any contractual arrangements and the release and waiver of all fees payable under their provisions until their stated termination, but not paid, such number of shares of our common stock as is determined in accordance with the following paragraph. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions.

The number of shares we may issue shall be determined as follows. We shall first send an election notice to the advisor or the property manager of our election to proceed with such a transaction. Next, the net income of the advisor or the property manager for the six month period immediately preceding the month in which the election notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized. (The advisor or the property manager shall bear the cost of any such audit.) Such amount shall then be multiplied by nine-tenths (0.90) and then divided by our “Funds from Operations per Weighted Average Share.” “Funds from Operations per Weighted Average Share” shall be equal to the annualized Funds from Operations (as defined below; i.e., four times the Funds from Operations for the quarter immediately preceding the delivery of the election notice) per weighted average share for us for such quarter, all based upon our quarterly report delivered to our stockholders for such quarter. The resulting quotient shall constitute the number of shares of our common stock to be issued, with delivery thereof and the closing of the transaction to occur within 90 days of delivery of the election notice. “Funds from Operations” means generally net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Under some circumstances, we can enter into and consummate such transactions without seeking specific stockholder approval. See “Conflicts of Interest.” Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

The Property Manager and the Management Agreement

Our property manager, Orion Multifamily Management LLC provides property management services to us under the terms of the management agreement. Our property manager was formed in Delaware and is owned by RCC. The property manager provides services in connection with the rental, leasing, operation and management of our properties. We have agreed to pay the property manager a monthly management fee (including all rent-up, leasing, and re-leasing fees and bonuses) of 5% of the gross revenues from our properties. Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. In addition, we have agreed to compensate the property manager if it provides us with services other than those specified in the management agreement for a monthly fee equal to no more than that which we would pay to an unrelated third party to provide such services. The property manager may subcontract the required property management services relating to some or all of our properties for less than the management fee provided in the management agreement. See “Compensation Table—Operational Stage.” In the event that our property manager engages one or more such third parties to perform property management services, the fees payable to such parties for such services will be deducted from the monthly management fee payable by us to our property manager or paid directly by our property manager.

We have the option to acquire our property manager. See “Conflicts of Interest” and “Management—Advisory Agreement” for a description of this right and the terms under which we may exercise it.

Related Equities Corporation

Related Equities Corporation, our managing dealer, is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. It does not render these services to anyone other than affiliates of RCC, and it does not make sales directly to retail customers or maintain customer accounts. It is a member firm of the National Association of Securities Dealers, Inc.

We will pay to Related Equities Corporation, selling commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Related Equities Corporation will provide wholesale marketing support in connection with this offering and expects to reallow 100% of commissions earned for those transactions that involve participating broker-dealers. We will also pay to Related Equities Corporation a dealer manager fee of up to 1% of gross offering proceeds before reallowance to participating broker-dealers. Related Equities Corporation, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1% of the gross offering proceeds to be paid to such participating broker-dealers.

PW Funding, Inc.

PW Funding is an indirect subsidiary of CharterMac and a national mortgage banking firm. PW Funding is focused primarily on originating and servicing loans on behalf of Fannie Mae, Freddie Mac, and the Federal Housing Authority and other parties. As of March 31, 2003, PW Funding serviced a $3.2 billion loan portfolio comprised of over 770 loans in 33 states and the District of Columbia.

It is typical for a company such as ours to engage a mortgage banker and we may select PW Funding to act in that capacity. PW Funding may assist us in arranging indebtedness for properties that we purchase. It may also service such indebtedness.

If, and to the extent, PW Funding arranges a loan, PW Funding and its affiliates will be paid a mortgage banking fee in an amount equal to the lower of (x) 1% of the principal amount of the aggregate indebtedness arranged by PW Funding for the property purchased for which it arranges financing, or (y) the market rate for such services. We will also reimburse PW Funding and its affiliates for expenses that they incur in connection with arranging the indebtedness for the property purchased. The mortgage banking fee and expenses for any particular indebtedness, including amounts payable to PW Funding’s affiliates, will not exceed the market rates for such services. In addition, we will also pay a loan servicing fee to PW Funding and its affiliates at the market rates for such services and we will reimburse PW Funding and its affiliates for expenses that they incur in connection with servicing our loans.

Although our agreements with PW Funding, including those relating to compensation, are not the result of arm’s-length negotiations, we believe that they approximate the terms of arm’s-length transactions and reflect the prevailing market rates of compensation for such services.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF

DIRECTORS, OFFICERS AND OUR ADVISOR

Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

The liability of our directors and officers is limited to the fullest extent permitted by Maryland law. As a result, our directors and officers will not be liable to us or our stockholders for monetary damages unless:

•	the person actually received an improper benefit or profit in money, property or services; and

•	the person is adjudged to be liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and his, hers or its affiliates, to the fullest extent permitted by Maryland law. As long as we are subject to the NASAA REIT Guidelines we will not indemnify any director, officer, employee, agent or the advisor or its affiliates unless:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the person seeking indemnification was acting on our behalf or performing services for us;

•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

the indemnification or agreement to be held harmless is recoverable only out of our net assets and not from the assets of the stockholders.

As long as we are subject to the NASAA REIT Guidelines, we will not indemnify any director, officer, employee, agent or the advisor, his, her or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	the claims have been dismissed with prejudice by a court of competent jurisdiction; or a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we are subject to the NASAA REIT Guidelines, only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a director as may be determined by the board of directors and as permitted by law. We have purchased liability insurance on behalf of our officers and directors under our sponsor’s master insurance policy, and we will reimburse our sponsor for our pro rata share of the premiums incurred under such policy.

RCC has entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require RCC to indemnify our directors and officers to the fullest extent permitted by law, subject to the limits referred to above. RCC also may indemnify and advance expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under RCC’s directors’ and officers’ liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our charter and bylaws, it provides greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by RCC’s or our boards of directors or by the stockholders to eliminate the rights it provides.

We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table provides information as of July 18, 2003 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of July 18, 2003, we had one stockholder of record and 21,978 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Beneficial Owner	Number of shares beneficially owned	Percent of class
RCC (1) (2)	21,978	100%

(1)	Includes 21,978 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of RCC, a wholly-owned, indirect subsidiary of our sponsor.
(2)	At each closing under this offering, RCC or an affiliate will co-invest in us by purchasing such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us. Shares purchased by RCC or its affiliates will not be included in the calculation of the minimum offering amount.

OUR STRUCTURE AND FORMATION

We were formed on June 24, 2003 as a Maryland corporation. The operating partnership was formed on July 2, 2003 as a Delaware limited partnership.

Structure

We operate our business using what is commonly known as an UPREIT structure. This means that we have formed the operating partnership to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 21,978 shares of our common stock to form us. We have contributed the $200,000 of proceeds we received from the advisor in exchange for 21,978 general partnership units in the operating partnership. As a result, we are the sole general partner of the operating partnership. We will contribute the net proceeds of this offering to the operating partnership. We are and will be the only holder of general partnership units in the operating partnership. As the general partner of the operating partnership, we will have the exclusive power to manage and conduct the business of the operating partnership, subject to limited exceptions set forth in the operating partnership agreement. See “Operating Partnership Agreement.” The advisor holds 220 limited partnership units in the operating partnership valued at $10 each for its $2,000 capital contribution. As a result, the advisor is a limited partner in the operating partnership.

We will conduct substantially all of our business, and hold our interests in the properties in which we invest, directly or indirectly, through the operating partnership.

As a REIT, we may conduct some of our business and hold some of our interests in properties through “taxable REIT subsidiaries” which may be wholly or partially owned. Although we currently do not intend to have any taxable REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in such subsidiaries.

See “Prospectus Summary—Organizational Chart” for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure and the organizational structure of the operating partnership.

If (i) the minimum offering of 2,500,000 shares is sold, or (ii) the maximum offering of 20,000,000 shares is sold or (iii) the increased maximum offering of 30,000,000 shares is sold, the advisor’s 21,978 shares will in each case represent less than 1% of the issued and outstanding shares. In addition, At each closing under this offering, RCC or an affiliate will co-invest in us by purchasing such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us. Shares purchased by RCC or its affiliates will not be included in the calculation of the minimum offering amount.

Prior to this offering, our 21,978 general partnership units represent 99.01%, and the advisor’s 220 limited partnership units represent .99%, of the outstanding units of the operating partnership. If only the minimum offering of 2,500,000 shares for gross offering proceeds of $25,000,000 is sold, we will receive 2,637,363 general partnership units for contributing such proceeds to the operating partnership (this figure includes the purchase, described in the preceding paragraph, of the shares sold to RCC or an affiliate). If 20,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $200,000,000 as set forth on the cover page of this prospectus, we will receive 21,098,901 general partnership units for contributing such proceeds to the operating partnership (this figure includes the purchase, described in the preceding paragraph, of the shares sold to RCC or an affiliate). If 30,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $300,000,000 as set forth on the cover page of this prospectus, we will receive 31,648,352 general partnership units for contributing such proceeds to the operating partnership (this figure includes the purchase, described in the preceding paragraph, of the shares sold to RCC or an affiliate).

We may form entities to acquire additional properties. They will be owned or controlled directly or indirectly by the operating partnership. In the case of the properties currently owned by us, the entities that own our properties are all directly or indirectly owned by the operating partnership. In other instances, there likely will be other investors in the entities that own our properties, in addition to the operating partnership. These investors would be the former owners of properties that we acquired from them in exchange for interests in such entities.

We intend to comply with all of the corporate responsibility and disclosure rules related to the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

Benefits of the UPREIT Structure

The benefits of our REIT status and UPREIT structure include the following:

•	Access to capital. We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements. Our anticipated financial strength should enable us to obtain financing at advantageous rates and on acceptable terms.

•	Growth. Our structure will allow stockholders through their ownership of common stock and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of initial real properties, we give stockholders an interest in all future investments in additional properties.

•	Tax Deferral. The UPREIT structure will provide property owners who transfer their real properties to the operating partnership in exchange for limited partnership units the opportunity to defer the tax consequences that would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Affiliates

Throughout this prospectus, we use the term “affiliate.” For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability or other legal entity (a “person”) includes any of the following:

(a) any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;

(b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;

(c) any person directly or indirectly controlling, controlled by, or under common control with, such other person;

(d) any executive officer, director, trustee or general partner of such other person; and

(e) any legal entity for which such persona acts as an executive officer, director, trustee or general partner.

SELECTED FINANCIAL DATA

As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 21,978 Shares to our advisor for an aggregate purchase price of $200,000, and have contributed the proceeds from that sale to the operating partnership, for which we have acquired 21,978 general partnership units of the operating partnership. The advisor has also made a capital contribution of $2,000 to the operating partnership, for which it acquired 220 limited partnership units of the operating partnership. See “Management’s Discussion and Analysis of the Financial Condition of the Company” and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

INDUSTRY BACKGROUND

Multifamily Market Size and Value

According to the 2002 Joint Center for Housing Studies of Harvard University (“Harvard Study”), approximately three out of ten households in the United States live in rental housing. There are more than 16.1 million rental apartment units in the United States in buildings of more than five units, valued at over $1.3 trillion. According to the National Multi Housing Council (the “Council”), this market has increased from 15.4 million units with an estimated value of $767.1 billion in 1990, representing an average annual increase in value of 5.5% over during the past decade. National Multi Housing Council, Apartments: A $1.3 Trillion Market, 2001.

Multifamily Sector Performance

The multifamily sector continues to be one of the most stable real estate asset classes. Over the past 20 years, the multifamily sector has delivered one of the highest average annual total returns on all real estate property types according to the National Council of Real Estate Investment Fiduciaries. Another factor that further demonstrates the stability of the multifamily is the performance of multifamily loans. According to a May, 2003 Office of the Thrift Supervision report, multifamily loans have outperformed all other loan categories from an asset quality perspective. As of the date of the report, the level of non-current multifamily loans as a percentage of all multifamily loans outstanding was .15%. This compares to 1.55% for non-current construction and land loans, 2.10% for non-current commercial real estate loans and .86% on non-current single family loans.

Demand for Rental Housing

The National Association of Home Builders estimates that demand for multifamily rental units will support production of more than 3.4 million new units from 2001 until 2010. NAHB Economics, Mortgage Finance & Housing Policy Division, The Next Decade for Housing.

Certain demographic factors point to escalating demand for multifamily rental housing over the next several years. In particular, the Council states that an increase in the population of (1) aging baby boomers; (2) echo baby boomers (i.e., the children of baby boomers just beginning to reach their 20s) and (3) immigrants to the United States should have a positive impact on the demand for multifamily properties. The Council states that they have seen a trend of aging baby boomers selling their homes and moving to rental apartments. In addition, the Council states that the echo-boomers are now moving into their first or second jobs and people in this age group are much more likely to rent than own. The Council also predicts that immigration will remain high as the demand for workers in certain industries increases, such as hospitality, construction, health-care and systems analysis. The Council states that immigrants typically will rent for some years before accumulating the capital necessary to purchase a home. For all references, see The National Housing Council New Realities, printed in Real Estate Forum, December, 2002.

While historically low interest rates have led to a rise in homeownership, the Harvard Study states that 32% of American households are still renters. The Harvard Study further states that for some households, renting is the only housing option because they lack the income or savings to buy a home. In addition, for other households, it is the preferred housing choice because renting offers greater flexibility than ownership. For example, people who are in the midst of major life transitions, such as a career or family change, often choose to rent. Another group that benefits from renting includes senior homeowners facing significant changes to their families or incomes, or simply looking for the convenience and community of renting.

Under many circumstances, making the switch from owning to renting also makes sound economic sense. This is the case when households intend to relocate again within a few years and are unwilling to take the risk of losing principal that comes with home ownership should home prices fall. Renting also offers safety from the potential risk of falling home prices. Renting allows households to invest the principal they would otherwise tie up in their homes, to move without incurring the high transaction costs of home buying and selling, and to avoid spending time and money on home maintenance and repairs. As a result, it is not uncommon for homeowners to become renters when the circumstances are right. Indeed, the Harvard Study states that one-third of the 7.1 million homeowners that moved in 2001 chose to rent rather than purchase their next home. Overall, former homeowners accounted for one in six households that moved into rental housing.

A subsection of the multifamily market that continues to experience strong demand and an undersupply of available rental properties is the multifamily affordable housing sector. These properties typically target renters who are making approximately 50-60% of the median income in a given market and the rents which a landlord can charge are restricted by federal and state agencies to limit the amount of income spent on housing costs by these renters. According to the National Council of State Housing Agencies, since the implementation of the Low Income Housing Tax Credit in 1986, which provides tax benefits as an incentive for developers to build affordable multifamily housing, over 1.1 million units have been built. But there remains a shortage of available properties. According to the U.S. Department of Housing and Urban Development, there are 4.9 million households in the U.S. that need quality affordable rental housing. Office of Policy Dev. and Research, U.S. Dep’t. of Housing and Urban Development, A Report on Worst Case Housing Needs in 1999: New Opportunities Amid Continuing Challenges, Executive Summary, January 2001.

Market Opportunity for Acquiring Multifamily Housing

The operating performance of market-rate multifamily properties has been negatively impacted by the weakness in the national economy over the last few years. The combination of a rising unemployment rate and historically low interest rates, which has led to increased home ownership, has slowed demand for apartments, causing vacancy rates to increase and increases in rental rates to moderate or, in certain markets, turn negative.

Despite the recent weakness in the operating performance of market-rate multifamily properties, these types of properties continue to attract investment interest and they are still viewed as an attractive long-term investment. As a result, there has been sustained upward pressure on pricing resulting in lower initial capitalization rates being paid for market-rate multifamily properties.

We continue to believe, despite the recent operating performance, the potential for future increases in occupancies and rents and the ability to finance in today’s historically low interest rate environment present an opportunity to make strategic investments in market-rate multifamily properties in selected markets throughout the United States. With current occupancy rates at 90%, which is a 10-year low according to the Council’s Market Trend Report, May 23, 2003, there is the potential for significant gains in occupancy and rental income as the national economy improves and employment levels increase. The economy and the job market are expected to rebound beginning in the latter part of 2003. As the economy improves and new jobs are created, the demand for multifamily rental housing, which is closely correlated to job growth, should increase. Over time, the increase in demand should lead to higher occupancy rates and increasing rents.

INVESTMENT OBJECTIVES AND POLICIES

General

We intend to acquire a portfolio of multifamily rental properties located in geographically diverse markets throughout the United States. Our primary investment objectives are to:

•	maximize cash dividends paid to you quarterly;

•	preserve, protect and return your capital contribution;

•	realize, where possible, growth in value of our properties upon the ultimate sale or refinancing of such properties; and

•	provide you with liquidity of your investment within seven to ten years after the proceeds from the offering are fully invested.

We cannot assure you that we will attain these objectives. If we have not facilitated liquidity in our shares either through listing them for trading on a national stock exchange, including them for quotation on a stock exchange or on Nasdaq or providing liquidity by some other means, generally within seven to ten years after the net proceeds of this offering are fully invested, we will start selling our properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the board of directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is in the best interest of the stockholders to reinvest proceeds from property sales or refinancings. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board of directors will try to determine whether listing the shares or liquidating will result in greater value for the stockholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated. Alternatively, as discussed above, we may merge with, or otherwise be acquired by, CharterMac or its affiliates. The independent directors shall review our investment policies at least annually, and with sufficient frequency to determine that such policies are in the best interests of our shareholders.

Our strategies for accomplishing these objectives are:

Acquisition Strategy

We intend to acquire a portfolio of multifamily rental properties located in geographically diverse markets throughout the United States. We believe that we have certain competitive advantages with respect to the acquisition opportunities we will seek based upon our relationship with our sponsor and advisor. We will have the benefit of their: i) experienced acquisition, underwriting and asset management platform; ii) relationships with over 300 real estate developers, owners and operators; iii) experience and long-term track record of investing on a joint venture basis with developers and owners with local knowledge, relationships and expertise; and iv) proprietary property pipeline, special knowledge, expertise and market leadership role with respect to affordable housing.

We will focus on making three types of investments, with a primary focus on acquiring fee interests in stabilized properties. The types of investments we will focus on are as follows:

•	To acquire fee interests in stabilized, market-rate multifamily properties located on in-fill sites (sites that are surrounded by fully developed properties), in selected high-barrier to entry markets and sub-markets (markets where it is difficult or costly to develop or acquire properties). We will attempt to identify those sub-markets with constraints on the amount of additional property supply and demand demographics which support potential long-term value appreciation for multifamily properties;

•

To make preferred equity investments in local partnerships, limited liability companies and limited partnerships formed to acquire, redevelop, own and manage multifamily properties. The preferred equity investments will be made in entities with local developers, owners and operators who will make equity investments subordinate to ours. We expect our preferred investments will be made in properties that can be enhanced by rehabilitation of physical structure and/or repositioning in the local market. We will seek to increase cash flow by increasing rents and by using favorable financing methods, which may include the use of fixed and floating rate tax-exempt bonds. Our sponsor has extensive experience investing equity in joint venture structures with local developers and owners to rehabilitate and improve multifamily rental apartments.

•	To acquire multifamily properties that were originally developed or redeveloped using one or more state or federal government programs which subjected the properties to rent and/or tenant restrictions. We believe that there is a significant opportunity to acquire, rehabilitate and reposition properties that had historically been subject to various government restrictions. There will be over 50,000 units rolling off these restrictions each year. Many of these properties have been subject to regulations, which have required them to offer rents that are below market rents. As the state and federal restrictions on these properties expire, many of these properties have physical attributes and favorable locations that make them attractive candidates to be converted (subject to certain regulatory restrictions) to market rate properties and can compete for tenants willing to pay prevailing market rents.

We anticipate that a approximately 86% of the proceeds from the sale of shares will be used to acquire real estate properties and to repay indebtedness that we may incur to acquire properties prior to our receipt of such proceeds and the balance will be used to pay various fees and expenses. (See “Estimated Use of Proceeds.”)

Stabilized Market-Rate Properties

We will seek to acquire fee interests in stabilized, market-rate properties located throughout the United States. We will focus on properties in established markets and sub-markets with favorable supply/demand characteristics.

Joint Venture Acquisition/Rehabilitation

We intend to seek to structure joint venture transactions with local developers and owners of multifamily properties. Our investment in these properties will generally be in the form of a preferred equity interest in a limited partnership (“LP”) or limited liability company (“LLC”) that will own the property and the local developer/owner will have a subordinated interest in this LP or LLC. These properties will be existing multifamily properties that would benefit from a capital improvement program and/or repositioning in order to compete more favorably in the market.

We plan to utilize, to the extent feasible, low-cost, tax-exempt bonds to finance the acquisition and rehabilitation of these properties. In exchange for setting aside 20% of the properties units for tenants with incomes that are 50% or less of the area median income, these properties will be eligible to receive a bond allocation from a local state or municipal housing finance agency. In addition to the bond allocation, these properties may also receive an allocation of federal low income housing tax credits authorized by Section 42 of the Internal Revenue Code, which as a REIT we cannot benefit from. Our advisor may sell these tax credits on our behalf, generally through a joint venture to which we will contribute these tax credits in exchange for cash payments, and we may to utilize the equity proceeds from the sale of the LIHTC’s to finance the rehabilitation. Our sponsor believes that tax-exempt financing can be one of the most favorable forms of financing for long-term owners of multifamily rental properties as this financing technique permits the rehabilitation of market rate properties at a lower cost of capital than conventional financing. The tax-exempt bonds will bear interest at either a fixed or floating rate.

Conversion of Affordable Properties to Market Rate Properties

We will seek to acquire properties that had originally been developed or redeveloped using one or more state or federal government programs which subjected the properties to rent and/or tenant restrictions.

An example would be properties that have been developed utilizing the federal LIHTC program. Federal Regulations provide that these properties must target tenants with adjusted gross incomes at or below 60% of the areas median income. In addition, these properties must maintain rents that are no more than 30% of the area median income, adjusted for family size. The federal restrictions expire after the first 15 years (or under certain circumstances, 30 years) of property operations. The program began in 1987 and therefore the first 23,000 units that were developed utilizing this program are no longer subject to the federal restrictions. This number will increase each year as more units complete their 15 year (or 30 years, as applicable) compliance periods.

In addition to the LIHTC program, we believe that there are opportunities to acquire properties with expiring Section 8 project-based contracts and Section 236 interest reduction payment contracts. According to the Department of Housing and Urban Development, 1.5 million privately owned, federally insured apartments with project-based Section 8 assistance will have their government contracts expire over the next five years.

Where possible we will seek to utilize low-cost, tax-exempt bonds to finance the acquisition and rehabilitation of these properties.

Our Affiliation With Our Sponsor

We believe that our affiliation with our sponsor and advisor will greatly benefit our ability to accomplish our acquisition goals. These relationships will provide us with the following benefits:

Multifamily Platform. Our sponsor has a very broad and sophisticated platform to accommodate the acquisition of multifamily properties in the United States. Currently, our sponsor has indirect ownership interest in 278,039 multifamily units, the largest portfolio of multifamily units in the United States. We will be able to utilize our sponsor’s platform to identify and underwrite our acquisitions. This includes real time access to information on market and submarket trends throughout the U.S. In addition, our sponsor has a substantial asset management network, with 15 senior real estate professionals located in asset management offices throughout the United States.

Proprietary Relationships. As our sponsor and its predecessors have over a 30-year track record in the multifamily industry, they have established relationships with the most established real estate developers, owners and operators in the United States. We will have access to these proprietary client relationships and our sponsor’s acquisitions officers will be able to cross-market our acquisition programs with their other existing programs.

Joint Venture Experience. When utilizing the joint venture structure described in our acquisition strategy, we will have the benefit of our sponsor’s experience in utilizing various joint venture structures. Our sponsor has an excellent track record of partnering with local real estate developers and owners, combining their local market expertise and relationships and operational skills with our sponsor’s financing.

Leader in Affordable Housing. As our sponsor is the nation’s largest non-agency financier of affordable multifamily housing, we will benefit from their proprietary pipeline of properties as well as their market expertise when acquiring properties with expired state or federal government programs. Our sponsor will be able to provide us with this type of property from their existing real estate and loan portfolio that is valued at over $18.7 billion. In addition, our sponsor has substantive knowledge of how these programs work as well as the infrastructure to underwrite and structure these transactions.

Financing Strategy

We intend to utilize leverage to acquire our properties. Our financing strategy is as follows:

•	To benefit from using up to 65% leverage on the properties we acquire. This will be accomplished by incurring indebtedness at the time we purchase a property, assuming existing indebtedness already in place or borrowing against a property or portfolio of properties after we have acquired the property or properties for cash.

•	To utilize floating-rate tax-exempt bond financing, where possible, for the acquisition and rehabilitation of existing stabilized properties, as well as the acquisition and rehabilitation of properties that were originally financed using one or more state or federal government programs.

If we receive tax credits in connection with any tax-exempt bond financings, we may sell such tax credits to third parties or to our affiliates, since as a REIT, we cannot benefit from such credits. However, we will only sell such tax credits to our affiliates if a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us.

Operations

•	To actively manage the properties and optimize occupancy, operating income and the properties’ value.

•	To obtain operating efficiencies at the properties.

Distributions

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income. See “Federal Income Tax Considerations—Taxation—Annual Distribution Requirements.” In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see “Federal Income Tax Considerations.”

Distributions will be at the discretion of the board of directors. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

Property Acquisition Standards

We generally intend to acquire properties in markets where resident profiles justify apartments offering extensive resident amenities and services. In evaluating whether to acquire apartment community in a particular location, we will analyze relevant demographic, economic and financial data. Specifically, we will consider the following factors, among others, in the process of evaluating and performing due diligence on a piece of real property:

•	geographic location and type;

•	income levels and employment growth trends in the relevant market;

•	household growth and net migration of the relevant market’s population;

•	barriers to entry which would limit competition;

•	quality of tenants;

•	construction quality, condition and design;

•	current and projected cash flow and the ability to increase cash flow;

•	occupancy levels at the property and stability;

•	potential for capital appreciation;

•	lease rent roll, including the potential for rent increases;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property and/or the number of sites;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity (the overall market and submarket);

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing multifamily rental properties and the potential for the construction of new multifamily rental properties in the area;

•	for conversion of affordable properties, compliance with applicable contracts and regulations; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

We will generally look for high-quality, established, income-producing properties and may also require the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report, though we may also choose to obtain these reports ourselves.

Before purchasing a property, we will examine and evaluate the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales.

Description of Leases

We expect that the majority of the leases at properties that we will acquire will be for a term of one year or less, which may enable us to seek increased rents upon renewal of existing leases or commencement of new leases. Such short-term leases generally minimize the risk to us of the adverse effects of inflation, although as a general rule these leases permit residents to leave at the end of the lease term without penalty.

Property Acquisition Structure

We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See “- Acquisition Strategy” and “—Joint Ventures” in this section and “Federal Income Tax Considerations—Taxation—Ownership of a Partnership Interest” and “—Ownership of a Qualified REIT Subsidiary.”

We may finance our property acquisitions through a variety of means, including but not limited to individual non-recourse mortgages and through the exchange of an interest in the property for limited partnership units of our operating partnership, Orion Multifamily LP.

Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of rehabilitation of the property or any other purpose related to our business.

Under our charter, we may purchase property from our affiliates only if: (i) a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if substantial justification exists for such excess and such excess is reasonable). In no event will the cost of such property to us exceed its appraised value.

Borrowing

We plan to use leverage in the form of borrowings secured by our properties. The aggregate amount of borrowings secured by all of our properties will not exceed 65% of their combined fair market value. The proceeds from such borrowings will generally be used to acquire additional properties or to finance improvements to existing properties. Our charter provides that the aggregate amount of long-term permanent borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate, may not exceed 300% of net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. We may also incur short-term indebtedness, having a maturity of two years or less.

Borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. We may utilize floating-rate tax-exempt bond financing, where possible, for the acquisition and rehabilitation of existing stabilized LIHTC or 80/20 properties. Depending on the characteristics of the properties used to secure a given mortgage, we may use both fixed rate long-term financing and floating-rate short-term financing. Generally, though not exclusively, we intend to seek to encumber our properties with debt which will be on a non-recourse basis. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity. We also intend to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year. However, we expect that most of the mortgages on our properties will provide for a so-called “balloon” payment or provide for variable interest rates. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

We may also obtain lines of credit to be used to acquire properties. These lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital or permanent financing. Our sponsor or its affiliates may guarantee the lines of credit although they will not be obligated to do so. We may draw upon the lines of credit to acquire properties pending our receipt of proceeds from our initial public offering. We expect that such properties may be purchased by our sponsor’s affiliates on our behalf, in our name, in order to avoid the imposition of a transfer tax upon a transfer of such properties to us.

Sale or Disposition of Properties

Our board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

We currently intend to hold our properties for a minimum of seven to ten years prior to selling them. After seven to ten years, our board of directors may decide to liquidate us, list our shares on a national stock exchange or include them for quotation on a national market system (in each case if we meet the applicable listing requirements), sell our properties individually or merge or otherwise consolidate us with a publicly-traded REIT. Alternatively, as discussed above, we may merge with, or otherwise be acquired by, CharterMac or its affiliates. We may, however, sell properties prior to such time and if so, we may invest the proceeds from any sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. We may choose to reinvest the proceeds from the sale, financing and refinancing of our properties to increase our real estate assets and our net income. Notwithstanding this policy, the board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national securities exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax laws.

When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See “Federal Income Tax Considerations.”

Change in Investment Objectives and Policies

Our stockholders have no voting rights to implement our investment objectives and policies. Our board of directors has the responsibility for our investment objectives and policies. Our board of directors may not, however, make any material changes regarding the restrictions on investments set forth in our charter without amending the charter. Any such amendment to our charter requires the affirmative vote of a majority of our outstanding shares of common stock. See “Summary of the Organizational Documents—Restrictions on Investments.”

Investment Limitations

We will not:

•	invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

•	invest in commodities or commodity future contracts;

•	issue redeemable shares of common stock;

•	invest in or make mortgage loans unless an appraisal of an independent expert is obtained concerning the underlying property, except where the loan is insured or guaranteed by a government or government agency;

•	issue shares on a deferred payment basis or other similar arrangement;

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act. See “Summary of the Organizational Documents—Restrictions on Investments” for additional investment limitations; or

•	Issue debt securities unless the historical debt service coverage in the most recently completed fiscal year, as adjusted for known charges, is sufficient to properly service that higher level of debt.

We do not engage in hedging or similar activities for speculative purposes.

We have no plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

Appraisals

The consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of our directors (or, subject to certain limitations, in the case of a real property with a purchase price that is lower than $15,000,000, by our advisor). In cases in which a majority of our independent directors so determine, and in all cases in which assets are acquired from our advisor, sponsor, directors or their or our affiliates, the acquisition will be supported by an appraisal prepared by a competent independent appraiser, who shall be a member in good standing of the Appraisal Institute and who shall be selected by our independent directors. Our policy currently provides that the purchase price of each property acquired from our advisor, sponsor, directors or their or our affiliates will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Return of Uninvested Proceeds

If at least 2,500,000 shares are not sold within one year from the original effective date of this prospectus, all funds received from subscribers in connection with this offering will be promptly returned to them, together with any interest earned on the funds. In addition, any of the proceeds of this offering allocable to investments in real property which are not invested in real property or committed for investment prior to the later of 36 months from the original effective date of this prospectus or 24 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. In addition to using these funds for investments in real property, we may use these funds to:

•	fund expenses incurred to operate the properties which have been acquired;

•	reimburse the advisor for our expenses, to the extent allowable under the advisory agreement;

•	pay the advisor its compensation under the advisory agreement; and

•	pay the property manager its property management fee under the management agreement.

See “Estimated Use of Proceeds” and “Plan of Distribution—Escrow Conditions.” We will not segregate these funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

Liquidation, Listing, Sale of Properties or Merger

We anticipate that within seven to ten years after the net proceeds of this offering are fully invested, our board of directors will determine whether to:

•	apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements;

•	sell our assets individually or otherwise;

•	list our shares of common stock at a future date;

•	commence the liquidation of our assets by a specified date; or

•	merge or otherwise consolidate us with a publicly-traded REIT.

Alternatively, if we have not facilitated liquidity in our shares within seven to ten years after the net proceeds of this offering are fully invested, we may merge with, or otherwise be acquired by, CharterMac or its affiliates. We expect that in connection with such merger or acquisition transaction, our stockholders would receive cash or shares of a publicly traded company. The terms of such transaction must be approved by a special committee of our board of directors which will consist of our independent directors. Such merger or acquisition transaction would also require the affirmative vote of a majority of the shares of our common stock. To assist with this process, the special committee will retain a recognized financial advisor or institution providing valuation services serve as its financial advisor. The financial advisor will be required to render an opinion to the special committee with respect to the fairness to our stockholders from a financial point of view of the consideration to be paid in the merger or acquisition transaction.

Joint Ventures and Preferred Equity Investments

We may enter into joint ventures in the future with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties (“preferred equity investments”). In determining whether to invest in a particular joint venture, we will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. We may enter into joint ventures with our affiliates for the acquisition of properties, but we may only do so provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and the investment by our affiliate are on substantially the same terms and conditions.

We expect to participate in preferred equity investments by acquiring limited partnership interests in partnerships or limited liability companies owning properties that are consistent with our investment objectives. The general partner or managing member of each such entity will generally be the developer of the property or an affiliate of the developer. Each such entity will be governed by a limited partnership agreement or, as applicable, an operating agreement, the terms of which will be negotiated between us and the general partner. Since the terms of these agreements have been or will be negotiated separately with each respective general partner it is not possible at this time to describe these agreements.

Generally, we expect to be a party to preferred equity investment transactions in which we get a preferred return so that we receive distributions before the co-venturer receives its distributions, and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, if we enter into preferred equity investments that are in the rehabilitation stage, the developer will usually be required to enter into guarantee agreements under which it will agree to provide such additional funds as may be necessary to complete rehabilitation substantially in accordance with plans and specifications on a timely basis. In certain cases, the developer will be required to provide such additional funds as may be necessary to cover any deficits that occur during the rehabilitation of the properties until break-even operations have been achieved for a specified period. Finally, the developer may be required to agree to make operating payments to the preferred equity investment to the extent necessary to avoid operating deficits during a specified period after break-even operations have been achieved and up to a stated dollar amount. This obligation may be collateralized in cases where we deem such collateralization necessary.

We expect that under the terms of each joint venture agreement, we and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the joint venture, and we and each joint venture partner would have the power to bind each other with any actions they take within the scope of the joint venture’s business. In addition, it is expected that our advisor or its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the advisor or its affiliates on behalf of the joint venture. We expect that joint venture agreements typically will restrict each venturer’s ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer.

Other Policies

Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See “Real Property Investments—General” for a detailed description of the types of properties we may invest in.

We intend to hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments will be highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See “Federal Income Tax Considerations—Taxation—REIT Qualification Tests.”

We will not make distributions-in-kind, except for:

•	distributions of readily marketable securities;

•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or

•	distributions of in-kind property which meet all of the following conditions:

•	our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property; and

•	our board of directors offers each stockholder the election of receiving in-kind property distributions and we distribute in-kind property only to those stockholders who accept the directors’ offer.

Although our charter and bylaws do not prohibit the following, we have no current plans to:

•	underwrite the securities of other issuers;

•	invest in real estate mortgages; or

•	invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholders to engage in any such transactions.

Although we are authorized to issue senior securities, we have no current plans to do so. See “Description of Securities—Preferred Stock,” “—Issuance of Additional Securities and Debt Instruments,” and “—Restrictions on Issuance of Securities.”

REAL PROPERTY INVESTMENTS

General

We intend to acquire a portfolio of multifamily rental properties located in geographically diverse markets throughout the United States. We do not intend to invest in:

•	retail properties;

•	single family residential properties;

•	offices;

•	industrial properties;

•	hotels or motels;

•	leisure home sites;

•	farms;

•	ranches;

•	timberlands;

•	unimproved properties not intended to be developed; or

•	mining properties.

See “Investment Objectives and Policies” generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

Insurance Coverage on Properties

We will carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. We intend to obtain earthquake, mold and terrorism coverage, if deemed necessary, if such coverage is available in the marketplace at terms and costs which are commercially reasonable. These coverages are currently excluded by insurance companies in standard policies. Some, but not all insurance companies, may be willing to make this coverage available for a significantly increased premium. To the extent we decide to obtain such coverage or are required to do so in connection with financings, it could increase our cost of operations.

Environmental Matters

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner’s ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. Liability for the cost of remediating releases of toxic or hazardous substances or petroleum products may adversely affect our cash flow available for distribution. Such liabilities may not be dischargeable in bankruptcy and may under some environmental laws result in a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. Statutes of limitations applicable to liabilities arising from releases of hazardous or toxic substances or petroleum products generally are not based on the time of disposal. In connection with our acquisition, ownership and operation of residential properties we may be potentially liable for such costs. Although we may require the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report, and we may also choose to obtain these reports ourselves, it is possible that our assessments do not reveal all environmental liabilities or that there are material environmental liabilities.

Regulatory Matters

General Regulatory Matters

Apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Prior to acquiring a property, we will ascertain whether such property has the necessary permits and approvals to operate its business.

Regulation of Government Assisted Properties

In order to stimulate private investment in low income housing, the federal government and certain state and local agencies provide significant ownership incentives including, interest subsidies, rent subsidies and mortgage insurance, with the intent of reducing certain market risks and providing investors with certain tax benefits, plus limited cash distributions and the possibility of long-term capital gains. Properties that benefit from such ownership incentives are subject to government regulations during specified compliance periods.

We intend to acquire, from our affiliates or from third parties, properties that were originally financed utilizing such ownership incentives, including the LIHTC program, which commenced in 1987 and have a 15-year compliance period. If we invest in such properties, and the applicable government mandated restrictions on such properties are still in effect, we may be subject to additional regulations. Likewise, we may finance the rehabilitation of affordable properties, including LIHTC properties, to market rate properties through the 80/20 program and, consequently, such properties would be subject to additional regulations.

80/20 properties are typically financed with tax-exempt bonds which subject the property to various restrictions on use and occupancy in order to maintain the tax-exempt status of such financing. This financing technique permits the development of luxury housing at a lower cost of capital than would otherwise be available. However, among other requirements, each 80/20 property is subject to the requirement that at least 20% of its units (the “20% Units”) be leased or held available for lease by “low or moderate income residents,” as defined in the Code and related regulations, during the entire period in which the related tax-exempt bonds (including any refunding bonds) remain outstanding, but in no event less than ten years after the date on which at least 50% of the apartments in the related property were first occupied, or such longer period as determined in accordance with the Code. For bonds originally issued prior to 1986, all residents of a 20% Unit must collectively have an annual gross income not greater than 80% of the gross income for the area in which the property is located. For bonds issued after 1986, the property must continually satisfy one of the following set-aside requirements:

(1) 20-50 test: At least 20% of the apartments in the property must be occupied by persons whose income is 50% or less of the area median family gross income; or

(2) 40-60 test: At least 40% (25% in the case of properties located in New York City) of the apartments in the property must be occupied by persons whose income is 60% or less area median family gross income.

In addition to Federal requirements, certain state and local authorities impose additional restrictions on properties financed with tax-exempt bonds such as more stringent occupancy restrictions and restrictions on cash distributions to the property owner. In many instances, the issuers of bonds require the owner to comply with the occupancy restrictions for the 20% Units for a period of time after the expiration of the 10-year bond compliance period

Moreover, properties whose owners benefited from certain federal low income housing tax credits may be subject to other restrictions. In order to qualify for LIHTC, the property owner must meet either the 20-50 test or the 40-60 test referred to above. The gross rent charged to residents of these qualified low-income apartments cannot exceed 30% of the applicable income limits (the “50% or less” or the “60% or less” limits) as elected by the owner when applied to the relevant family size. Further, properties that qualify for the low income housing tax credit generally are required to satisfy the compliance requirements and rent limitations for 30 years, and must meet other requirements to qualify for LIHTC. However, if the property is sold before the end of 15 years (or under certain circumstances, 30 years), the persons who utilized LIHTC may suffer a recapture of the credited tax liability. Accordingly, the property owner is typically required to comply with the low income housing tax credit requirements for a thirty year period.

CAPITALIZATION

The following table sets forth our historical capitalization as of July 1, 2003 and our pro forma capitalization as of that date as adjusted to give effect to (i) the sale of the minimum offering as if 2,500,000 shares were sold, (ii) the sale of the maximum offering as if 20,000,000 shares were sold, (iii) the sale of the increased maximum offering as if 30,000,000 shares were sold, and the application of the estimated net proceeds from such sales as described in “Estimated Use of Proceeds.” The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Our Financial Condition—Liquidity” and “—Capital Resources.”

	July, 2003 HISTORICAL	Minimum Offering	Maximum Offering	Increased Maximum Offering
MINORITY INTEREST IN PARTNERSHIP	$2,000	$2,000	$2,000	$2,000
STOCKHOLDERS’ EQUITY (2):
Preferred Stock, $.01 par value, 10,000,000 authorized, none outstanding	—	—	—	—
Common Stock, $.01 par value, 60,000,000 authorized, 21,978 shares (1) issued and outstanding historical	220	26,374	210,989	316,484
Paid-in Capital	199,780	26,223,626	209,789,011	314,683,516

Total stockholders’ equity	200,000	26,250,000	210,000,000	315,000,000

Total capitalization	$202,000	$26,252,000	$210,002,000	$315,002,000

(1)	Does not include up to 10,000,000 shares of common stock which we may sell under this offering in our sole discretion if we receive subscriptions in excess of 20,000,000 shares of common stock, up to 600,000 shares of common stock that could be obtained through the exercise of soliciting dealer warrants when and if issued, 220 shares of common stock reserved for issuance on exchange of 220 outstanding limited partnership units of the operating partnership, up to 4,000,000 shares of common stock available pursuant to the Company’s dividend reinvestment plan, 75,000 shares of common stock that are reserved for issuance under the Company’s stock option plan or 5% of the aggregate number of shares purchased by third parties unrelated to the Company, which 5% will be purchased by an affiliate of the Company.

(2)	We were originally capitalized in 2003 through the cash contribution of $200,000 by our advisor, for which our advisor received 21,978 shares of common stock, and through the capital contribution of $2,000 by the advisor to the Operating Partnership, for which our advisor received 220 limited partnership units of the operating partnership.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OUR

FINANCIAL CONDITION AND RESULTS OF OPERATION

Some statements contained in this “Management’s Discussion and Analysis of Our Financial Condition and Results of Operation” and elsewhere in this prospectus constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things:

•	risks associated with borrowings secured by our properties;

•	competition for tenants and customers;

•	federal, state or local regulations;

•	adverse changes in general economic or local conditions;

•	competition for property acquisitions with third parties that have greater financial resources than ours;

•	inability of lessees to meet financial obligations;

•	uninsured losses;

•	risks of failing to maintain our qualification as a REIT; and

•	potential conflicts of interest between ourselves and our affiliates, including the advisor.

You should read the following discussion along with our financial statements and the related notes included in this prospectus.

Overview

We were incorporated in June, 2003 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

Liquidity

The net proceeds of this offering will provide funds to enable us to purchase properties. It will be our policy to incur indebtedness to acquire properties, though we may pay the purchase price of each property in cash or for shares of common stock, limited partnership units, interests, or a combination thereof. We may also selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. We may incur junior mortgage debt as well. The proceeds from such loans shall be used to acquire additional properties to increase cash flow and provide further diversity. In the event that this offering is not fully sold, our ability to diversify its investments may be diminished. Our advisor expects that the cash to be generated from operations of the properties which we may acquire if sufficient proceeds are raised in this offering will be adequate to pay total operating expenses and provide distributions to you as stockholders.

Our management will monitor the various qualification tests the Company must meet to maintain its status as a REIT. Large share ownership is tested upon purchase to determine that no more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Taxation of the Company—REIT Qualification Tests” are met. On an ongoing basis, as due diligence is performed by both our management and the advisor’s management on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes. We intend to qualify as a REIT beginning in our first taxable year.

Results of Operations

Our advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to herein.

Capital Resources

As of the date of this prospectus, we have not identified any properties in which to invest. The number of properties to be acquired will depend upon the amount of the net proceeds of this offering. The advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

We anticipate that we will invest approximately 86% of the proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

As of the date of this prospectus, no subscriptions for shares have been received from the public. The only funds received to date are from our advisor’s contribution of $200,000 for 21,978 shares and our advisor’s contribution of $2,000 to the operating partnership for 220 limited partnership units in the operating partnership.

Impact of Accounting Principles

The following contains a discussion of what we believe to be accounting policies that may affect us once we commence operations. These items should be read to gain a further understanding of the principals used to prepare our financial statements. These principals include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

We consider expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $5,000, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets; the unit cost for each asset must be at least $1,000, with the aggregate cost of the group purchase being at least $10,000, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $5,000, and the useful life of the asset must be substantially extended. Most repair costs are considered routine repair and replacement costs and are expensed as incurred to hotel operating expenses.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, “Revenue Recognition in Financial Statements” (SAB 101). The staff determined that a lessor should defer recognition of contingent rental income such as percentage/excess rent until the specified breakpoint that triggers the contingent rental income is achieved. We will record percentage rental revenue in accordance with the SAB 101.

FASB Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” establishes accounting and reporting standards requiring that every derivative instrument, including derivative instruments imbedded in other contracts, be reported in the balance sheet as either an asset or liability measured at its fair value. The Statement also requires that the changes in the derivative’s fair value be recognized in earnings unless specific hedge accounting criteria are met. Currently, the pronouncement has no impact on us, as we have not utilized derivative instruments or entered into any hedging activities.

FASB Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” develops one accounting model for long-lived assets to be disposed of by sale. Statement No. 144 requires that long-lived assets be measured at the lower of carrying amount of fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Statement No. 144 broadens the reporting of discontinued operations to include all “components” of an entity’s operations which can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. Pursuant to the Statement, in most cases, gains and losses from our dispositions of investment properties and all operating earnings from such properties will be reported as discontinued operations. As a result, gains and losses and earnings related to these properties will be excluded from funds from operations, operating earnings and income from continuing operations.

Inflation

Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any residential properties we acquire.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Maryland. Your rights are governed by Maryland law, our charter and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our charter and bylaws for a full description. Copies of our charter and bylaws are filed as part of the registration statement of which this prospectus is a part.

Authorized Stock

Our charter provides that we may issue up to 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of July 18, 2003, we had 21,978 shares of common stock outstanding and no preferred stock outstanding.

As permitted by Maryland law, our charter contains a provision permitting our board of directors, without any action by the stockholders, to amend the charter to increase or decrease the aggregate number of shares of common stock or preferred stock that the Company is authorized to issue and to change the aggregate number of shares, change the number of shares of any class or series of stock we have the authority to issue, and classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

We believe that the power of the board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional common stock or preferred stock will generally be available for issuance without further action by our stockholders.

Common Stock

All of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the ownership and transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized by our board of directors and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of our securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, as permitted by Maryland law, our charter provides that the holders of our stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

Under Maryland law and our charter, we cannot make some material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of our charter, (2) our liquidation or dissolution, (3) our reorganization, and (4) our merger, consolidation or the sale or other disposition of all or substantially all of our assets. The following events, however, do not require stockholder approval:

•	share exchanges in which we are the acquirer;

•	mergers with or into a 90 percent or more owned subsidiary;

•	mergers in which we are the surviving entity and do not:

•	reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

•	amend our charter; or

•	issue in the merger more than 20 percent of the number of shares of stock outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets (as defined in our charter).

Our Bylaws provide that the election of directors requires a majority of all the votes present at a meeting of our stockholders at which a quorum is present. Our charter provides that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

Our registrar and transfer agent will be RCC.

Preferred Stock

Shares of preferred stock may be issued in the future in one or more series as authorized by our board of directors. Prior to the issuance of shares of any series, the board of directors is required by Maryland law and our charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Our board of directors has no present plans to issue any preferred stock.

Issuance of Additional Securities and Debt Instruments

Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Restrictions on Issuance of Securities

Our charter provides that we will not issue:

•	common stock which is redeemable at the option of the holder;

•	debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

•	options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

•	stock on a deferred payment basis or similar arrangement.

The charter also provides that we will not issue non-voting or assessable common stock or warrants, options or similar evidences of a right to buy stock unless they are issued to all holders of stock ratably, as part of a financing arrangement or as part of a stock option plan to our or our affiliates’ directors, officers or employees.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, among other things, our charter provides that, subject to exceptions described below, no person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8%, in number of shares or value, of our outstanding common or preferred stock. Our charter further provides that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons shall be null and void, and the intended transferee will not acquire any rights in the common stock or preferred stock intended to be transferred.

Subject to the exceptions described below, to the extent that any person beneficially owns our common or preferred stock in excess of the 9.8% ownership limit or that would cause us to be “closely held” within the meaning of the Code or would otherwise cause us to fail to qualify as a REIT, such shares will be transferred automatically by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The transferee will be a person unaffiliated with us who is designated by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, we will authorize the trustee of the to sell the excess shares to a person or entity who could own such shares without violating the ownership limit or as otherwise permitted by the board of directors. The trustee will distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for such excess shares.

In the case of any excess shares resulting from any event other than a transfer or from a transfer for no consideration, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any of the excess shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividend and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to the MGCL, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority, in its sole discretion to:

•	rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary.

However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the ownership limit or such other limit as provided in the articles of incorporation or as otherwise permitted by the board of directors, our charter provides that the transfer of the excess shares will be voided.

In addition, our shares which are held in trust shall be deemed to have been offered for sale to us, at a price per share equal to the lesser of:

•	the price per share on the transaction that resulted in such transfer to the trust, or, in the case of a gift, the market price at the time of the gift; and

•	the market price on the date we accept such offer.

We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

Our charter requires all persons who directly or indirectly beneficially own more than 5%, or any lower percentages as required pursuant to regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after December 31 of each year, to provide to us a written statement stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.

Our board of directors may exempt a person from the 9.8% ownership limit upon certain conditions. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee whose beneficial ownership of our common and preferred stock in excess of the ownership limit would result in the termination of our status as a REIT.

Prior to the listing of our shares on a national stock exchange, the quotation of our shares on NASDAQ or the trading of our shares in the over-the-counter market, we will not issue share certificates except to stockholders who make a written request to us therefor. Until such time, ownership of our shares will be recorded by us in book-entry form. Once issued, all certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

Provisions of Maryland law and of our Charter and Bylaws

The following paragraphs summarize material provisions of Maryland law and of our charter and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is part.

Business Combinations. Under Maryland law, some business combinations (including a merger, consolidation, share exchange or, under some circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our charter exempts any business combinations involving us and RCC or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between any affiliate of RCC and us. As a result, any affiliate of RCC may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

Control Share Acquisition. With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares (1) owned by the acquiring person, (2) owned by officers, and (3) owned by employees who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. However, our charter provides that our stockholders shall not have appraisal rights unless a majority of the board of directors determines that appraisal rights shall apply.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by RCC or any affiliate of RCC of our shares of stock. We cannot assure that such provision will not be amended or eliminated at any time in the future.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities

Upon the completion of the offering and the consummation of the formation transactions, we expect to have outstanding 34,000,000 shares of common stock. This includes:

•	the 21,978 shares issued to our advisor;

•	the 4,000,000 shares sold pursuant to our distribution reinvestment program; and

•	the 1,500,000 shares sold to RCC,

and assumes that:

•	we sell all 20,000,000 shares of common stock offered on a best efforts basis in this offering;

•	we sell all 4,000,000 shares to be issued pursuant to our distribution reinvestment program; and

•	we exercise our right to sell up to an additional 10,000,000 shares if we receive subscriptions in excess of 20,000,000 shares and sell all shares on exercise of this right.

In addition, we have reserved 600,000 shares for issuance upon exercise of the soliciting dealer warrants which may be granted to Related Equities Corporation and transferred to the participating broker-dealers and we have reserved 75,000 shares for issuance upon exercise of options which may be granted pursuant to our stock option plan.

Subject to the provisions of our charter, we could issue an undetermined number of shares of common or preferred stock:

•	directly for equity interests in real properties;

•	upon exchange of any units of limited partnership interest in the operating partnership, including units issued in exchange for equity interests in real properties; or

•	upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

•	All of the common stock we are offering by this prospectus will be freely tradable in the public market, if any, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, the common stock will be subject to the restrictions explained under “Description Of Securities—Restrictions on Ownership and Transfer.”

Securities Act Restrictions

The common stock owned by our affiliates and the common stock issuable upon exchange of limited partnership units will be subject to Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in a specific manner and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

Stock Option Plan

We have established a stock option plan for the purposes of attracting and retaining independent directors, to our company. We have not yet issued any options to purchase shares of our common stock to our independent directors. See “Management—Stock Option Plan” for additional information regarding the stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under stock option plan in a registration statement or statements on Form S-8.

Effect of Availability of Shares on Market Price of Shares

Prior to the date of this prospectus, there has been no public market for our common stock. We cannot assure that a public market for our common stock will develop. We cannot predict that future sales of common stock, including sales pursuant to Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the exchange of limited partnership units or other interests, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See “Risk Factors—Investment Risks.” For a description of restrictions on transfer of common stock, see “Description of Securities—Restrictions on Ownership and Transfer.” Also, see the following paragraphs regarding exchange and registration rights pertaining to limited partnership units.

Exchange Rights

Limited partners in the operating partnership will have the ability to exchange their limited partnership units into cash equal to the fair market value of one share of our common stock, or, at our option, shares of our common stock. See “Operating Partnership Agreement—Limited Partner Exchange Rights.”

See also “Operating Partnership Agreement—Extraordinary Transactions” for a discussion of exchange rights triggered by mergers and other major transactions.

Similar exchange rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

Any common stock issued to a limited partner upon exchange of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration, such as Rule 144 promulgated under the Securities Act.

Registration Rights

In the future we expect to grant “demand” and/or “piggyback” registration rights to (1) stockholders receiving our common stock directly for their equity interests in our assets, (2) limited partners receiving units of limited partnership interest in the operating partnership for their interests in properties, and (3) persons receiving interests in any real property partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder. Our organizational documents consist of our charter and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our charter and bylaws at our first board of directors meeting. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is part. See “Where You Can Find More Information.”

Our charter in its present form was filed with the State Department of Assessments and Taxation of Maryland and became effective on June 24, 2003. The bylaws in their present form became operative when our board of directors approved them as of June 26, 2003. Neither our charter nor bylaws have an expiration date. As a result, they will remain effective in their current form throughout our existence, unless they are amended or we are dissolved.

CHARTER AND BYLAW PROVISIONS

The stockholders’ rights and related matters are governed by our charter and bylaws and Maryland law. Some provisions of the charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on the date each year that the board of directors may determine, but not less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be delivered in person or by mail and must state the purpose(s) of the meeting. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice for such meeting, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting and the matters to be acted upon. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares will constitute a quorum.

Board Of Directors

Our charter and bylaws provide that we may not have less than three or more than nine directors. A majority of the directors must be independent directors. (See “Our Directors and Executive Officers—Committees of Our Board of Directors”) A vacancy on the board of directors caused by the death, resignation or incapacity of a director within the limits described above may be filled by the vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. Upon a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors must nominate a replacement. A vacancy on the board of directors caused by an increase in the number of directors may be filled by a majority of the entire board of directors. When a vacancy occurs as a result of the removal of a director by stockholders, the vacancy must be filled by a majority vote of the stockholders. Any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have three years of relevant real estate experience, meaning actual direct experience in acquiring, for his or her own account or as an agent, or managing the type of real estate to be acquired by us.

Stockholder Voting Rights

Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

Directors are elected when they receive a plurality of the votes of holders of shares of stock present in person or by proxy at a stockholders’ meeting, provided there was a quorum when the meeting commenced. A quorum is obtained when the stockholders holding a majority of the aggregate number of shares entitled to be voted are present. Any or all directors may be removed, with or without cause, by the affirmative vote of the holders of not less than a majority of the outstanding shares. All other questions must be decided by the affirmative vote of the holders of a majority of shares of stock present in person or by proxy at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all common stockholders (which may be impracticable for a publicly held corporation).

The approval of our board of directors and of holders of at least a majority of the outstanding voting shares of equity stock is necessary for us to do any of the following:

•	amend our charter;

•	transfer all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution;

•	with certain exceptions, engage in mergers, consolidations or share exchanges; or

•	dissolve or liquidate.

Our charter provides that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See “Description of Securities—Common Stock” for an explanation of instances where stockholder approval is not required.

Neither the advisor, the sponsor, the directors, nor any of their affiliates may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any of their affiliates or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any of their affiliates may not vote or consent, the shares of our common stock owned by them will not be included.

Stockholder Lists; Inspection of Books And Records

Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder’s request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder’s voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our charter, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial purpose unrelated to such stockholder’s interest in us is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder’s interest in us.

Notwithstanding the foregoing, under Maryland law, one or more persons who together are and for at least six months have been, stockholders holding at least five percent of any class of our outstanding stock may, upon written request, inspect and copy our stock ledger.

In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Amendment of the Organizational Documents

Our charter may be amended, after a declaration by the board of directors that the amendment is advisable and approve by the affirmative vote of holders of a majority of the then outstanding shares of stock entitled to vote on the matter. Our bylaws may be amended in a manner not inconsistent with the charter by a majority vote of the directors.

Dissolution or Termination

As a Maryland corporation, we may be dissolved under Maryland law and our charter, after a declaration by the board of directors that dissolution is advisable and the approval of a majority of the outstanding shares of stock entitled to vote on the matter. However, we anticipate that within seven to ten years, the board of directors will determine whether to:

•	apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, provided we meet the-then applicable listing requirements;

•	sell our assets individually or otherwise;

•	list our shares of common stock at a future date;

•	pick a future date when we will liquidate; or

•	merge or otherwise consolidate us with a publicly-traded REIT, which may include affiliates of RCC, our sponsor.

Alternatively, as discussed above, we may merge with, or otherwise be acquired by, CharterMac or its affiliates.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations for election to the board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of directors; or

•	provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the bylaws.

A stockholder’s notice in connection with an annual meeting must state the purpose(s) of the meeting and be delivered to our secretary at our principal executive offices:

•	not less than 90 days nor more than 120 days before the first anniversary of the date on which we first mailed our notice of meeting and accompanying proxy materials for the prior year’s annual meeting; or

•	in the event that the number of directors to be elected is increased or decreased and there is no public announcement of such action at least 100 days before the first anniversary of the date on which we first mailed our notice of the preceding year’s annual meeting, with respect to nominees for any new positions created by such increase, not later than the close of business on the tenth day following the day on which such public announcement is first made.

A stockholder’s notice for a special meeting must state the purpose(s) of the meeting and be delivered to our secretary at our principal executive offices:

•	not earlier than the 120th day prior to the special meeting; and

•	not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the first public announcement of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

Restrictions on Conversion Transactions and Roll-Ups

Our charter requires that some transactions involving an acquisition, merger or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of the shares.

A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange including The NASDAQ Stock Market—NASDAQ National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;

•	our term and existence;

•	sponsor or advisor compensation; or

•	our investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal will be included in a prospectus used to offer the securities of a roll-up entity. It will also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets must be appraised in a consistent manner and the appraisal will:

•	be based on an evaluation of all relevant information;

•	indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•	assume an orderly liquidation of the assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up which would:

•	result in the stockholders having rights which are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;

•	result in the stockholders having less comprehensive voting rights than are provided in our charter;

•	result in the stockholders having greater liability than provided in our charter;

•	result in the stockholders having fewer rights to receive reports than those provided in our charter;

•	result in the stockholders having access to records that are more limited than those provided for in our charter;

•	include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•	place any of the costs of the transaction on us if the roll-up is not approved by the stockholders.

However, with the prior approval of a majority of the stockholders, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

Stockholders who vote “no” on the proposed roll-up will have the choice of:

•	accepting the securities of the roll-up entity offered; or

•	either remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed or receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter, our bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

The limitations and restrictions set forth below under “—Limitation on Total Operating Expenses,” “—Transactions with Affiliates,” and “- Restrictions on Borrowing” in this section will be effective until our board of directors determines that it is no longer in our or our stockholders’ best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

Limitation on Total Operating Expenses

Our charter provides that, subject to the conditions described herein, our annual total operating expenses in any four consecutive fiscal quarters shall not exceed the greater of 2% of our average invested assets or 25% of our net income. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average invested assets or more than 25% of net income, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. Our advisor must make the reimbursement within 60 days after the end of such fiscal quarter.

Transactions with Affiliates

Our charter imposes restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

(1)	Sales and Leases to Us. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless: (i) a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if substantial justification exists for such excess and such excess is reasonable)

(2)	Sales and Leases to Sponsor, Advisor, Director or any Affiliate. Our sponsor, advisor, director or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of the disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us.

(3)	Loans. We will not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any of our directors or executive officers. We will not make loans to our sponsor, advisor, or any of their affiliates except as provided in clause (4) under “—Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

(4)	Investments. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures.

(5)	Other Transactions. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of disinterested directors, including a majority of disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least 90% of our REIT taxable income, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. We anticipate that, in general, aggregate long-term permanent borrowings secured by all our properties will not exceed 65% of their combined fair market value. This anticipated amount of leverage will be achieved over time. Our charter provides that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

•	approved by a majority of our independent directors and

•	disclosed to stockholders in our next quarterly report, along with justification for such excess. See “Investment Objectives and Policies—Borrowing.”

We may also incur short-term indebtedness, having a maturity of two years or less.

Restrictions on Investments

The investment policies set forth in our charter have been approved by a majority of independent directors. Our charter prohibits investments in:

(1)	any foreign currency or bullion;

(2)	short sales; and

(3)	any security in any entity holding investments or engaging in activities prohibited by our charter.

In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our charter:

(1)	Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, “unimproved real properties” does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties under contract for development or in planning for development within one year.

(2)	We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)	We will not invest in contracts for the sale of real estate.

(4)	We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor or their affiliates, we must obtain the appraisal from an independent expert, who shall be a person with no material current or prior business or personal relationship with our advisor or directors, and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type to be acquired by us. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts, unless such contracts are in recordable form and appropriately recorded in the chain of title.

(5)	We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property.

(6)	As previously discussed, we will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor or their affiliates. (See “Investment Objectives and Policies – Borrowing”)

(7)	We will not invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments.

(8)	We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

(9)	To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, if the following conditions are satisfied:

•	The investment in the property would not, if consummated, violate our investment guidelines;

•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and

•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor.

(10)	We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

(11)	We will not engage in trading, as compared with investment activities.

(12)	We will not engage in underwriting activities, or distribute as agent, securities issued by others.

(13)	We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (12). Temporary investments of cash may be in such entities.

Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests. If we fail to so qualify, our stockholders must vote on any such changes.

OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of Orion Multifamily LP. This summary and the descriptions of its provisions elsewhere in this prospectus, are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership units rather than for cash or common stock. By this, the seller is able to defer some or all of the potential taxable gain on the transfer. From the seller’s point of view, there are also differences between the ownership of common stock and units. Some of the differences may be material to investors because they impact the form of business organization, distribution rights, voting rights, transferability of equity interests received and federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership units. General partnership units represent an interest as a general partner in the operating partnership and we will hold them as general partner. In return for our capital contribution of $200,000 the operating partnership issued to us 21,978 general partnership units.

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from and superior to those of general partnership units or limited partnership units without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

For each limited partnership common unit received, investors generally will be required to contribute money or a property with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Furthermore, they will not have the right to make additional capital contributions to the operating partnership or the right to purchase additional units without our consent as general partner. For further information on capital contributions, see “—Capital Contributions” in this section. Limited partners who do not participate in the management of the operating partnership generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions by virtue of their status as limited partners. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities.

Limited partners do not have the right to participate in the management of the operating partnership. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See “—Management of the operating partnership” in this section for a more detailed discussion of this subject.

In general, each limited partnership common unit will share equally in distributions from the operating partnership when as general partner we may declare distributions in our sole discretion. They will also share equally in the assets of the operating partnership legally available for distribution upon its liquidation after payment of all liabilities and establishment of reserves and after payment of the preferred return owed to holders of limited partnership preferred units, if any. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See “Federal Income Tax Considerations—Income Taxation of the Partnerships and Their Partners” for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partnership common unit holders. See “—Issuance of Additional Units” and “—Distributions” in this section; and also see “Federal Income Tax Considerations—Income Taxation of the Partnerships and Their Partners” for a more detailed explanation of these matters.

Holders of limited partnership units generally may not transfer their interests without the consent of the general partner. See “—Transferability of Interests” in this section for a discussion of additional restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to restrictions, exchange limited partnership units into shares of common stock or cash. See “—Limited Partner Exchange Rights” in this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon their exercise. These exchange rights are accelerated in the case of some extraordinary transactions. See “—Extraordinary Transactions” in this section for an explanation of the exchange rights under those circumstances. For a description of registration rights which may in the future be granted to holders of limited partnership units, see “Shares Eligible for Future Sale—Registration Rights.”

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and we anticipate that we will conduct substantially all of our business through it. Generally, pursuant to the operating partnership agreement, we, as general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, including acquisitions, dispositions and refinancings, and to cause changes in its line of business and distribution policies. We may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners in their capacities as limited partners of the operating partnership will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law.

As general partner of the operating partnership, we may amend the operating partnership agreement without the consent of the limited partners. However, any amendment that:

•	alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under “—Distributions” in this section,

•	alters or changes their exchange rights,

•	imposes on limited partners any obligation to make additional capital contributions, or

•	alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions,

will require the unanimous written consent of the affected limited partners holding more than 50% of the voting power in the operating partnership. The limited partners have no right to remove us as the general partner.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for our indemnification as general partner. It also provides for the indemnification of directors, officers and other persons as we may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest, except in connection with the sale of all or substantially all of our assets, without the consent of two-thirds of the limited partners. We may, however, assign less than all of our general partnership interest. Subject to limited exceptions, holders of limited partnership units may withdraw from the partnership and may transfer or encumber all or any part of their units only with the written consent of the general partner and upon satisfaction of the other conditions set forth in the partnership agreement.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally provides that either we or the operating partnership may engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any. Generally, a limited partner may not exercise his or her exchange rights until he or she has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise his or her exchange right prior to the stockholder vote on the transaction, even if he or she has held the units for less than one year. See – “Limited Partner Exchange Rights” in this section for a description of such rights. Upon the limited partner’s exercise of the exchange right in the case of a business combination, we have the right to pay the limited partnership common unit holder in cash rather than in shares only if the issuance of shares to such holder would:

•	violate the ownership limit;

•	result in our being “closely held” within the meaning of section 856(h) of the Internal Revenue Code;

•	cause us to no longer qualify or create a material risk that we may no longer qualify as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by such limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act of 1933.

Holders of limited partnership units who timely exchange their units prior to the record date for the stockholder vote on a business combination, if any, shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the first to occur of the disapproval of the business combination by our board of directors, its disapproval by the stockholders, its abandonment by any of the parties to it, or its effective date.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units and limited partnership units.

Capital Contributions

The operating partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to it from borrowings or prior capital contributions, we as general partner have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we will contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of the cash or other property received in exchange for the issuance of a share, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than a share, we shall receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock. If we so contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The operating partnership agreement also provides that as general partner we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

Operations

The operating partnership agreement requires that the operating partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due or reimburse us for payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf of, or for the benefit of, the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit will have the right to have all or any portion of his or her units exchanged into that number of shares which has an aggregate market price as of the date of exchange equal to the net equity value of the property or properties as of the date of exchange of the property or properties he or she contributed. However, at our option, we may satisfy the exchange right by delivering cash in an amount equal to the aggregate market price on the date of exchange. We will make the decision to exercise our right to deliver cash in lieu of exchange shares on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in the operating partnership. See—”Extraordinary Transactions” in this section for a description of exchange rights in connection with mergers and other major transactions. However, no limited partner may exchange any limited partnership units for shares during the first year following the issuance of such units (except in connection with a business combination) and no limited partner may exchange any limited partnership units at any time if the limited partner’s actual or constructive ownership of our common stock would:

•	violate the 9.8% ownership limit;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer qualify, as a REIT; or

cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We expect to grant holders of partnership interests registration rights for such shares of common stock. See “Shares Eligible for Future Sale—Exchange Rights” and “—Registration Rights.” The interest represented by the limited partnership units exchanged for cash or common stock will augment our ownership percentage interest in the operating partnership. The cash necessary to exchange limited partnership units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or could come from borrowings. However, as explained above, we always have the option to satisfy the exchange right by the issuance of common stock, and we intend to reserve common stock for that purpose. We will make the decision to exercise our right to satisfy the exchange right by paying to the holder the exchange price or common stock having an aggregate market price on the date the holder exercises the exchange right equal to the exchange price for all units being exchanged on a case by case basis in our sole and absolute discretion.

As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Federal Income Tax Considerations—Income Taxation of the Partnerships and their Partners” and “—Tax Consequences of Exercise of Exchange Right.”

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership and, as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. For a description of the allocation of the income and loss of the operating partnership for federal income tax purposes and other tax consequences stemming from our investment in the operating partnership, see “Federal Income Tax Considerations—Income Taxation of the Partnerships and their Partners.”

Duties And Conflicts

Except as otherwise set forth under “Conflicts of Interest” and “Management,” any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (1) our dissolution, bankruptcy, insolvency or termination, (2) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (3) by operation of law.

FEDERAL INCOME TAX CONSIDERATIONS

The following discusses the material federal income tax considerations associated with ownership of our shares, as well as the applicable requirements under federal income tax laws to maintain REIT status, and the material federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or other tax authority. Proskauer Rose LLP has acted and will act as our tax counsel (“Counsel”) in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors are urged to consult their own tax advisors in order to determine the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Beginning with our first taxable year, we will elect to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and receive the beneficial federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations made to Proskauer Rose LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements under federal income tax laws in any taxable year.

Taxation

General. We use the term REIT Taxable Income which means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);

•	excluding amounts equal to:

•	the net income from foreclosure property; and

•	the net income derived from prohibited transactions;

•	deducting amounts equal to:

•	any net loss derived from prohibited transactions; and

•	the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

•	disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income; and

•	without regard to any change of annual accounting period pursuant to Internal Revenue Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income or capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on some items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet we maintain our REIT status, we will be subject to a penalty tax which would be imposed by reference to the amount by which we failed the 75% or 95% test (whichever amount is greater), as described below. We will also be subject to a penalty tax on the net income from any “prohibited transaction,” as described below. In addition, as a REIT we must make annual distributions to our stockholders of at least: 90% of our annual REIT Taxable Income (as defined above). We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. Furthermore, if we have income from prohibited transactions (as described below) such income would be subject to a 100% tax. Additionally, we will be subject to federal income tax at the highest corporate rate on any nonqualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

Finally, if we acquire in exchange for our stock any asset from a corporation that is subject to full corporate-level federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to federal income tax at the highest regular corporate federal income tax rate.

REIT Qualification Tests. The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its status as a REIT;

•	that is neither a financial institution nor an insurance company;

•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or some entities; and

•	that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under “Asset Tests—25% Asset Test” below. With respect to the operating partnership, a partnership is not subject to federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the asset and income tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% of our outstanding stock or value. See “Description of Securities—Restrictions on ownership and transfer.” Additionally, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Internal Revenue Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Regulations of the Internal Revenue Code, to submit a statement of such information to the Internal Revenue Service at the time of filing their annual income tax return for the year in which the request was made.

Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization investment trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC or FASIT directly.

We currently own and intend to continue to own interests in real properties. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above. Furthermore, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Internal Revenue Code. However, there can be no assurance that the Internal Revenue Service may not contest such purchase price allocation. If the Internal Revenue Service were to prevail resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify under the 75% Asset Test, and may also be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test. The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a “security” for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a “qualified REIT subsidiary” is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may also hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a “taxable REIT subsidiary.” A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as such. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

The 75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant (unless the tenant is a taxable REIT subsidiary leasing a property at least 90% leased to tenants other than taxable REIT subsidiaries).

The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the last rule, tenants will receive some services in connection with their leases of the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of space, and, therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Proskauer Rose LLP, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above) (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease or (3) enter into any lease with a related party tenant.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax on the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute at least 90% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

Failure to Qualify. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Prohibited transactions. As discussed above, we will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

•	is a real estate asset under the 75% Asset Test;

•	has been held for at least four years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least four years;

•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Tax Aspects Of Investments In Partnerships

General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for federal income tax purposes. The following is a summary of the federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT Taxable Income and federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, the operating partnership will be treated as a partnership for federal income tax purposes. Additionally, the operating partnership (and any partnership invested in by the operating partnership) will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, which is taxed as a corporation for federal income tax purposes. The interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for federal income tax purposes, the character of our assets and items of gross income would change, and, as a result, we would most likely be unable to satisfy the applicable requirements under federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax. The partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Final anti-abuse Treasury regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the Internal Revenue Service, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions and, thus, cannot be recast by the Internal Revenue Service. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the Internal Revenue Service will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income taxation of the partnerships and their partners. In general, no gain or loss will be recognized by either the operating partnership or by the contributing partner on the transfer of a property in exchange for units in the partnership. Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than units, if liabilities of the partner are assumed by the partnership in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances.

A partner’s adjusted basis in operating partnership units (the calculation of which is discussed below) is important for a number of reasons. The amount of losses and deductions allocated to a partner cannot exceed the partner’s adjusted basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of units are all calculated based on the partner’s adjusted basis in the units.

The initial basis of units in the operating partnership is equal to: (1) the sum of the adjusted basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner’s liability by the partnership is treated as a deemed cash distribution to the partner. Basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the basis of the partner’s units.

A partner’s initial basis in partnership units will be adjusted as follows. Basis is increased to reflect: (1) the partner’s distributive share of the taxable income of the operating partnership, and (2) the amount of any additional capital contributions made by the partner. Basis is reduced to reflect: (1) the amount of cash distributed (or deemed distributed) to the partner, (2) the adjusted basis of any partnership property distributed to the partner, and (3) the partner’s distributive share of the losses, deductions and nondeductible expenditures of the partnership that are not properly chargeable to a capital account. Finally, the basis of a unit is adjusted to reflect the partner’s share of the partnership’s liabilities. This allocation is made solely for tax purposes under federal income tax regulations. Allocations of partnership liabilities for basis purposes do not affect the limited liability of limited partners in the operating partnership.

Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury regulations. If any allocation is not recognized for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations.

The net profits of the operating partnership will be allocated among the partners in the following order and priority. First, net profits are allocated to the holders of limited partnership preferred units, if any, until the amount of net profits allocated to each holder for the current and all prior taxable years equals the preferred return distributed to the holder for the current and all prior taxable years. Second, net profits are allocated to the holders of general partnership units and limited partnership units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) until the amount of net profits allocated to each holder for the current and all prior taxable years equals the cumulative amount distributed to the holder for the current and all prior taxable years (other than distributions attributable to a preferred return). Third, net profits are allocated to the holders of the limited partnership preferred units, if any, until the amount of net profits equals the amount of any accrued but unpaid preferred return for the current and all prior taxable years for which net profits have not been previously allocated. Fourth, any remaining amounts of net profits are allocated to the holders of general partnership units and limited partnership units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) in proportion to the number of units owned by each holder.

Any net loss of the operating partnership generally will be allocated among the partners in accordance with their relative positive capital account balances. Losses in excess of such positive capital account balances will be allocated to us as the general partner.

In some cases special allocations of net profits or net losses will be required to comply with the federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership subsequent to our formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the Internal Revenue Service may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences.

For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal 20% capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Tax Consequences of Disposition of Units. If a unit in the operating partnership is sold or disposed of in a transaction treated as a sale for federal income tax purposes, the unit holder will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder’s adjusted basis in the unit. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the operating partnership allocated to the unit holder. It is possible that the amount of gain recognized, or the tax imposed on the disposition, could exceed the amount of cash and/or value of any property received. In general, gain recognized on the sale of a unit will be treated as capital gain. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income.

Tax Consequences of Exercise of Exchange Rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into shares of common stock, subject to our right to acquire the units for cash rather than for shares. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

Termination of the Operating Partnership. The operating partnership will be considered as having terminated for federal income tax purposes if either: (1) no part of any business of the partnership continues to be carried on, or (2) within a 12 month period there is a sale or exchange of units representing 50% or more of the total ownership in the operating partnership. The operating partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50% or more of the operating partnership’s total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of exchange rights) that would cause such a termination.

The termination of the operating partnership for federal income tax purposes would cause its taxable year to close. This may cause a “bunching” of income if the operating partnership’s taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Generally, a domestic stockholder is any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “—Taxation of Foreign Stockholders” in this section.

Taxation of Tax-Exempt Stockholders. Our distributions to a stockholder that is a domestic tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is “effectively connected” with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% “branch profits tax” under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax at a 30% rate or such lesser rate as may be provided for in an applicable tax treaty. We would collect the tax by withholding from the foreign stockholder’s distributions. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions were gains “effectively connected” with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We would collect the tax by withholding from the foreign stockholder’s distributions, generally at a 35% rate. In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.

In October 1997, Treasury regulations were issued that alter the information reporting and withholding rules applicable to distributions paid to a foreign stockholder. These Treasury regulations generally apply to distributions paid after December 31, 1999. Among other things, the 1997 Treasury regulations provide presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The 1997 Treasury regulations generally require a foreign stockholder to provide us with federal Form W-8 referred to as a Certificate of Foreign Status, Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, W-8ECI referred to as a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder’s entitlement to the benefits of any treaty.

Unless the common shares constitute a “U.S. real property interest” under Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on such gain.

The common shares will not constitute a “U.S. real property interest” if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder’s gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are “regularly traded” on an established securities market and on the size of the selling stockholder’s interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding at a rate of 31% unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under the 1997 Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the foreign stockholder certifies its status as a foreign stockholder and further certifies that it has not been, and at the time the certificate is furnished reasonably expects to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations

Distribution Reinvestment Program. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See “Taxation of Stockholders” in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State And Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares. This discussion does not address all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not pre-empted by ERISA, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

General Investment Considerations

A plan fiduciary making the decision to invest in shares is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Internal Revenue Code, and (to the extent not pre-empted by ERISA) state law with respect to the purchase, ownership, or sale of shares. Plan fiduciaries should also consider the entire discussion under the preceding section entitled “Federal Income Tax Considerations,” as material contained therein is relevant to any decision by a plan to purchase the shares.

In considering whether to invest a portion of the assets of a plan in shares, plan fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments governing the plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in UBTI to the plan (see “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”);

•	will be sufficiently liquid;

•	is prudent under ERISA; and

•	is for the exclusive purpose of providing benefits to participants and their beneficiaries.

The fiduciary of a plan not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, such as a governmental or church plan, should consider that such a plan may be subject to prohibitions against some related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code. In addition, the fiduciary of any such plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Regulation Under ERISA and the Internal Revenue Code

In addition to imposing general fiduciary standards of investment prudence and diversification on persons who are plan fiduciaries, ERISA and the Internal Revenue Code prohibit certain transactions involving “plan assets” and persons who have specified relationships to the plan (“parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code).

A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the “look-through rule”) which invests in shares and thereafter a “party in interest” or a “disqualified person” deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of plan assets is a plan fiduciary and, therefore, is a “party in interest” and a “disqualified person” capable of participating in a prohibited transaction with the plan. Thus, the action of an employee of ours in dealing with our assets could cause a plan which invests in our shares to be a participant in a prohibited transaction.

Regulations Issued by the Department of Labor

While the term “plan assets” is not defined by ERISA or the Internal Revenue Code, the Department of Labor, or the DOL, issued regulations that provide guidance on the circumstances under which a plan’s investment in shares will be subject to the “look-through rule” and thus turn our assets into plan assets. The DOL regulations provide exceptions to the “look-through rule”. Under the DOL regulation, an exception exists for investments in a “publicly-offered security.” A “publicly-offered security” is a security that is:

•	part of a class of securities that is “widely held,”

•	“freely transferable,” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 provided the securities are registered under the Securities Exchange Act of 1934 within the requisite time.

The DOL regulations provide that a security is “widely-held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely-held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. We represent that the shares will be held by over 100 investors independent of us and of one another and, therefore, should be considered “widely-held.”

The DOL regulations further provide that whether a security is “freely-transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, some restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are “freely-transferable.” The DOL regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are “freely transferable.” The ownership limits imposed under our charter on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, we represent that there will be no restrictions imposed on the transfer of shares that will cause the shares to fail to be “freely-transferable.”

The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL will not conclude that the shares are not “freely-transferable,” or not “widely-held.” However, since the shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and they will be timely registered under the Securities Exchange Act of 1934, each as amended, we believe that the shares are “publicly offered securities” for purposes of the DOL regulations and that:

•	our assets will not be deemed to be “plan assets” of any plan that invests in the shares; and

•	any person who exercises authority or control with respect to our assets should not be treated as a plan fiduciary of any plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

Other Prohibited Transactions

In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

•	investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;

•	the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the plan purchasing the shares;

•	the investing plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

•	the person who is prohibited from transacting with the investing plan may, but only with the aid of its affiliates and the investing plan, cause the REIT to engage in such transactions with such person.

In any event, a fiduciary or other person investing “plan assets” of any plan should not purchase shares if we or any of our affiliates either:

•	have investment discretion with respect to the investment of such assets;

•	have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such plan; or

•	unless an exemption is available, or an employer maintaining or contributing to such plan. Any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Insurance Companies

An insurance company considering an investment in shares should consider whether its general account may be deemed to include assets of the plans investing in the general account, for example, through the purchase of an annuity contract. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court held that assets held in an insurance company’s general account may be deemed to be the plan assets under certain circumstances. In that event, the insurance company might be treated as a party in interest under such plans. However, Prohibited Transaction Exemption 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition of the common stock by an insurance company general account. Therefore, insurance company investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the shares.

In addition, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee plans on or before December 31, 1998 and the insurer satisfies various conditions. The assets of a plan invested in an insurance company separate account continue to be treated as the plan assets of any such plan.

See “ Risk Factors—Employee Benefit Plan Risks—Annual Statement of Value is an Estimate” for an explanation of the annual statement of value we will provide stockholders.

PLAN OF DISTRIBUTION

General

We are offering a maximum of the 20,000,000 shares of our common stock to the public through Related Equities Corporation, our dealer manager and our affiliate, a registered broker-dealer. The shares are being offered at a price of $10.00 per share. In addition, we may offer up to 10,000,000 shares of common stock at a purchase price of $10.00 per share issuable at our sole discretion, in the event that we receive subscriptions for more than 20,000,000 shares of common stock. All of the shares are being sold through Related Equities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A “best-efforts” basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

This offering will commence as of the date of this prospectus. If the minimum offering of 2,500,000 shares is not sold by             , 2004, we will cancel this offering and your investment will be returned to you. If the minimum offering of 2,500,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before             , 2004, unless we elect to extend it to a date no later than             , 2005, in states that permit an extension. We reserve the right to terminate this offering at any time.

At each closing under this offering, RCC or an affiliate will co-invest in us by purchasing, at a purchase price of $9.10 per share, which is the purchase price of this offering net of any selling commissions and organization and offering expenses, such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us. Shares purchased by RCC or its affiliates will not be included in the calculation of the minimum offering amount.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, [            ], and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 2,500,000 shares of common stock for $25,000,000 (subject to any applicable volume discounts) within one year from the date of this prospectus. If subscriptions for at least the minimum offering have not been received, accepted, and paid for within one year from the date of this prospectus, the escrow agent will promptly refund your investment, together with your pro rata share of any interest earned. If a refund is made, our sponsor will pay any escrow fees.

The escrow agreement between us, the managing dealer and the escrow agent provides that escrowed funds will be invested by the escrow agent in an interest-bearing account with the power of investment in short-term securities issued or guaranteed by the U.S. Government which can be readily sold, or other investments permitted under Rule 15c2-4 the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 2,500,000 shares of our common stock, we may direct that the escrow agent invest the proceeds in other short-term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, closings will be held on an ongoing basis to release subscription proceeds to us. We will accept or reject subscriptions within 10 days after we receive them.

At each closing under this offering, RCC or an affiliate will co-invest in us by purchasing such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us. Shares purchased by RCC or its affiliates will not be included in the calculation of the minimum offering amount.

The interest, if any, earned on subscription proceeds relating to the minimum offering prior to their release to us from escrow will be distributed to you on a pro rata basis within 30 days after the end of the quarter during which you were admitted as a stockholder. After your initial admission as a stockholder in connection with the sale of at least 2,500,000 shares, you will not be entitled to interest earned on our funds or to receive interest on your investment.

Subscription Process

We are offering up to 20,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. As indicated previously, we may offer up to another 10,000,000 shares of our common stock if we receive subscriptions for more than 20,000,000 shares, at our sole discretion. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to find out whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses to, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription. Your subscription will be accepted or rejected within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•	Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	You received a copy of this prospectus not less than five business days prior to signing the subscription agreement;

•	You meet the minimum income, net worth and any other applicable suitability standards established for you;

•	You are purchasing our common stock for your own account; and

•	You acknowledge that our common stock cannot be readily sold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

Determination of Your Suitability as an Investor

We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•	you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

•	you have an apparent understanding of:

•	the fundamental risks and possible financial hazards of this type of investment;

•	the fact that the shares cannot be readily sold;

•	the role of our advisor in directing or managing your investment in our company;

•	the tax consequences of your investment; and

•	you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except for the special sales described later in this section, we will pay out of the proceeds of this offering the managing dealer cash selling commissions of 7% on all of the shares of common stock sold. A portion of these selling commissions may, at the discretion of the managing dealer, be retained or given to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay the managing dealer 1% of the gross offering proceeds in the form of a managing dealer fee as compensation for acting as the managing dealer and for expenses incurred in connection with marketing our shares and paying the employment costs of the managing dealer’s wholesalers. Out of its managing dealer fee, the managing dealer may pay salaries and commissions to its wholesalers of up to 1% of gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Generally, the managing dealer will not give any portion of the managing dealer fee to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any potion of the managing dealer fee payable to the soliciting dealers.

We will also award to the dealer manager one soliciting dealer warrant for every 50 shares sold to the public or issued to stockholders pursuant to our dividend reinvestment plan during the offering period. The dealer manager intends to reallow these warrants to participating dealers by awarding one soliciting dealer warrant for every 50 shares sold during the offering period, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Orion Multifamily Investment Fund, Inc. at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, participating dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the registration statement.

We will not pay selling commissions in connection with the following special sales:

•	the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates;

•	the purchase of common stock under the distribution reinvestment program;

•	the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions; and

•	the common stock credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

If, in connection with your purchase of our shares, you have engaged the services of a registered investment advisor to whom you have agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold, you may agree with the participating broker-dealer selling such shares and Related Equities Corporation to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

To the extent necessary to comply with NASD rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” on orders of more than $250,000 and selling commissions paid to Related Equities Corporation and participating broker-dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “single purchaser”			Purchase price per share for incremental share in volume discount range	Selling commission per share for incremental share in volume discount range
$ 1,000	—	$ 250,000	$10.00	$0.70
250,001	—	500,000	9.85	0.55
500,001	—	750,000	9.70	0.40
750,001	—	1,000,000	9.60	0.30
1,000,001	—	5,000,000	9.50	0.20

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares. No fractional shares will be issued. Selling commissions will not be paid on any shares issued for a volume discount.

As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $31,250. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.20 per share or less but in no event will the proceeds to us be less than $9.30 per share (except for shares that we that we sell to our affiliates at a price of $9.10 per share, which is the purchase price of this offering net of any selling commissions and organization and offering expenses). Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;

•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;

•	all funds and foundations maintained by a given corporation, partnership or other entity; and

•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in our company.

In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Electronic Prospectus

We will be facilitating Internet distribution for this offering to certain of our Internet subscription customers. We intend to allocate a limited number of shares for sale to online customers. An electronic prospectus is available on our Internet Web site. Other than the prospectus in electronic format, the information on our Web site is not part of this prospectus.

Indemnification

We have agreed to indemnify the managing dealer and the soliciting dealers against certain liabilities arising under the Securities Act of 1933, as amended.

WHO MAY INVEST

In order to purchase shares, you must:

•	Meet the financial suitability standards, and

•	Purchase at least the minimum number of shares.

Suitability Standards

Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment.

We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. Investors with investment discretion over assets of an employee benefit plan covered by ERISA should carefully review the information in the section entitled “ERISA Considerations.”

General Standards for all Investors

•	The investor has either (i) a net worth of at least $150,000, or, (ii) an annual gross income of $45,000 and a minimum net worth of $45,000.

Standards for investors from Iowa, Massachusetts, North Carolina and Tennessee

•	The investor has either (i) a net worth of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth of at least $225,000.

Standards for investors from Maine

•	The investor has either (i) a net worth of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth of at least $200,000.

Standards for investors from Missouri

•	the investor (i) invests no more than 10% of the investor’s net worth in us and (ii) has either (a) a net worth of at least $60,000 and an annual gross income of at least $60,000, or (b) a net worth of at least $225,000.

Standards for investors from New Hampshire

•	The investor has either (i) a net worth of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth of at least $250,000.

Standards for the investors from Ohio and Pennsylvania

•	The investor has (i) a net worth of at least ten times the investor’s investment in us; and (ii) either (a) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth of at least $150,000.

In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. Investors with investment discretion over assets of an employee benefit plan covered by ERISA should carefully review the information in the section entitled “ERISA Considerations.”

In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

Minimum Purchase

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 100 shares of common stock for a total purchase price of $1,000 or tax-exempt entities which purchase a minimum of 300 shares of common stock for a total purchase price of $3,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•	a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

•	trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•	an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described above may purchase shares of common stock. See “Who May Invest” and “Plan of Distribution—Determination of Investor Suitability,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•	Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.

•	Deliver a check for the full purchase price of the shares being subscribed for, payable to “[ ], Escrow Agent for Orion Multifamily Investment Fund, Inc.,” along with the completed subscription agreement to the soliciting dealer. The name of the soliciting dealer appears on the subscription agreement.

•	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Related Equities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

Distribution Reinvestment Program

Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter.

As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national securities exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances.

Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national securities exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. We may purchase shares in this secondary market for sale under the distribution reinvestment program, and if we choose to do so, participants will pay the price we paid to purchase such shares, which may be higher or lower than otherwise set forth in this section. Participants will also pay any fees and commissions paid by us in connection with any share purchases on the secondary market on behalf of the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national stock exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year. Prior to listing the shares as described above, we will not issue share certificates except to stockholders who make a written request therefor, and ownership of these shares will be in book-entry form.

The individualized statement to participants will include receipts and purchases relating to each participant’s participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders” for a full discussion of the tax effects of dividend distributions.

As explained under “Description of Securities—Restrictions on Ownership and Transfer,” the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

Share Repurchase Program

The share repurchase program may, subject to restrictions, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

•	during the offering period and the 12 months following the end of the offering period, at $9.00 per share. This is a reduction of $1.00 from the $10 offering price per share;

•	during the next 12 months at $9.50 per share; and

•	thereafter, at $10 per share.

A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program.

We will make repurchases under the share repurchase program, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent, 0.5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board of directors, at its sole discretion, may reserve for this purpose.

The board of directors, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board of directors to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests will be honored on a first-come, first-served basis.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements;

•	the ratio of the costs of raising capital during the period to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;

•	a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 45 days after the close of each quarterly fiscal period Also, each stockholder will be provided our unaudited semi-annual reports within 270 days following the close of each fiscal year. The semi-annual reports will contain the same type of information as the annual reports described above.

At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;

•	the present or proposed use of the property and its suitability and adequacy for that use;

•	the terms of any material leases affecting the property;

•	the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, during the period of the offering we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

•	on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

•	involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to our stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by E-mail or by any other means.

See “ Risk Factors; Employee Benefit Plan Risks; Annual Statement of Value is an Estimate” for an explanation of the annual statement of value we provide to stockholders.

LITIGATION

We are not subject to any material pending legal proceedings.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay our advisor, our property manager, our managing dealer, our mortgage banker and their affiliates fees or other compensation for providing services to us, as more fully described in “Compensation Table.”

LEGAL MATTERS

Proskauer Rose LLP, New York, New York, will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Proskauer Rose LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to our advisor and its affiliates.

Proskauer Rose LLP has reviewed the statements in the section in the prospectus titled “Federal Income Tax Considerations” and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled “ERISA Considerations.”

Venable LLP will pass upon certain matters of Maryland law in connection with our organization. Venable LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

The consolidated balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, Washington D.C. 20549 upon payment of the fee prescribed by the SEC and at the regional offices of the SEC located at 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

ORION MULTIFAMILY INVESTMENT FUND, INC.

Common Stock

2,500,000 SHARES—MINIMUM OFFERING

20,000,000 SHARES—MAXIMUM OFFERING

30,000,000 SHARES—INCREASED MAXIMUM OFFERING

P R O S P E C T U S

                 , 2003

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Orion Multifamily Investment Fund, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until             , 2003 (     days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee		$29,031.01

NASD Filing Fee		$30,500

Printing and Mailing Expenses	*

Blue Sky Fees and Expenses	*

Legal Fees and Expenses	*

Accounting Fees and Expenses	*

Advertising and Sales Literature	*

Due Diligence	*

Miscellaneous

Total	*

*	To be supplied by amendment

ITEM 32. SALES TO SPECIAL PARTIES.

At each closing under this offering, RCC or an affiliate will co-invest in us by purchasing such number of shares as shall equal 5% (together with the 21,978 shares purchased by our advisor prior to the date hereof) of the number of shares that were sold, as of such closing, to investors that are not affiliated with us. Due to lower administrative costs, and in connection with the performance of services, our employees, directors and associates and their affiliates, our advisor and its affiliates, Related Equities Corporation or each of their respective officers and employees and certain of their affiliates, will be permitted to purchase shares for $9.10 per share. Also, soliciting dealers may be entitled to purchase up to 600,000 shares of our shares pursuant to warrants issuable to Related Equities Corporation and transferable to participating broker-dealers whereby participating broker-dealers will have the right to purchase one share for every 50 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share. Our independent directors, will be granted options to purchase shares under the company’s stock option plan at an initial exercise price of $10 per share. Stockholders will be allowed to purchase shares pursuant to our distribution reinvestment plan for $9.50 per Share. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. See “Compensation Table—Nonsubordinated Payments—For and in Connection With the Offering,” “Management—Stock Option Plan,” and “Plan of Distribution—Volume Discounts” and “—Other Discounts.”

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

On June 30, 2003, Orion Multifamily LLC purchased from us 21,978 Shares for $9.10 per Share, for an aggregate purchase price of $200,000, in connection with our organization. Our advisor also made a capital contribution to Orion Multifamily LP, our operating partnership, in the amount of $2,000 in exchange for 220 limited partnership units of the operating partnership. The 220 limited partnership units received by our advisor may be exchanged, at its option, for 220 shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to our option to pay cash in lieu of such shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article XII, Sections 12.3 and 12.4 of the Company’s charter provide as follows:

SECTION 12.3. INDEMNIFICATION. To the maximum extent permitted by Maryland law in effect from time to time (but subject to the provisions of subparagraphs (a), (b) and (c) below), the Company shall indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Company, (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, officer, partner, or trustee of another corporation, real investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, and (iii) the Advisor and its Affiliates (such persons and the Advisor and its Affiliates being referred to herein as the “Indemnitee”), from and against any claim or liability to which the Indemnitee may become subject or which the Indemnitee may incur by reason of his, her or its service in such capacities. The Corporation may, with the approval of its board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation or Orion Multifamily LLC.

(a) So long as the Company is subject to the NASAA REIT Guidelines, the Company will not indemnify any Indemnitee unless (i) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Company, (ii) the Indemnitee was acting on behalf of the Company or performing services for the Company and (iii) the liability, loss or expense was not the result of negligence or misconduct on the part of the Indemnitee, except that if the Indemnitee is or was an independent director, the liability, loss or expense was not the result of gross negligence or willful misconduct. In any such case, the indemnification or agreement to indemnify shall be recoverable only out of the net assets of the Company and not from the assets of any stockholder.

(b) So long as the Company is subject to the NASAA REIT Guidelines, the Company will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) each claim or count involving alleged violations of federal or state securities has been adjudicated in favor of the Indemnitee, or (ii) each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

(c) So long as the Company is subject to the NASAA REIT Guidelines, the Company will advance amounts to an Indemnitee only if (i) the proceeding relates to acts or omissions relating to the performance of duties or services for the Company or on its behalf, (ii) the proceeding is initiated by a third party who is not a stock holder or is initiated by a stockholder acting in his or her capacity as such, and a court of competent jurisdiction specifically approves the advancement, (iii) the Indemnitee provides the Company with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification, and (iv) the Indemnitee undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate of interest if the Indemnitee is found not to be entitled to indemnification.

(d) The Company may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the Advisor, or any of his, her or its Affiliates, against any claim or liability asserted or incurred by reason of or arising out of such status; provided, however, that the Company shall not incur the cost of any liability insurance which insures any person against any claim or liability for which he, she or it could not be indemnified under the charter of the Company.

(e) The board of directors may take such action as is necessary to carry out this Section 12.3 and is expressly empowered to adopt, approve and amend, from time to time, Bylaws, resolutions or contracts implementing such provisions. No amendment of the Charter or repeal of any of its provision shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 12.4 PAYMENT OF EXPENSES. Subject to the provision of Section 12.3(c) of this Article XII, the Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of his, her or its good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification as authorized by Section 2-418 of the MGCL and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed by the Company if it is ultimately determined that the standard of conduct has not been met. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

Our Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, an indemnified person’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

RCC intends to enter into separate indemnification agreements with each of the Company’s Directors and certain of its executive officers. The indemnification agreements will require, among other things, that RCC indemnify the Company’s Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. RCC must also indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under RCC’s Directors’ and officers’ liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the Stockholders to eliminate the rights it provides.

To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

Inapplicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS

Orion Multifamily Investment Fund, Inc.

Page:

	(i)	Independent Auditors’ Report	F-1

	(ii)	Balance Sheet of Orion Multifamily Investment Fund, Inc. as of July , 2003	F-2

	(iii)	Notes To Consolidated Balance Sheet	F-3

(b)	SELECTED DATA		F-3

	(i)	TABLE I—Experience in Raising and Investing Funds of the REIT and Affiliates between January 1, 2000 and December 31,2002	A-2

	(ii)	TABLE II—Compensation to Sponsor and Affiliates	A-4

	(iii)	TABLE III—Operating Results of Prior Programs sponsored by Affiliates of the Advisor	A-6

	(iv)	TABLE IV—Results of Completed Programs of the Sponsor and its Affiliates	A-8

	(v)	TABLE V—Sales or Dispositions of Properties	A-9

	(vi)	TABLE VI—Acquisition of Properties by Programs	A-12

(c) EXHIBITS

(i) The following documents are filed as part of this Registration Statement:

EXHIBIT NO.		DESCRIPTION

1.1		Form of Dealer Manager Agreement by and between Orion Multifamily Investment Fund, Inc. and Related Equities Corporation.

1.2		Form of Soliciting Dealers Agreement by and between Related Equities Corporation and the Soliciting Dealers.

1.3		Form of Warrant Purchase Agreement.

3.1		Form of Charter of Orion Multifamily Investment Fund, Inc.

3.2		Form of Bylaws of Orion Multifamily Investment Fund, Inc.

4.1		Agreement of Limited Partnership of Orion Multifamily LP.

4.2	(1)	Specimen Certificate for the Shares.

5	(1)	Form of Opinion of Proskauer Rose LLP as to the legality of the Shares being registered.

8		Form of Opinion of Proskauer Rose LLP as to tax matters.

10.1	(1)	Form of Escrow Agreement by and among Orion Multifamily Investment Fund, Inc., [ ] and Related Equities Corporation.

10.2		Form of Advisory Agreement by and between Orion Multifamily Investment Fund, Inc. and Orion Multifamily LLC.

10.3		Form of Management Agreement, by and between Orion Multifamily Investment Fund, Inc. and Orion Multifamily Management LLC.

10.4	(1)	Form of the Company’s Stock Option Plan.

10.5	(1)	Form of Indemnification Agreement by and between RCC and the directors and executive officers of Orion Multifamily Investment Fund, Inc.

23.1	(1)	Consent of Deloitte & Touche dated July , 2003.

23.2	(1)	Consent of Proskauer Rose LLP dated July , 2003.

23.3	(1)	Consent of Venable LLP dated July , 2003.

24		Power of Attorney (included on signature page to the Registration Statement).

(1)	To be filed by amendment.

ITEM 37. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

F. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on the 25th day of July, 2003.

ORION MULTIFAMILY INVESTMENT FUND, INC.

By:	/s/ Stuart J. Boesky
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stuart J. Boesky and Marc D. Schnitzer and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE

/s/ Stuart J. Boesky	Chief Executive Officer and Chairman of the board of directors	July 25, 2003

/s/ Marc D. Schnitzer	President and Director	July 25, 2003

/s/ Stuart A. Rothstein	Chief Financial Officer	July 25, 2003

INDEPENDENT AUDITORS’ REPORT

The Shareholder of

Orion Multifamily Investment Fund, Inc.

New York, New York

We have audited the accompanying consolidated balance sheet of Orion Multifamily Investment Fund, Inc. and subsidiary (the “Company”) as of July 1, 2003. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Orion Multifamily Investment Fund, Inc. and subsidiary as of July 1, 2003 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

New York, New York

July 17, 2003

ORION MULTIFAMILY INVESTMENT FUND, INC. AND SUBSIDIARY

(A Maryland Corporation in the Developmental Stage)

CONSOLIDATED BALANCE SHEET

July 1, 2003

ASSETS

Cash	$200,000
Due from shareholder	2,000

Total assets	$202,000

LIABILITIES AND SHAREHOLDER’S EQUITY

LIABILITIES:
Minority interest	$2,000
SHAREHOLDER’S EQUITY:
Preferred shares, 10,000,000 shares authorized, none outstanding	—
Common shares, $0.01 par value, 60,000,000 shares authorized, 21,978 shares issued and outstanding	220
Additional paid in capital	199,780

Total liabilities and shareholder’s equity	$202,000

The accompanying notes are integral part of this consolidated balance sheet.

ORION MULTIFAMILY INVESTMENT FUND, INC. AND SUBSIDIARY

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED BALANCE SHEET

July 1, 2003

1. Organization:

Orion Multifamily Investment Fund, Inc. (the “Company”), is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). The Company intends to offer for sale a maximum of 30,000,000 (exclusive of 4,000,000 shares available pursuant to the Company’s dividend reinvestment plan, 600,000 shares that could be obtained through the exercise of selling dealer warrants when and if issued and 75,000 shares that is reserved for issuance under the Company’s stock option plan) common shares at a price of $10 per share. The Company sold 21,978 shares to Orion Multifamily LLC (the “Advisor”) as of June 30, 2003, at $9.10 per share. At each closing thereafter, an affiliate of the Company will purchase 5% (together with the purchase price of the 21,978 shares purchased by the Advisor) of the aggregate purchase price of the Company’s shares sold. The Company will seek to acquire and operate multifamily real estate properties located in the United States. All such properties may be acquired and operated by the Company alone or jointly with another party. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire.

The management of the Company will be through the Advisor and Orion Multifamily Management LLC, which will serve as the Company’s property manager (“Property Manager”). Related Equities Corporation (“Dealer Manager”) will serve as the dealer manager of the Company’s public offering. These related parties will receive compensation and fees for services relating to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are based on percentages of: 1) the offering proceeds sold; 2) the cost of acquired properties; and 3) the annual revenue earned from such properties and other such fees outlined in each of the respective agreements. See Footnote 2, Related Party Transactions, below for a summary of related party fees.

Orion Multifamily LP (the “Operating Partnership”) issued to the Company 21,978 Operating Partnership units in exchange for $200,000. The Company is the sole general partner and holder of 99.01% of the units of the Operating Partnership. The Advisor agreed to contribute $2,000 to the Operating Partnership in exchange for a 0.99% limited partner interest in the Operating Partnership, which was received on July 17, 2003. The limited partner interests have the right to convert Operating Partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets. Due to the Company’s control of the Operating Partnership and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as minority interest liability in the accompanying balance sheet.

2. Summary of Significant Accounting Policies:

Cash and cash equivalents include cash in banks and money market funds, and temporary investments in short-term instruments with original maturities equal to or less than three months.

3. Related Party Transactions

The Company expects to pay the following fees to its Advisor and its affiliates during its operational stage:

Fees/Compensation	Amount
Acquisition Fee	3% of the gross contract purchase price of the property purchased. The acquisition fee and expenses for any particular property, will not exceed, in the aggregate, 6% of the gross contract purchase price of the property.

Deferred Acquisition Fee	6% of the aggregate purchase price of the properties, minus any other acquisition fees and acquisition expenses of the properties, including amounts payable to affiliates. The deferred acquisition fee with respect to any property will bear interest at the rate of 6% per annum from the date of acquisition of the property until such fee is paid.

Mortgage Banking Fee	PW Funding (an affiliate of the Advisor) and its affiliates will be paid a mortgage banking fee in an amount equal to the lower of 1% of the principal amount of the aggregate indebtedness arranged by PW Funding for the property purchased or the market rate for such services if PW Funding arranges a loan on the Company’s behalf.

Property Management Fee	The Property Manager will be paid a monthly management fee of 5% of the gross revenues from the Company’s properties.

Asset Management Fee	The Advisor and its affiliates will be paid an advisor asset management fee of 0.50% of the Company’s average invested assets. This fee will be payable quarterly in an amount equal to 0.125 of 1% of average invested assets as of the last day of the immediately preceding quarter.

Reimbursable Expenses	The Advisor and its affiliates will be reimbursed for expenses that may include costs of goods and services, administrative services and non-supervisory services performed directly for the Company by independent parties.

Loan Servicing Fee	PW Funding and its affiliates will be paid a loan servicing fee in an amount equal the market rate for such services if PW Funding services a loan on the Company’s behalf.

4. Income Taxes

The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which it distributes to its shareholders provided that at least 90% of Taxable Income is distributed and provided that such income meets other conditions. Accordingly, no provision for federal income taxes is required. The Company may be subject to state taxes in certain jurisdictions. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

5. Concentration of Credit Risk:

The Company maintains its cash in a bank which is insured by the Federal Deposit Insurance Corporation (“FDIC”) for a balance up to $100,000. At July 1, 2003, the account balance exceeded the FDIC limit.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following introduction provides information relating to real estate investment programs sponsored by the sponsor or its affiliates (“Prior Programs’). These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2002. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Related Capital Company (“RCC”). In the five years ending December 31, 2002, RCC did not sponsor any programs which have investment objectives similar to ours.

Prospective investors should read these Tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance Summary” elsewhere in this prospectus.

INVESTORS IN ORION MULTIFAMILY INVESTMENT FUND, INC. WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

Prospective investors should note that the investment objectives of each of the programs listed in these Tables are substantially different than ours in that the investor benefits of such programs are intended to be low income housing tax credits rather than quarterly cash dividends and capital appreciation.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

• “Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

• “Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

• “GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

• “Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

• “Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

• “Return of Capital” refers to distributions to investors in excess of net income.

TABLE I

Experience in Raising and Investing Funds

(Not Covered by Independent Auditors’ Report)

The following table includes information concerning the experience of the REIT and Affiliates in raising and investing funds for prior private limited partnerships with investment objective substantial similar to those of the REIT, the offerings of which closed between January 1, 2000 and December 31, 2002. The table shows the percentage of the amount raised available for investment, the dollar amount offered and raised, the amount of funds raised form sources other than investors, the percentage of leverage used in purchasing properties, and the time frame for raising the investing funds. Note that the majority

The table should be read in conjunction with the Introduction and the accompanying notes.

Private Placement	Prior Private Residential Real Estate Limited Partnerships Syndicated During
	2000	2001	2002
Date Considered Closed
Dollar Amount Offered	$422,883,500	$388,578,500	$1,011,679,203
Dollar Amount Raised (100%) (1)	$396,180,800	$324,835,260	$1,085,346,646
Less Offering Expenses:
Selling Commissions and Discounts	1.26%	1.10%	0.84%
Organizational expenses	1.03%	0.72%	0.86%
Reserves:
Percentage of “Amount Raised” Available for Investment	97.70%	98.18%	98.23%
Acquisition Costs
Acquisition Fee	3.25%	2.90%	3.47%
Partnership Management Expense	1.11%	1.00%	1.27%
Acquisition Expense Allowance	1.11%	1.03%	1.18%
Reserves	2.28%	2.87%	2.29%
Cash Used for Investments and Interest Expenses	89.95%	90.37%	90.00%
Total acquisition cost	97.70%	98.18%	98.23%
Percent leverage (mortgage financing divided by total acquisition cost)	55%	54%	60%
Date offering began (4)	October 1999 to December 2000	January 2001 to October 2001	July 2000 to December 2002 (3)
Months to invest 90% of amount available for investment	2 (5)	4 (5)	1 (5)
Number of programs syndicated	7	4	14 (2)

Notes to Table I:

Note 1—The dollar amount offered and raised includes the entire amount of investor contribution payable over a period of years.

Note 2—Seven of these partnerships are still in their offering stage as of December 31, 2002.

Note 3—Some of these partnerships are still in their acquisition stage as of December 31, 2002.

Note 4—Represent the date range from when the earliest and latest partnerships were offered.

Note 5—Represents a weighted average number of months for the partnerships.

TABLE II

Compensation to Sponsor and Affiliates

(Not Covered by Independent Auditors’ Report)

The following table set forth all compensation paid to Affiliates of the Advisor regardless of the form of such compensation, with respect to the prior private limited partnerships with investment objectives substantially similar to those of the REIT the offerings of which closed between January 1, 2000 and December 31, 2002.

The table should be read in conjunction with the Introduction and the accompanying notes.

Type of Compensation Private Placements	Prior Private Tax Credit Programs
	2000	2001	2002
Date Considered Closed
Dollar Amount Raised	$396,180,800	$324,835,260	$1,085,346,646
Amount paid to sponsor from proceeds of offering
Underwriting fees
Acquisition/partnership management fees	$17,258,963	$12,669,728	$51,520,740
Real estate commissions
Advisory fee
Non-accountable expense allowance
Organizational/offering expenses	$4,096,911	$2,334,426	$9,280,214
Reimbursement of acquisition expenses	$4,392,627	$3,348,445	$12,849,103
Other
Other
Dollar amount of cash generated from operations before deducting payments to sponsor	$21,187,019	$6,051,778	$23,508,843
Amount paid to sponsor from operations:
Property management fee
Partnership or Incentive management fee	$3,775,281	$—	$4,722,023
Reimbursements	$1,219,879	$349,475	$788,714
Leasing commissions
Other
Dollar amount of property sale and refinancing before deducting payments to sponsor
Cash
Note
Amount paid to sponsor form property sales and refinancing:
Real estate commission
Incentive fee
Other
Aggregate Limited Partnerships	7	4	14

Notes to Table II:

Note 1—	Seven of these partnerships are still in their offering stage as of December 31, 2002.
Note 2—	Aggregate payments paid or accrued to Affiliates of the Advisor during the three year period ended December 21, 2002 from programs not reflected in Table II (as such programs were syndicated prior to 2000) were as follows:

Amount paid from proceeds of offering:
Acquisition fees	$34,309,598
Reimbursements of offering and acquisition expenses	$516,018

Amount paid from operations:
Partnership, asset or investment management fees	$35,533,939
Expense reimbursement	$11,949,104
Total Number of programs	105

TABLE III

Operating Results of Prior Programs

(Not Covered by Independent Auditors’ Report)

The following table summarizes the operating results of prior private limited partnerships sponsored by Affiliates of the Advisor with investment objective substantially similar to those of the REIT, which were offered and closed between January 1, 1998 and December 31, 2002.

The items in this Table III are classified according to the Statement of Cash Flow prepared in accordance with Financial Accounting Standards Board Statement No.95

The table should be read in conjunction with the Introduction and the accompanying notes.

	Tax Credit Programs
	1998	1999	2000	2001	2002
Operating Results of Prior Program
Gross revenue (1)	$10,232,174	$32,315,855	$103,509,008	$198,387,764	$262,526,513
Profit on sale of properties
Less operating expenses	7,853,010	31,974,391	77,624,557	130,692,783	177,941,235
Interest	8,333,179	23,189,880	55,721,603	96,754,694	121,956,456
Depreciation	2,487,949	11,294,577	40,834,321	76,181,174	104,150,775
Cumulative effect of change in accounting principal	—	(3,031,250)	—	—	—

Net Income—GAAP Basis	$(8,441,964)	$(37,174,243)	$(70,671,473)	$(105,240,887)	$(141,521,953)

Taxable Income (Loss)	$(5,711,299)	$(24,236,707)	$(62,841,825)	$(104,597,895)	$(135,544,429)

From operations
From gain on sales
Tax Credit Generated	$481,191	$10,050,351	$46,283,810	$88,828,811	$128,146,885

Historic Tax Credit Generated	—	$387,126	$6,393,633	$5,047,860	$12,253,285

State Tax Credit Generated	—	—	$2,606,696	$2,192,283	$2,820,377

Cash generated from operations (2)	$(7,538,614)	$(13,797,164)	$(19,349,170)	$(20,303,132)	$(37,254,083)
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	(7,538,614)	(13,797,164)	(19,349,170)	(20,303,132)	(37,254,083)

Less: Cash distribution to investors
From operating cash flow
From sale or refinancing
From other

Cash generated (deficiency) after cash distributions	(7,538,614)	(13,797,164)	(19,349,170)	(20,303,132)	(37,254,083)

Add or Less: Special items
Partners’ Capital Contributions, net	37,406,223	196,910,502	287,252,920	303,568,748	387,234,627
Mortgage and Purchase Mortgage Notes	101,910,455	85,169,836	96,240,248	144,801,524	139,558,596

	Tax Credit Programs
	1998	1999	2000	2001	2002
Operating Results of Prior Program
Proceeds/(Payments)
Short - term Notes and Other Amounts due to	(125,000)	(9,938,250)	(42,458,198)	(28,692,672)	(22,068,626)
Selling Partners (Payments)	—	(1,232,040)	(2,726,906)	(13,515,654)	(12,782,436)
Syndication and Organization Cost	(4,493,951)	(3,635,160)	(4,571,705)	(4,627,962)	(5,338,756)
Investment in Real Estate	(111,437,900)	(244,119,328)	(286,367,166)	(376,600,081)	(440,885,853)
Decrease (Increase) in Other Assets	—	—	826,266	(716,266)	—
Increase (Decrease in Other Liabilities	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	15,721,213	9,358,396	28,846,289	3,914,505	8,463,469

Cash and Cash Equivalent at Beginning of Period		15,721,213	25,079,609	53,925,898	57,840,403

Cash and Cash Equivalent at End of Period	$15,721,213	$25,079,609	$53,925,898	$57,840,403	$66,303,872

Tax and distribution data per $1,000 invested (3)
Federal income tax results:
Ordinary income (loss)	$(3)	$(12)	$(30)	$(50)	$(64)
From operations
From recapture
Capital gain (loss)
Cash distribution to investor
Tax Credits Generated Per $1000 Investments	$—	$5	$22	$42	$61
Historic Tax Credits Generated Per $1000 Investments	$—	$—	$3	$2	$6
State Tax Credits Generated Per $1000 Investments	$—	$—	$1	$1	$1
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	100%
Aggregate Limited Partnerships	4	9	7	4	14

Notes to Table III:

Note 1—All revenues are from operations. The initial date for commencement of operations, where applicable, is the cutoff date used for purposes of Table II.
Note 2—Cash generated (deficiency) from operations includes amounts disbursed for expenses funded from equity contributions and mortgage debt.
Note 3—Data is the amount allocable to the investor per $1,000 of total capital invested

TABLE IV

Results of Completed Programs

(Not Covered by Independent Auditors’ Report)

Table IV presents information relating to the return per $1,000 investment for partnerships which have completed operations within the five year period ended December 31, 2002. Completed operations refer to the fact that the partnership has disposed of all its properties even though it may still hold notes.

The table should be read in conjunction with the Introduction and the accompanying notes.

	1998	1998	1999	2000	2001	2001	2001	2001	2001	2002	2002
	Lone Star Mall	Southwest Mall	Golden Triangle	International Plaza	Cambridge Advantaged Properties II, LP	Pennsauken Housing	Related Warrenhill	Sharpstown Center Associates	Related RSI (Rock Ridge)	Jackson Housing	Star Creek II Associates, LTD
Dollar amount raised	$16,300,054	$15,960,000	$9,700,000	$3,200,000	$35,750,000	$1,000,000	$3,183,000	$36,000,000	$2,332,200	$2,150,000	$5,752,550
Number of properties purchased	1	1	1	1	12	1	2	1	4	1	1
Date of closing of offering	2/15/1984	11/25/1983	6/20/1984	11/30/2000	1/1/1986	12/1/1979	11/27/1984	7/12/1983	12/31/1984	2/1/1981	1/1/1986
Date first sale of property	3/10/1998	10/8/1998	1/1/1999	6/13/2000	5/31/1996	3/19/2001	3/20/2001	3/31/2001	2001	10/8/2002	11/1/2002
Date of final sale of property	3/10/1998	10/8/1998	1/1/1999	6/13/2000	11/16/2001	3/19/2001	3/20/2001	3/31/2001	2001	10/8/2002	11/1/2002
Ordinary income (loss)
From operations	$(54)	$(365)	$5	$(238)	$89	$(68)	$(154)	$(1)	$(0)	$65	$(62)
From recapture	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Capital gain (loss)(1)	$5,511	$8,103	$5,222	$2,446	$4,283	$3,775	$5,636	$7,852	$—	$3,265	$398
Deferred gain
Capital	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Ordinary	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash distributions to investors
Source (on GAAP basis)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Return of Capital
Source (on cash basis)
Sales	$28	$29	$—	$—	$152	$936	$—	$—	$—	$2,484	$56
Refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Operating	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Notes to Table IV:

Note 1—The sales have qualified for capital gain treatment pursuant to Section 1231 of the Internal Revenue Code and includes the amount representing Unrecaptured Section 1250 gain.

TABLE V

Sales or Dispositions of Properties

(Not Covered by Independent Auditors’ Report)

Table V presents information on the sale of properties by prior programs during the three years ended December 31, 2002. The information in this table should not be considered indicative of the results of the Partnership.

The table should be read in conjunction with the Introduction and the accompanying notes.

					Selling Price, Net of Closing Costs, and GAAP Adjustments			Cost of Properties, Including Closing And Soft Costs
Fund	Year	Property	Date Acquired	Date of sales	Cash Received Net of Closing Cost	Mortgage and Purchase Money Note Balance at Time of Sale	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Cost	Total	Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures (1)
Cambridge Advantaged Properties LP
	2000	Bellfort Arms	11/01/84	01/06/00	173,331	—	173,331		8,227,680	8,227,680	—
		Cranbrook Manor	12/01/84	01/01/00	99,990	1,200,273	1,300,263	1,822,451	1,843,008	3,665,459	—
		Fircrest Manor (Conifer 307)	11/01/84	03/07/00	1,966,849	1,979,503	3,946,352	826,564	962,232	1,788,796	19,434
		Caroline Apartments	12/01/84	03/31/00	90,000	1,912,001	2,002,001	905,386	1,652,896	2,558,282	39,414
		Bonnie Doone	11/01/84	06/30/00	—	2,765,892	2,765,892	829,440	930,888	1,760,328	990
		Decatur	10/01/84	06/30/00	—	4,193,528	4,193,528	1,302,684	1,464,972	2,767,656	—
		Dickens Ferry	11/01/84	06/30/00	—	3,401,398	3,401,398	1,017,405	1,389,381	2,406,786	—
		Florence Apartments	10/01/84	06/30/00	—	3,837,155	3,837,155	1,441,363	1,472,871	2,914,234	23,252
		Casa Ramon	10/01/84	07/14/00	3,366,946	3,867,541	7,234,487	1,041,590	1,685,949	2,727,539	—
		Sundown Apartments (Cloister)	11/01/84	11/07/00	691,683	7,003,664	7,695,347	3,044,856	2,913,139	5,957,995	—
		Solemar I	10/01/84	12/18/00	500,867	9,549,207	10,050,074	5,147,964	3,618,538	8,766,502	139,333
		Conifer Village (Confier 208)	11/01/84	12/19/00	1,230,773	2,206,330	3,437,103	786,506	1,095,395	1,881,901	11,768
		Cedarbay	09/01/84	12/20/00	186,158	4,890,089	5,076,247	2,030,711	1,667,722	3,698,433	2,530
	2001	West Scenic	12/01/84	01/04/01	30,000	5,005,025	5,035,025	1,971,089	2,434,296	4,405,385	—
		Tall Pines	11/01/84	04/11/01	1,327,351	4,148,580	5,475,931	1,143,798	2,395,543	3,539,341	—
		Northwoods 3	10/01/84	04/20/01	802,461	4,012,716	4,815,177	2,355,444	1,352,779	3,708,223	578,447
		Ware Manor	11/01/84	05/10/01	618,611	2,676,975	3,295,586	1,166,698	1,488,761	2,655,459	8,301
		Oakwood Manor	12/01/84	06/27/01	1,051,371	8,737,494	9,788,865	2,803,679	3,683,669	6,487,348	—
		Washington Highland	10/01/84	07/20/01	295,858	2,389,253	2,685,111	737,061	1,371,550	2,108,611	94,880
		Southside Villages	11/01/84	08/14/01	5,000	4,761,841	4,766,841	1,225,434	1,438,179	2,663,613	2,036
		University Gardens	11/02/84	08/14/01	5,000	4,034,322	4,039,322	1,207,030	1,261,531	2,468,561	72,982
		Hackley Village	10/01/84	08/15/01	—	2,244,432	2,244,432	758,768	892,132	1,650,900	19,612
		Seymour O’Brien Manor	10/01/84	11/13/01	867,469	2,334,012	3,201,481	751,279	1,143,336	1,894,615	50,833
		Vincennes Niblack	10/01/84	11/20/01	1,625,415	4,833,937	6,459,352	1,980,684	2,706,306	4,686,990	280,179
	2002	Henslee Heights	12/01/84	01/01/02	27,972	3,339,821	3,367,793	986,351	1,244,168	2,230,519	—
		Greenwood Manor	12/02/84	01/01/02	11,988	2,692,995	2,704,983	793,948	962,819	1,756,767	—
		Malvern Manor	12/03/84	01/01/02	7,920	2,239,213	2,247,133	679,954	796,408	1,476,362	—
		Southwest	12/04/84	01/01/02	9,990	1,906,975	1,916,965	652,180	744,402	1,396,582	—
		Hereford Manor	12/05/84	01/01/02	1,988	2,067,248	2,069,236	584,894	837,997	1,422,891	—
		Nottingham Woods Apts.	11/01/84	02/14/02	622,146	4,617,274	5,239,420	2,079,214	1,900,659	3,979,873	—
		Robindale East	12/05/84	02/15/02	10,000	3,635,911	3,645,911	1,090,063	1,520,823	2,610,886	—
		Northpointe I (Shelton Beach)	11/01/84	04/30/02	1,449,996	4,120,488	5,570,484	1,354,932	1,937,080	3,292,012	1,045,033
		Northpointe II	11/02/84	04/30/02	734,958	3,019,901	3,754,859	1,156,600	1,261,001	2,417,601	684,263
		Huntley Associates I	10/01/84	05/09/02	1,276,796	3,431,227	4,708,023	1,304,164	1,597,667	2,901,831	61,005
		Huntley Associates II	10/01/84	05/09/02	1,193,516	2,390,187	3,583,703	1,084,249	1,191,791	2,276,040	38,524
		Lexington Village	11/02/84	05/30/02	823,706	4,188,052	5,011,758	1,161,965	1,914,833	3,076,798	—
		Saraland Apartments	10/01/84	07/23/02	—	2,698,255	2,698,255	719,624	741,385	1,461,009	4,361
		Pinewood Village (Conifer 317)	11/02/84	12/20/02	1,766,762	2,033,619	3,800,381	632,749	1,084,412	1,717,161	28,056

					Selling Price, Net of Closing Costs, and GAAP Adjustments			Cost of Properties, Including Closing And Soft Costs
Fund	Year	Property	Date Acquired	Date of sales	Cash Received Net of Closing Cost	Mortgage and Purchase Money Note Balance at Time of Sale	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Cost	Total	Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures (1)
		Summer Arms	11/02/84	12/31/02	25,000	3,943,640	3,968,640	1,057,022	1,626,020	2,683,042	—
Cambridge Advantaged Properties II LP
	2000	Brookwood Apartments LP	12/01/85	03/24/00	1,629,689	5,396,206	7,025,895	5,896,600	1,433,924	7,330,524	186,420
		Apple Creek Associates of Denton, Ltd	10/01/85	07/28/00	195,018	7,471,138	7,666,156	7,575,000	1,012,424	8,587,424	—
		Woodbridge, Ltd	10/01/85	12/29/00	1,323,344	8,000,000	9,323,344	9,000,000	2,164,484	1,164,484	—
	2001	Triangle/Oaks LP	09/01/85	05/23/01	362,523	19,370,000	19,732,523	20,770,000	5,506,683	26,276,683	—
		Sheridan Square Associates of Lawton	10/01/85	05/08/01	—	7,559,506	7,559,506	8,500,000	1,307,868	9,807,868	—
		Suncreek-269, Ltd	12/01/85	06/29/01	367,768	6,600,000	6,967,768	10,000,000	3,729,597	13,729,597	1,502,986
		The Harbours Associates	11/01/85	11/13/01	5,470,434	12,277,285	17,747,719	15,525,000	3,395,210	18,920,210	208,035
		Westwind II Associates	12/01/85	11/16/01	1,335,473	4,307,159	5,642,632	5,660,000	1,279,200	6,939,200	785,935

Cambridge & Related Housing Properties LP
	2000	Pacific Palms, a Limited Partnership	09/01/83	04/28/00	3,607,988	5,011,926	8,619,914	2,225,000	3,488,776	5,713,776	4,016
		Westwood Apartments, Ltd.	08/01/83	09/14/00	—	5,089,266	5,089,266	2,521,500	1,917,988	4,439,488	50,749
		Parktowne, Ltd.	08/01/83	09/14/00	901,955	3,360,116	4,262,071	2,010,900	1,597,932	3,608,832	495,246
		Westgate Associates Limited	11/01/83	12/01/00	966,325	2,742,854	3,709,179	1,908,828	1,321,409	3,230,237	14,960
		New Jersey, Ltd.	08/01/83	12/20/00	512,185	3,770,107	4,282,292	1,747,800	1,757,783	3,505,583	59,394
	2001	Char-Mur Apartments, Ltd.	12/01/84	03/16/01	88,413	1,347,115	1,435,528	551,801	625,253	1,177,054	—
		Rolling Meadows Apartments, Ltd.	11/01/83	08/31/01	201,168	5,349,674	5,550,842	2,528,200	2,764,132	5,292,332	46,525
		Buena Vista Manor Apartments, Ltd.	11/01/83	11/26/01	125,000	5,871,384	5,996,384	2,170,000	3,137,493	5,307,493	142,153
	2002	Cedar Hills Apartments, Ltd.	12/01/84	01/01/02	11,988	1,655,203	1,667,191	650,840	844,700	1,495,540	—
		Crossett Apartments, Ltd.	12/01/84	01/01/02	7,920	1,528,009	1,535,929	612,250	705,927	1,318,177	—
		Ziegler Boulevard, Ltd.	08/01/83	03/27/02	591,871	4,465,981	5,057,852	2,098,300	2,251,025	4,349,325	29,697
		Eastwyck III, Ltd.	08/01/83	03/27/02	5,000	1,935,144	1,940,144	915,800	991,908	1,907,708	19,798
		San Diego-Logan Square Gardens Co.	09/01/83	07/12/02	7,064,239	7,270,333	14,334,572	2,398,000	3,474,262	5,872,262	76,049
		Grandview-Blue Ridge Manor, Ltd.	09/01/83	10/31/02	100	2,235,705	2,235,805	1,234,900	988,704	2,223,604	27,333
		Breckenridge-Chapparral Apartments II, Ltd.	09/01/83	10/31/02	100	2,586,699	2,586,799	1,008,100	1,299,666	2,307,766	156,765
		Albuquerque-Lafayette Square Apts., Ltd.	09/01/83	10/31/02	100	7,794,096	7,794,196	2,500,600	2,474,962	4,975,562	165,557
		Fort Worth-Northwood Apartments, Ltd.	09/01/83	10/31/02	100	2,728,177	2,728,277	1,148,900	1,479,817	2,628,717	75,715
		Corpus Christi-Oso Bay Apartments, Ltd.	09/01/83	10/31/02	100	3,228,230	3,228,330	1,359,400	1,554,283	2,913,683	195,459
		Ardmore-Rolling Meadows Of Ardmore, Ltd.	09/01/83	10/31/02	—	2,916,204	2,916,204	1,234,000	1,488,855	2,722,855	157,291
		Stephenville-Tarleton Arms Apartments, Ltd.	09/01/83	10/31/02	100	3,791,918	3,792,018	1,530,000	1,753,613	3,283,613	111,311
		Wingate Associates, Ltd.	11/01/83	12/19/02	1,338,702	2,839,973	4,178,675	2,183,696	1,447,849	3,631,545	68,902

International Plaza	2000	International Plaza	07/01/82	06/13/00	—	10,331,647	10,331,647	9,050,000	3,200,000	12,250,000	(41,108)
Related Warren Hill	2001	Warrensville Manor Developt Co.	11/27/84	03/20/01	595,489	1,710,953	2,306,442	2,147,710	171,024	2,318,734	309,524
		Spring Hill Villa Development Co.	11/27/84	03/20/01	1,529,326	3,143,373	4,672,699	4,071,188	171,024	4,242,212	1,071,160
Related RSI	2001	Rock Ridge	12/31/84	06/23/05	—	—	—	3,000,500	2,540,000	5,540,500	750,000
		Sharpstown Center Associates	07/12/83	03/31/01	—	165,133,869	165,133,869	105,071,875	124,471,875	229,543,750	1,873,150
Pennsauken Housing	2001	Pennsauken Housing	12/01/79	03/19/01	—	2,965,341	2,965,341	4,800,000	5,860,143	10,660,143	1,001,098
Liberty Tax Credit I, LP	2001	Apple Creek Housing Associates, LTD	06/01/88	05/31/02	200,000	13,019,896	13,219,896	8,204,143	4,106,303	12,310,446	—
Liberty Tax Credit II, LP	2001	Campeche Isle Apartments LP	05/01/89	01/18/02	306,536	4,061,142	4,367,678	4,577,957	3,738,279	8,316,236	—

					Selling Price, Net of Closing Costs, and GAAP Adjustments			Cost of Properties, Including Closing And Soft Costs
Fund	Year	Property	Date Acquired	Date of sales	Cash Received Net of Closing Cost	Mortgage and Purchase Money Note Balance at Time of Sale	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Cost	Total	Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures (1)
Liberty Tax Credit III, LP	2001	Northwood Associates LP	02/01/90	10/04/01	80,000	1,732,008	1,812,008	2,502,328	2,479,385	4,978,710	—
Florida High Yeild Tax Credit Properties, L.P.	2002	Star Creek II Associates	04/01/90	11/01/02	—	6,904,244	6,904,244	5,965,593	4,041,953	10,007,546	342,040
		Jackson Housing Associates	02/01/81	10/08/02	—	7,337,492	7,337,492	9,788,850	137,500	9,926,350	124,914

Notes to Table V:

Note 1—Amount shown is the cash applied to operations cumulatively from inception to date of sale.

TABLE VI

Acquisition of Properties by Programs

(Not Covered by Independent Auditors’ Report)

Table VI presents information relating to all properties acquired between January 1, 2000 and December 31, 2002 by prior programs.

The table should be read in conjunction with the Introduction and the accompanying notes.

Private Estate Program	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase (1)	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs (2)	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
Year 2000
Related Hawaii II, LP
	Manana Gardens	Pearl City, HI	Multi-Family Apts.	72	47,100	02/09/00	$4,329,900	$1,973,500	$94,300	$6,303,400	$6,397,700	$—	$—
Related Capital Housing Partnership I LP
	Casa Ramon	Orange, CA	Multi-Family Apts.	75	66,828	12/31/00	$5,484,144	$1,813,533	$79,611	$7,297,677	$7,377,288	$—	$—
	El Rancho Verde	San Jose, CA	Multi-Family Apts.	700	639,796	09/15/00	$89,646,801	$26,966,000	$1,183,758	$16,612,801	$117,796,559	$—	$—
	Southfield Village	Stamford, CT	Multi-Family Apts.	149	157,475	09/30/00	$24,266,377	$15,000,000	$658,472	$39,266,377	$39,924,849	$—	$—
	Summerlake Apartments	Davie, FL	Multi-Family Apts.	108	99,000	06/21/00	$7,540,000	$2,690,000	$118,086	$10,230,000	$10,348,086	$—	$—
	Alexandrine Square	Detriot, MI	Multi-Family Apts.	30	16,080	12/31/00	$703,000	$2,283,235	$—	$2,986,235	$2,986,235	$—	$—
	Medley Place	Golden Valley, MN	Multi-Family Apts.	30	31,810	09/30/00	$2,292,399	$1,065,713	$46,782	$3,358,112	$3,404,894	$—	$—
	Walnut Place	Rockford, MN	Multi-Family Apts.	30	32,688	07/19/00	$2,225,043	$1,091,406	$47,911	$3,316,449	$3,364,360	$—	$—
	Aspen Meadows	Bozeman, MT	Multi-Family Apts.	44	40,290	06/30/00	$1,592,000	$2,915,473	$127,984	$4,507,473	$4,635,457	$—	$—
	Studevan School	Darby, PA	Multi-Family Apts.	36	24,912	06/21/00	$1,415,416	$2,850,464	$125,130	$4,265,880	$4,391,010	$—	$—
	South Congress	Austin, TX	Multi-Family Apts.	172	140,224	09/30/00	$6,957,335	$2,471,000	$108,472	$9,428,335	$9,536,807	$—	$—
Related Capital Housing Partnership I—Series II
	Chapel Ridge of Forrest City	Forest City, AZ	Multi-Family Apts.	64	62,132	12/31/01	$1,456,960	$2,370,000	$104,039	$3,826,960	$3,930,999	$—	$—
	Chapel Ridge of Monticello	Monticello, AZ	Multi-Family Apts.	64	61,648	03/31/02	$1,533,727	$2,067,000	$90,737	$3,600,727	$3,691,464	$—	$—
	King’s Villages	Pasadena, CA	Multi-Family Apts.	313	281,800	12/31/00	$26,146,314	$10,238,000	$449,429	$36,384,314	$36,833,743	$—	$—
	Steinbeck Commons	Salinas, CA	Multi-Family Apts.	100	57,775	06/30/01	$4,677,181	$1,620,000	$71,115	$6,333,181	$6,404,296	$—	$—
	Coronado Terrace	San Diego, CA	Multi-Family Apts.	312	264,788	12/31/01	$20,425,590	$8,293,000	$364,047	$28,718,590	$29,082,637	$—	$—
	Vista Terrace Hills	San Diego, CA	Multi-Family Apts.	262	296,474	06/30/01	$20,475,527	$8,609,000	$319,263	$29,084,527	$29,403,790	$—	$—
	Monterey Place Phase II	New Haven, CT	Multi-Family Apts.	42	45,734	12/27/01	$5,217,089	$9,983,000	$438,235	$15,200,089	$15,638,324	$—	$—
	Jacaranda Trail	Arcadia, FL	Multi-Family Apts.	50	38,527	02/05/02	$1,073,398	$3,042,000	$131,036	$4,115,398	$4,246,434	$—	$—
	Running Brook Apts.	Miami, FL	Multi-Family Apts.	186	202,120	12/31/00	$10,624,326	$5,364,000	$235,470	$15,988,326	$16,223,796	$—	$—
	Hillside Apartments	Minden. LA	Multi-Family Apts.	60	61,680	07/18/00	$1,508,917	$1,829,000	$80,290	$3,337,917	$3,418,207	$—	$—
	Gtr. Paterson Development II	Paterson, NJ	Multi-Family Apts.	134	172,538	03/31/01	$14,608,402	$16,330,000	$716,857	$30,938,402	$31,655,259	$—	$—
	Corning Homes	Albany, NY	Multi-Family Apts.	160	197,232	12/27/00	$21,455,583	$8,863,000	$389,069	$30,318,583	$30,707,652	$—	$—
	Lakeview Phase I	Buffalo, NY	Multi-Family Apts.	138	123,360	12/31/00	$13,444,139	$7,600,000	$333,626	$21,044,139	$21,377,765	$—	$—
	Seminole Homes	Seminole, OK	Multi-Family Apts.	38	41,947	12/31/01	$1,286,205	$2,052,000	$90,079	$3,338,205	$3,428,284	$—	$—
	Wellington Ridge I	Chester, PA	Multi-Family Apts.	56	50,339	10/31/01	$2,460,000	$5,272,000	$231,431	$7,732,000	$7,963,431	$—	$—
	Wellington Ridge II	Chester, PA	Multi-Family Apts.	54	64,400	12/31/01	$1,908,513	$5,452,895	$146,064	$7,361,408	$7,507,472	$—	$—
	Calcon Gardens	Darby, PA	Multi-Family Apts.	50	55,012	12/31/00	$5,556,476	$2,566,000	$112,643	$8,122,476	$8,235,119	$—	$—
	Pheasant Hill Estates II	Harrisburg, PA	Multi-Family Apts.	48	30,624	10/16/00	$1,197,600	$2,136,000	$93,766	$3,333,600	$3,427,366	$—	$—
	Monroe Meadows	Monroeville, PA	Multi-Family Apts.	48	32,800	06/30/01	$3,829,320	$3,456,000	$151,712	$7,285,320	$7,437,032	$—	$—
	Oak Hill Phase I-C	Pittsburgh, PA	Multi-Family Apts.	150	134,355	06/30/01	$13,160,973	$8,697,000	$381,782	$21,857,973	$22,239,755	$—	$—
	Creekside Apts.	Gills County, TN	Multi-Family Apts.	88	83,164	01/08/02	$2,024,098	$3,375,000	$148,156	$5,399,098	$5,547,254	$—	$—
	LeMoyne Gardens I	Memphis, TN	Multi-Family Apts.	107	112,999	03/30/01	$8,166,586	$2,322,000	$101,932	$10,488,586	$10,590,518	$—	$—
	Southwest Trails Apts.	Austin, TX	Multi-Family Apts.	160	170,256	11/15/00	$9,546,000	$3,454,000	$151,624	$13,000,000	$13,151,624	$—	$—
	Medical Center Village	Dallas, TX	Multi-Family Apts.	100	106,560	06/30/01	$4,250,000	$4,760,600	$208,982	$9,010,600	$9,219,582	$—	$—
	Parks at Westmoreland	DeSoto, TX	Multi-Family Apts.	250	217,900	07/14/00	$12,471,773	$6,849,900	$300,698	$19,321,673	$19,622,371	$—	$—
	Las Quintas	Eagle Pass, TX	Multi-Family Apts.	60	56,192	03/04/02	$717,000	$3,725,000	$163,521	$4,442,000	$4,605,521	$—	$—
	Hillsboro Gardens	Hillsboro, TX	Multi-Family Apts.	76	79,400	06/30/01	$1,571,179	$5,036,000	$221,071	$6,607,179	$6,828,250	$—	$—
	Pine Street Village	Portsmouth, VA	Multi-Family Apts.	58	59,748	12/07/01	$3,619,848	$3,484,000	$152,941	$7,103,848	$7,256,789	$—	$—
	Princess Anne House	Virginia Baech, VA	Multi-Family Apts.	186	149,388	09/30/00	$9,202,982	$3,177,000	$139,464	$12,379,982	$12,519,446	$—	$—
	Victoria Place	Virginia Beach, VA	Multi-Family Apts.	122	97,636	12/03/01	$4,227,096	$4,988,000	$218,964	$9,215,096	$9,434,060	$—	$—
	Victoria Place	Burlington, VT	Multi-Family Apts.	34	24,205	01/08/02	$1,593,000	$2,835,000	$124,451	$4,428,000	$4,552,451	$—	$—
	East Village	Omak, WA	Multi-Family Apts.	26	20,150	12/31/00	$468,000	$2,253,000	$98,903	$2,721,000	$2,819,903	$—	$—
	Auburn Commons	Chicago, IL	Multi-Family Apts.	72	50,712	06/30/02	$4,375,340	$3,917,000	$171,949	$8,292,340	$8,464,289	$—	$—
	Orchard Villas	Coachella, CA	Multi-Family Apts.	82	94,194	06/30/02	$2,088,472	$7,542,000	$331,080	$9,630,472	$9,961,552	$—	$—

Private Estate Program	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase (1)	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs (2)	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
Related Capital Housing Partnership III
	Desert View Apts.	Coolidge, AZ	Multi-Family Apts.	45	45,212	06/30/01	$1,710,704	$1,905,000	$83,967	$3,615,704	$3,699,671	$—	$—
	Jeffrey Lynne [C] (49.661%)	Anaheim, CA	Multi-Family Apts.	293	246,420	12/31/00	$37,045,503	$12,748,400	$561,913	$49,793,903	$50,355,816	$—	$—
	Palm Terrace	Auburn, CA	Multi-Family Apts.	80	87,536	06/30/02	$10,303,868	$2,988,000	$131,702	$13,291,868	$13,423,570	$—	$—
	Green Street Townhomes [C]	Dinuba, CA	Multi-Family Apts.	36	50,220	09/30/01	$2,295,093	$2,952,500	$130,138	$5,247,593	$5,377,731	$—	$—
	San Joaquin Vista [C]	Firebaugh, CA	Multi-Family Apts.	48	51,568	10/11/00	$900,000	$3,590,400	$158,255	$4,490,400	$4,648,655	$—	$—
	Bowen Court [C]	Huntington Beach, CA	Multi-Family Apts.	20	11,082	06/30/02	$1,750,000	$1,840,000	$81,102	$3,590,000	$3,671,102	$—	$—
	Gateway City Lights	Los Angeles, CA	Multi-Family Apts.	72	123,844	10/06/00	$4,111,990	$8,579,000	$378,138	$12,690,990	$13,069,128	$—	$—
	Village Green	Merced, CA	Multi-Family Apts.	128	94,464	12/31/00	$4,858,819	$2,167,400	$95,533	$7,026,219	$7,121,752	$—	$—
	Crossings—South Street	Rialto, CA	Multi-Family Apts.	100	97,688	09/30/00	$3,100,000	$10,065,000	$442,418	$13,165,000	$13,607,418	$—	$—
	Park Sequoia	San Jose, CA	Multi-Family Apts.	81	49,852	12/31/00	$7,759,956	$2,208,000	$97,322	$9,967,956	$10,065,278	$—	$—
	Noah’s Landing	Naples, FL	Multi-Family Apts.	264	257,708	10/25/01	$19,703,769	$5,360,000	$236,254	$25,063,769	$25,300,023	$—	$—
	Orchard Park	Ruskin, FL	Multi-Family Apts.	84	89,093	09/30/01	$3,864,830	$2,688,000	$118,479	$6,552,830	$6,671,309	$—	$—
	Sherwood Lakes	Tampa, FL	Multi-Family Apts.	149	138,570	09/30/01	$5,620,395	$1,997,000	$88,022	$7,617,395	$7,705,417	$—	$—
	Allen Temple	Atlanta, GA	Multi-Family Apts.	458	351,814	03/31/02	$20,329,587	$4,988,000	$219,857	$25,208,766	$25,428,623	$—	$—
	Nob Hill	Kansas City, MO	Multi-Family Apts.	269	227,911	12/31/00	$7,715,010	$2,600,000	$114,601	$10,315,010	$10,429,611	$—	$—
	Oak Creek	Kansas City, MO	Multi-Family Apts.	176	144,000	12/31/00	$5,168,793	$1,807,000	$79,647	$6,975,793	$7,055,440	$—	$—
	Ashbrook	Lee’s Summit, MO	Multi-Family Apts.	75	68,900	12/31/00	$3,348,940	$1,160,000	$51,129	$4,508,940	$4,560,069	$—	$—
	Bluffview Villas	Denton, TX	Multi-Family Apts.	250	198,750	03/31/02	$11,957,601	$6,092,000	$268,518	$18,049,601	$18,318,119	$—	$—
	Bay Colony	League City, TX	Multi-Family Apts.	248	259,152	12/31/00	$13,299,364	$4,891,000	$215,581	$18,190,364	$18,405,945	$—	$—
	Shockoe Hill	Richmond, VA	Multi-Family Apts.	113	55,822	12/19/01	$764,410	$2,432,000	$107,196	$3,196,410	$3,303,606	$—	$—
	Ocean Ridge	Federal Way, WA	Multi-Family Apts.	194	175,689	06/30/01	$10,899,988	$3,289,000	$144,970	$14,188,988	$14,333,958	$—	$—
	Matthew Ridge	Harris County, TX	Multi-Family Apts.	240	236,648	09/30/02	$—	$4,235,000	$186,667	$4,235,000	$4,421,667	$—	$—
Related Corporate Partnership XIV
	Cottonwood Apts.	Athens, AL	Multi-Family Apts.	48	47,196	03/31/00	$613,540	$2,600,000	$105,740	$3,213,540	$3,319,280	$—	$—
	Clear Spring Apts.	Columbiana, AL	Multi-Family Apts.	40	38,668	03/30/00	$1,046,390	$1,640,000	$66,698	$2,686,390	$2,753,088	$—	$—
	Newark Commons	Newark, DE	Multi-Family Apts.	220	199,200	05/09/00	$16,251,419	$2,644,500	$107,550	$18,895,919	$19,003,469	$—	$—
	Westview Gardens	Miami, FL	Multi-Family Apts.	160	115,920	01/28/00	$4,819,244	$9,226,000	$375,215	$14,045,244	$14,420,459	$—	$—
	Villa Esperanza (6.78%)	Miami Lakes, FL	Multi-Family Apts.	192	143,000	06/30/00	$14,913,903	$325,000	$13,218	$15,238,903	$15,252,121	$—	$—
	St. Edmund’s Village	Chicago, IL	Multi-Family Apts.	230	188,048	03/31/00	$11,412,536	$6,190,000	$251,743	$18,712,279	$18,964,022	$—	$—
	Chapel Ridge of Emporia	Emporia, KS	Multi-Family Apts.	128	125,120	03/31/00	$4,999,975	$1,560,000	$63,444	$6,559,975	$6,623,419	$—	$—
	Chapel Ridge of Haysville	Haysville, KS	Multi-Family Apts.	128	122,112	05/01/00	$5,073,173	$1,795,000	$73,001	$6,868,173	$6,941,174	$—	$—
	Dale Street II	Worcester, MA	Multi-Family Apts.	15	11,087	03/31/00	$616,110	$1,483,000	$60,313	$2,099,110	$2,159,423	$—	$—
	Bolton House	Baltimore, MD	Multi-Family Apts.	260	149,240	01/31/00	$9,405,210	$3,693,000	$150,192	$13,098,210	$13,248,402	$—	$—
	Churchill Senior Housing	Germantown, MD	Multi-Family Apts.	121	75,343	05/31/00	$7,818,902	$2,355,800	$95,809	$10,174,702	$10,270,511	$—	$—
	Lock Street	Newark, NJ	Multi-Family Apts.	50	53,118	06/30/00	$3,415,241	$1,265,000	$51,447	$4,680,241	$4,731,688	$—	$—
	Linden Court	Brooklyn, NY	Multi-Family Apts.	40	36,955	03/31/00	$2,305,000	$5,327,000	$216,645	$7,632,000	$7,848,645	$—	$—
	Edmond Homes	Edmond, OK	Multi-Family Apts.	12	13,519	03/31/00	$455,062	$622,000	$25,296	$1,077,062	$1,102,358	$—	$—
	Farmer’s Market	Pittsburgh, PA	Multi-Family Apts.	75	57,050	03/31/00	$2,985,653	$5,833,385	$237,240	$8,819,038	$9,056,278	$—	$—
	Wyndham Place	Florence, SC	Multi-Family Apts.	48	30,336	03/31/00	$1,020,461	$1,244,000	$50,593	$2,264,461	$2,315,054	$—	$—
	Villas of Greenville	Greenville, TX	Multi-Family Apts.	128	124,400	03/31/00	$3,601,654	$6,383,000	$259,592	$9,984,654	$10,244,246	$—	$—
Related Corporate Partners XV
	Hemet Vistas II	Hemet, CA	Multi-Family Apts.	72	77,544	09/30/00	$3,487,654	$5,651,500	$253,575	$9,139,154	$9,392,729	$—	$—
	Autumn Ridge	San Marcos, CA	Multi-Family Apts.	192	220,320	12/31/00	$13,916,441	$4,510,900	$202,398	$18,427,341	$18,629,739	$—	$—
	Congress Park Plaza I	Washington, DC	Multi-Family Apts.	163	152,127	09/30/00	$14,406,486	$5,000,000	$224,343	$19,406,486	$19,630,829	$—	$—
	Hidden Grove	Miami, FL	Multi-Family Apts.	222	183,910	12/31/00	$11,665,618	$6,570,000	$294,787	$18,235,618	$18,530,405	$—	$—
	Maple Ridge	Jackson, MI	Multi-Family Apts.	69	53,040	12/31/00	$1,182,589	$4,924,557	$220,958	$6,107,146	$6,328,104	$—	$—
	Garfield Heights	Miami, FL	Multi-Family Apts.	160	—	09/30/00	$2,997,091	$2,375,300	$106,577	$5,372,391	$5,478,968	$—	$—
	Union Baptist	Hempstead, NY	Multi-Family Apts.	56	36,400	08/31/00	$5,083,800	$5,085,000	$228,157	$10,168,800	$10,396,957	$—	$—
	Riverhead Landing II	Riverhead, NY	Multi-Family Apts.	44	31,680	09/30/00	$1,306,331	$4,431,000	$198,813	$5,737,331	$5,936,144	$—	$—
	Oaks at Hampton	Dallas, TX	Multi-Family Apts.	250	223,344	09/30/00	$13,396,538	$6,910,600	$310,069	$20,307,138	$20,617,207	$—	$—
	San Marcos Apts.	San Marcos, TX	Multi-Family Apts.	156	163,200	09/30/00	$8,476,202	$4,214,300	$189,090	$12,690,502	$12,879,592	$—	$—
	Birch Street	Quincy, WA	Multi-Family Apts.	26	27,998	09/30/00	$419,982	$2,205,000	$98,935	$2,624,982	$2,723,917	$—	$—
Related Corporate Partners XVI
	Corona de Oro	Corona, CA	Multi-Family Apts.	71	73,540	03/31/00	$6,099,859	$3,439,930	$152,107	$2,238,000	$2,390,107	$—	$—
	Adams City Lights	Los Angeles, CA	Multi-Family Apts.	30	30,732	03/31/00	$985,000	$4,167,000	$184,257	$5,152,000	$5,336,257	$—	$—
	River’s Bend	Marysville, CA	Multi-Family Apts.	77	58,475	02/14/01	$2,189,000	$956,000	$42,273	$3,145,000	$3,187,273	$—	$—
	Armstrong Farms	Jeffersonville, ID	Multi-Family Apts.	168	166,000	03/31/01	$9,356,456	$3,313,400	$146,512	$12,669,856	$12,816,368	$—	$—
	Landfall Apts.	East Boston, MA	Multi-Family Apts.	111	100,406	03/31/00	$6,164,641	$2,234,000	$98,783	$8,398,641	$8,497,424	$—	$—
	Forest Glen	Durham, NC	Multi-Family Apts.	92	100,916	03/31/01	$5,825,328	$2,028,000	$89,674	$7,853,328	$7,943,002	$—	$—
	Haverstraw Place	Haverstraw, NY	Multi-Family Apts.	89	54,679	09/29/00	$5,533,140	$7,741,000	$342,293	$13,274,140	$13,616,433	$—	$—
	Chapel Ridge of Claremore	Claremore, OK	Multi-Family Apts.	104	93,136	03/31/01	$4,726,717	$1,740,000	$76,940	$6,466,717	$6,543,657	$—	$—
	Hanover Residences	Hanover Borough, PA	Multi-Family Apts.	70	81,002	11/09/00	$3,854,697	$5,738,627	$253,751	$9,593,324	$9,847,075	$—	$—
	Lomas de Santa Marta	San german, PR	Multi-Family Apts.	132	77,984	02/15/01	$3,320,000	$7,360,000	$325,446	$10,680,000	$11,005,446	$—	$—

Private Estate Program	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase (1)	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs (2)	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
	Brook Ridge Phase II	Emporia, VA	Multi-Family Apts.	40	42,048	03/31/01	$1,150,714	$1,603,000	$70,882	$2,753,714	$2,824,596	$—	$—
	Pine Oaks	Virginia Beach, VA	Multi-Family Apts.	154	147,505	11/14/00	$6,119,049	$3,930,375	$173,794	$10,049,424	$10,223,218	$—	$—
	Pinecrest Apts.	Pasco, WA	Multi-Family Apts.	54	39,652	03/31/01	$1,098,867	$1,642,000	$72,606	$2,740,867	$2,813,473	$—	$—
	Ferris View	Spokane, WA	Multi-Family Apts.	58	43,668	03/31/01	$1,677,000	$566,000	$25,027	$2,238,000	$2,263,027	$—	$—
	Kingsbury Terrace	Vancouver, WA	Multi-Family Apts.	103	85,429	02/08/01	$4,616,688	$1,725,000	$76,276	$6,341,688	$6,417,964	$—	$—
	Commercial Hotel	Yakima, WA	Multi-Family Apts.	51	37,618	03/31/01	$759,500	$4,075,000	$180,189	$4,834,500	$5,014,689
Related Capital/ Fleet Housing Partnership LP Series-A
	Hampton Court	Magnolia, FL	Multi-Family Apts.	288	290,400	07/20/99	$17,285,486	$5,571,000	$256,138	$22,856,486	$23,112,624	$—	$—
Related Capital/ Fleet Housing Parntership LP Series-B
	Highwood	Torrington, CT	Multi-Family Apts.	176	170,400	06/30/02	$10,995,761	$5,277,000	$242,621	$16,272,761	$16,515,382	$—	$—
	Sunset Bay	Miami, FL	Multi-Family Apts.	308	292,398	12/15/00	$18,253,595	$8,928,000	$410,483	$27,181,595	$27,592,078	$—	$—
	Cameron Creek	Florida City, FL	Multi-Family Apts.	148	128,972	09/30/01	$4,898,447	$6,512,000	$299,402	$11,410,447	$11,709,849	$—	$—
	Oaks at Omni	Fort Meyers, FL	Multi-Family Apts.	300	287,200	09/30/02	$11,693,079	$9,600,000	$441,379	$21,293,079	$21,734,458	$—	$—
	Cedar Grove	Miami, FL	Multi-Family Apts.	288	312,582	12/31/01	$19,167,769	$8,380,000	$385,287	$27,547,769	$27,933,056	$—	$—
	Eastampton Town Center	Mount Holly, NJ	Multi-Family Apts.	100	113,797	10/05/00	$5,778,533	$8,329,000	$382,943	$14,107,533	$14,490,476	$—	$—
	Fairview Homes	Newark, NJ	Multi-Family Apts.	136	134,100	06/30/00	$10,340,755	$3,358,000	$154,391	$13,698,755	$13,853,146	$—	$—
	Salem Historic Homes I	Salem, NJ	Multi-Family Apts.	63	73,370	11/31/01	$3,769,005	$5,468,000	$251,402	$9,237,005	$9,488,407	$—	$—
	East Hanover Street	Trenton, NJ	Multi-Family Apts.	22	22,400	06/30/00	$823,397	$2,871,000	$132,281	$3,700,503	$3,832,784	$—	$—
	Hopkins Court	Amherst, NY	Multi-Family Apts.	105	73,435	09/30/00	$3,552,024	$5,807,000	$266,989	$9,359,024	$9,626,013	$—	$—
	Wilton Commons	Wilton, NY	Multi-Family Apts.	36	23,875	06/30/01	$1,205,490	$1,887,000	$86,759	$3,092,490	$3,179,249	$—	$—
	Rock Ridge	Woonsocket, RI	Multi-Family Apts.	152	119,918	12/12/00	$6,633,471	$3,240,000	$148,966	$9,873,471	$10,022,437	$—	$—
	Birch Meadows	Manchester, CT	Multi-Family Apts.	100	89,552	10/29/02	$5,617,647	$7,549,000	$347,080	$13,166,647	$13,513,727	$—	$—
	Salem Historic Homes II	Salem, NJ	Multi-Family Apts.	41	45,306	12/19/02	$2,390,270	$5,696,000	$261,855	$8,086,270	$8,348,125	$—	$—
	Seton Village I	Nanuet, NY	Multi-Family Apts.	106	64,024	12/31/02	$5,652,161	$11,251,000	$517,287	$16,903,161	$17,420,448	$—	$—
	Jefferson Apts.	Montgomery County, PA	Multi-Family Apts.	46	52,540	12/31/02	$2,603,812	$3,998,000	$183,816	$6,601,812	$6,785,628	$—	$—
Related Historic Tax Credit Series-C
	West Side Commons	Philadelphia, PA	Multi-Family Apts.	282	397,822	05/11/00	$47,939,146	$9,650,000	$420,800	$57,589,146	$58,009,946	$—	$—
Related Historic Tax Credit Series-D
	Merchandise Mart	St. Louis, MO	Multi-Family Apts.	213	210,765	10/24/02	$34,776,450	$12,460,000	$470,000	$47,236,450	$47,706,450	$—	$—
Related Capital Housing Partnership IV
	Jeffrey Lynne [C] (50.339%)	Anaheim, CA	Multi-Family Apts.	293	246,420	12/31/00	$10,500,000	$12,922,500	$607,500	$23,422,500	$24,030,000	$—	$—
Related Corporate Partners XVII
	Meadow Oaks	Rainbow City, AL	Multi-Family Apts.	56	61,954	02/01/01	$2,293,101	$2,856,000	$130,437	$5,149,101	$5,279,538	$—	$—
	Wilshire City Lights	Los Angeles, CA	Multi-Family Apts.	20	25,080	06/30/01	$1,156,854	$2,883,500	$131,693	$4,040,354	$4,172,047	$—	$—
	Plaza Manor	National City, CA	Multi-Family Apts.	372	268,528	06/30/01	$18,679,583	$6,808,000	$310,931	$25,487,583	$25,798,514	$—	$—
	Willow Glen Seniors	San Jose, CA	Multi-Family Apts.	133	76,565	6/31/01	$18,100,000	$4,266,000	$194,834	$22,366,000	$22,560,834	$—	$—
	Willow Creek	North Port, FL	Multi-Family Apts.	120	87,840	05/22/01	$4,618,426	$3,985,000	$182,000	$8,603,426	$8,785,426	$—	$—
	Newberry Square	Wayne, MI	Multi-Family Apts.	64	49,072	05/21/01	$3,166,207	$4,225,833	$193,000	$7,932,040	$8,125,040	$—	$—
	Davenport Village	Hainesport, NJ	Multi-Family Apts.	56	50,475	04/19/01	$2,582,966	$3,573,000	$163,184	$6,155,966	$6,319,150	$—	$—
	Madison Turner	Newark, NJ	Multi-Family Apts.	44	26,400	06/14/01	$2,818,101	$1,803,000	$82,345	$4,621,101	$4,703,446	$—	$—
	Red Hills Villas	Round Rock, TX	Multi-Family Apts.	168	155,412	6/31/01	$11,324,456	$3,594,000	$164,143	$14,918,456	$15,082,599	$—	$—

				17,564	15,859,202		$1,078,513,502	$656,334,426	$28,708,535	$1,729,124,168	$1,757,832,703	$—	$—

Private Estate Program	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase (1)	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs (2)	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
Year 2001 Related Corporate Partners XVIII
	Angel City Lights	Los Angeles, CA	Multi-Family Apts.	49	57,939	09/30/01	$3,057,636	$6,050,000	$272,656	$9,107,636	$9,380,292	$—
	West Mission Corridor	San Marcos, CA	Multi-Family Apts.	120	103,254	09/30/01	$8,516,805	$10,445,000	$470,727	$18,961,805	$19,432,532	$—
	Livingston Manor	Washington, DC	Multi-Family Apts.	392	208,334	08/02/01	$11,680,537	$11,235,000	$506,330	$22,915,537	$23,421,867	$—
	Upland Gardens	Worcester, MA	Multi-Family Apts.	274	196,176	10/30/01	$17,737,904	$5,613,000	$252,962	$23,350,904	$23,603,866	$—
	Huntley Villas	Holt, MI	Multi-Family Apts.	160	150,226	05/09/02	$6,905,474	$2,083,000	$93,875	$8,988,474	$9,082,349	$—
	Belle Haven	Landover, MD	Multi-Family Apts.	276	246,393	08/30/01	$12,164,012	$7,800,000	$351,524	$19,964,012	$20,315,536	$—
	Thunderbird Apts.	Harrisonville, MO	Multi-Family Apts.	50	42,265	07/23/01	$2,209,014	$648,400	$29,222	$2,857,414	$2,886,636	$—
	Metropolitan Inn	Burlington, NJ	Multi-Family Apts.	16	10,640	08/15/01	$2,200,207	$934,318	$42,107	$3,134,525	$3,176,632	$—
	West Electronics	Burlington, NJ	Multi-Family Apts.	36	23,472	08/15/01	$4,077,819	$2,218,802	$99,995	$6,296,621	$6,396,616	$—
	Marina Village	Elizabeth, NJ	Multi-Family Apts.	35	36,795	12/21/01	$3,182,000	$3,895,000	$175,537	$7,077,000	$7,252,537	$—
	Marian Towers	Hoboken, NJ	Multi-Family Apts.	154	112,431	10/30/01	$9,548,142	$2,280,035	$102,755	$11,828,177	$11,930,932	$—
	Nickerson Apts.	Bronx, NY	Multi-Family Apts.	46	29,950	09/30/01	$2,280,124	$4,969,000	$223,939	$7,249,124	$7,473,063	$—
	Arbors at Creekside	Austin, TX	Multi-Family Apts.	176	144,656	09/30/01	$9,929,086	$5,433,000	$244,850	$15,362,086	$15,606,936	$—
	Knollwood Villas	Denton, TX	Multi-Family Apts.	264	269,200	09/30/01	$14,737,344	$7,802,500	$351,637	$22,539,844	$22,891,481	$—
	Cambridge Park	Cambridge, MD	Multi-Family Apts.	144	126,771	09/03/02	$2,867,455	$8,335,000	$375,635	$11,202,455	$11,578,090	$—

Related Corporate Partners XIX, LP
	Rosewood Apts.	Moulton, AL	Multi-Family Apts.	28	21,414	06/11/01	$648,050	$976,000	$44,790	$1,624,050	$1,668,840	$—
	Brookstone Park	Clarksville, AZ	Multi-Family Apts.	44	49,976	03/31/02	$1,606,926	$1,772,000	$81,319	$3,378,926	$3,460,245	$—
	Oakwood Manor	Little Rock, AZ	Multi-Family Apts.	200	168,410	06/26/01	$7,004,091	$2,225,000	$102,107	$9,229,091	$9,331,198	$—
	Washington Plaza	Escondido, CA	Multi-Family Apts.	44	41,538	08/16/01	$4,752,383	$1,758,000	$80,676	$6,510,383	$6,591,059	$—
	Parkside	San Diego, CA	Multi-Family Apts.	40	30,912	03/31/02	$2,638,935	$955,000	$43,826	$3,593,935	$3,637,761	$—
	Woodside Apts.	Santee, CA	Multi-Family Apts.	82	69,140	08/02/01	$9,966,426	$3,280,000	$150,522	$13,246,426	$13,396,948	$—
	Belmont Heights Estates II	Tampa, FL	Multi-Family Apts.	201	206,868	06/06/01	$11,582,571	$4,722,000	$216,697	$16,304,571	$16,521,268	$—
	Bethel Church Homes	Athens, GA	Multi-Family Apts.	190	174,000	10/30/01	$9,760,824	$2,645,000	$121,382	$12,405,824	$12,527,206	$—
	Hale Hoaloha	Hilo, HI	Multi-Family Apts.	81	54,957	03/31/02	$5,135,149	$1,900,000	$87,193	$7,035,149	$7,122,342	$—
	Cherry Hill Seniors	Baltimore, MD	Multi-Family Apts.	80	56,756	10/16/01	$1,981,797	$6,450,653	$296,027	$8,432,450	$8,728,477	$—
	University Commons	University City, MO	Multi-Family Apts.	133	117,501	08/21/01	$5,990,705	$1,980,000	$90,864	$7,970,705	$8,061,569	$—
	Westfield Acres I	Camden, NJ	Multi-Family Apts.	78	92,068	03/31/02	$5,698,882	$9,262,000	$425,042	$14,960,882	$15,385,924	$—
	Westlake Village	Jackson, NJ	Multi-Family Apts.	150	102,868	11/29/01	$9,196,328	$4,781,000	$219,405	$13,977,328	$14,196,733	$—
	Chapel Ridge of Stillwater	Stillwater, OK	Multi-Family Apts.	120	115,804	06/27/01	$4,657,073	$3,829,000	$175,717	$8,486,073	$8,661,790	$—
	Park View	Bethlehem, PA	Multi-Family Apts.	115	89,144	08/30/01	$5,208,540	$6,360,000	$291,867	$11,568,540	$11,860,407	$—
	Center in The Park	Philadelphia, PA	Multi-Family Apts.	70	43,968	09/24/01	$1,979,257	$6,306,000	$289,388	$8,285,257	$8,574,645	$—
	Highland Homes	Wayne, PA	Multi-Family Apts.	50	49,740	03/31/02	$5,126,274	$1,702,599	$78,134	$6,828,873	$6,907,007	$—
	Blunn Creek	Austin, TX	Multi-Family Apts.	280	284,952	08/28/01	$19,213,705	$5,650,000	$259,284	$24,863,705	$25,122,989	$—
	Reflections Apts.	Henrico, VA	Multi-Family Apts.	104	67,695	11/27/01	$4,352,851	$5,194,000	$238,358	$9,546,851	$9,785,209	$—
	Silverwood Apts.	Lakewood, WA	Multi-Family Apts.	107	84,030	03/31/02	$4,333,184	$1,376,000	$63,146	$5,709,184	$5,772,330	$—
	Conifer Village	Spokane, WA	Multi-Family Apts.	80	63,540	10/10/01	$2,813,500	$2,656,000	$121,886	$5,469,500	$5,591,386	$—
	Casa Grande	Sunnyside, WA	Multi-Family Apts.	25	26,250	06/15/01	$509,500	$2,317,000	$106,329	$2,826,500	$2,932,829	$—
	Clarks Crossing	Laredo, TX	Multi-Family Apts.	160	164,856	03/31/02	$4,672,085	$6,183,000	$283,744	$10,855,085	$11,138,829	$—

Related Corporate Partners XX, LP
	Strawberry Village	Anchorage, AK	Multi-Family Apts.	60	66,590	06/30/02	$4,865,000	$5,124,000	$332,534	$9,989,000	$10,321,534	$—
	Heritage Point	Rancho Cucamonga, CA	Multi-Family Apts.	49	29,400	06/30/02	$4,700,000	$1,443,000	$93,647	$6,143,000	$6,236,647	$—
	The Meridian	Hollywood, FL	Multi-Family Apts.	160	100,539	04/19/02	$9,369,418	$4,434,000	$287,755	$13,803,418	$14,091,173	$—
	McMullen Square	San Antonio, TX	Multi-Family Apts.	100	86,900	05/10/02	$3,029,316	$1,802,000	$116,945	$4,813,316	$4,930,261	$—
	The Corridor	Centralia, WA	Multi-Family Apts.	20	21,464	04/04/02	$562,206	$1,714,001	$111,234	$2,276,207	$2,387,441	$—
	Colonial Park (f/k/a Reflections)	Margate, FL	Multi-Family Apts.	159	106,184	06/11/02	$9,317,484	$3,077,000	$199,689	$12,394,484	$12,594,173	$—
	Santa Clara	Miami, FL	Multi-Family Apts.	208	170,016	06/27/02	$5,442,886	$12,000,000	$778,768	$17,442,886	$18,221,654	$—
	The Chateau	Baltimore, MD	Multi-Family Apts.	47	42,000	08/15/02	$2,798,360	$4,978,666	$323,102	$7,777,026	$8,100,128	$—
	Second Avenue West	Kalispell, MT	Multi-Family Apts.	40	26,985	09/10/02	$1,351,452	$2,406,000	$156,143	$3,757,452	$3,913,595	$—
	Brent Village	Bellevue, NE	Multi-Family Apts.	180	146,220	07/01/02	$7,198,892	$1,912,000	$124,084	$9,110,892	$9,234,976	$—
	Georgia King	Newark, NJ	Multi-Family Apts.	422	371,970	06/14/02	$28,018,096	$11,559,000	$750,149	$39,577,096	$40,327,245	$—
	Lincoln Park Towers	Newark, NJ	Multi-Family Apts.	79	50,498	05/29/02	$6,001,652	$1,568,000	$101,759	$7,569,652	$7,671,411	$—

Related Capital Guaranteed Corp. Partners II LP—Series A
	Valley View-Summertree	North Little Rock, AZ	Multi-Family Apts.	240	204,992	02/14/02	$10,556,684	$3,308,000	$152,092	$13,864,684	$14,016,776	$—
	Summerfield (f/k/a Mecca)	Indio, CA	Multi-Family Apts.	268	231,820	11/30/01	$15,150,771	$5,807,000	$266,988	$20,957,771	$21,224,759	$—
	West Meadows	Colorado Springs, CO	Multi-Family Apts.	216	196,692	12/21/01	$13,705,350	$4,110,000	$188,965	$17,815,350	$18,004,315	$—
	Dr. King Plaza	East Orange, NJ	Multi-Family Apts.	96	90,022	11/21/01	$12,930,659	$5,296,000	$243,494	$18,226,659	$18,470,153	$—
	Silver Pines	Las Vegas, NV	Multi-Family Apts.	200	204,990	04/17/02	$14,652,180	$4,242,000	$195,034	$18,894,180	$19,089,214	$—
	Groveton Village	Groveton, PA	Multi-Family Apts.	69	83,192	12/28/01	$6,878,746	$4,545,000	$208,965	$11,423,746	$11,632,711	$—
	Richard Allen Phase III	Philadelphia, PA	Multi-Family Apts.	178	214,000	12/12/01	$24,820,771	$8,446,000	$388,322	$33,266,771	$33,655,093	$—

Private Estate Program	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase (1)	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs (2)	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
	Riverside Meadows	Austin, TX	Multi-Family Apts.	240	225,732	12/13/01	$13,446,167	$6,320,000	$290,575	$19,766,167	$20,056,742	$—
	Oak Hollow	Dallas, TX	Multi-Family Apts.	153	157,050	12/18/01	$9,139,141	$4,558,000	$209,563	$13,697,141	$13,906,704	$—
	Texas Hillside Apts.	Dallas, TX	Multi-Family Apts.	236	243,800	12/18/01	$—	$6,677,000	$306,988	$6,677,000	$6,983,988	$—
	Marshall Manor	Norfolk, VA	Multi-Family Apts.	100	73,000	04/30/02	$1,819,308	$5,052,000	$232,276	$6,871,308	$7,103,584	$—

				8,174	7,078,945		$445,677,134	$274,900,974	$13,520,527	$720,060,108	$733,580,635	$—

Private Estate Program	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase (1)	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs (2)	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
Year 2002 Related Capital Housing Partnership VII LP
	Fontana Seniors [C]	Fontana, CA	Multi-Family Apts.	107	63,500	06/30/02	$8,922,524	$7,956,000	$221,399	$16,878,524	$17,099,923	$—	$—
	Hovley Gardens [C]	Palm Desert, CA	Multi-Family Apts.	163	171,342	06/30/02	$29,727,758	$15,260,000	$424,654	$44,987,758	$45,412,412	$—	$—

Related Capital Housing Partnership I, LP— Series 3
	Parwood	Long Beach, CA	Multi-Family Apts.	528	488,464	06/30/02	$39,898,000	$14,609,000	$620,779	$53,507,000	$54,127,779	$—	$—
	Faircliff Plaza East	Washington, DC	Multi-Family Apts.	80	59,322	09/30/02	$7,769,334	$2,668,000	$113,371	$10,437,334	$10,550,705	$—	$—
	Cottonwood Apts.	Tipton County, TN	Multi-Family Apts.	68	29,796	05/13/02	$4,909,721	$3,773,000	$160,326	$8,682,721	$8,843,047	$—	$—
	Viewcrest Villages	Bremerton, WA	Multi-Family Apts.	300	201,229	09/30/02	$10,904,000	$4,390,000	$186,544	$15,294,000	$15,480,544	$—	$—
	Park Villas	Titusville, FL	Multi-Family Apts.	160	153,632	12/31/02	$5,899,658	$7,322,000	$311,133	$13,221,658	$13,532,791	$—	$—
	Priest Rapids	Mattawa, WA	Multi-Family Apts.	25	28,216	12/31/02	$1,400,000	$2,177,000	$92,507	$3,577,000	$3,669,507	$—	$—
	Chapel Ridge of Durant	Durant, OK	Multi-Family Apts.	105	96,000	12/31/02	$2,425,000	$2,182,000	$92,720	$4,589,000	$4,681,720	$—	$—
	Henson Ridge	Washington, DC	Multi-Family Apts.	124	217,824	10/23/02	$11,886,349	$5,700,000	$242,210	$17,586,349	$17,828,559	$—	$—
	Belmont Heights Estates	Tampa, FL	Multi-Family Apts.	358	326,818	12/20/02	$15,873,336	$16,183,000	$687,663	$32,056,336	$32,743,999	$—	$—
	Lockwood Plaza	Providence, RI	Multi-Family Apts.	209	150,321	12/31/02	$6,242,345	$2,403,000	$102,110	$8,645,345	$8,747,455	$—	$—
	Hickory Trace	Dallas, TX	Multi-Family Apts.	180	215,856	11/08/02	$13,490,982	$5,951,000	$252,875	$19,441,982	$19,694,857	$—	$—
	Maple Street	Wenatchee, WA	Multi-Family Apts.	50	53,189	12/31/02	$1,260,000	$4,104,000	$174,391	$5,364,000	$5,538,391	$—	$—

Related Capital /Sovereign Housing Partnership LP
	Flanders East	Southington, CT	Multi-Family Apts.	180	156,780	07/19/02	$11,401,393	$4,026,000	$181,170	$15,427,393	$15,608,563	$—	$—

Related Capital Housing Partnership V
	Lenox Court	Jacksonville, FL	Multi-Family Apts.	360	367,780	09/30/02	$16,020,879	$12,138,640	$327,010	$28,159,519	$28,486,529	$—	$—

Related Corporate Partners XXI, LP
	Oaks At Brandlewood	Savannah, GA	Multi-Family Apts.	324	328,716	05/10/02	$18,902,611	$7,247,000	$361,933	$26,149,611	$26,511,544	$—	$—
	Lansing Heights	Lansing, KS	Multi-Family Apts.	130	161,610	05/14/02	$9,356,340	$3,144,000	$157,019	$12,500,340	$12,657,359	$—	$—
	Liberty Place	Fort Lee, NJ	Multi-Family Apts.	60	49,590	08/28/02	$11,489,514	$3,447,000	$172,152	$14,936,514	$15,108,666	$—	$—
	Parque de San Juan	San Juan, PR	Multi-Family Apts.	56	45,986	08/27/02	$3,046,346	$3,973,000	$198,422	$7,019,346	$7,217,768	$—	$—
	Skyline Village	Nashville, TN	Multi-Family Apts.	80	76,017	07/17/02	$2,436,371	$3,400,000	$169,805	$5,836,371	$6,006,176	$—	$—
	Chapel Ridge of Ripley	Ripley, TN	Multi-Family Apts.	64	57,280	08/12/02	$1,686,110	$2,273,000	$113,519	$3,959,110	$4,072,629	$—	$—
	El Dorado Village	Brownsville, TX	Multi-Family Apts.	146	147,500	04/29/02	$4,347,283	$6,517,000	$325,475	$10,864,283	$11,189,758	$—	$—
	Highland Gardens	Harlingen, TX	Multi-Family Apts.	156	179,800	04/29/02	$5,925,789	$6,733,000	$336,263	$12,658,789	$12,995,052	$—	$—
	Briarwood Apt.s	Fort Smith, AZ	Multi-Family Apts.	128	122,200	08/08/02	$4,748,107	$1,396,000	$69,720	$6,144,107	$6,213,827	$—	$—
	Shadow Mountain	Colorado Springs, CO	Multi-Family Apts.	144	147,600	05/13/02	$8,738,379	$7,705,000	$384,807	$16,443,379	$16,828,186	$—	$—
	Willow Creek II	North Port, FL	Multi-Family Apts.	104	78,312	06/18/02	$5,270,831	$1,970,000	$98,387	$7,240,831	$7,339,218	$—	$—
	Etheridge Court	Atlanta, GA	Multi-Family Apts.	164	160,650	12/16/02	$5,899,827	$3,367,000	$127,353	$9,266,827	$9,394,180	$—	$—
	Etheridge Court II	Atlanta, GA	Multi-Family Apts.	190	340,598	12/16/02	$7,637,000	$4,120,000	$154,822	$11,757,000	$11,911,822	$—	$—
	Indiana Manor Townhomes	Chicago, IL	Multi-Family Apts.	65	89,915	10/16/02	$7,937,008	$3,373,000	$166,059	$11,310,008	$11,476,067	$—	$—
	Preston Pointe	Fort Wayne, IN	Multi-Family Apts.	192	213,000	08/29/02	$16,393,141	$3,651,000	$182,340	$20,044,141	$20,226,481	$—	$—
	Hillcrest Apartments	Ouachita Parish, LA	Multi-Family Apts.	72	70,324	09/18/02	$2,096,074	$2,370,000	$118,364	$4,466,074	$4,584,438	$—	$—
	Victoria Park Jaycees	Waldorf, MD	Multi-Family Apts.	60	60,304	12/18/02	$3,014,680	$3,297,000	$164,660	$6,311,680	$6,476,340	$—	$—
	Eastside Elderly	Detroit, MI	Multi-Family Apts.	54	44,000	12/20/02	$2,648,000	$5,680,000	$283,673	$8,328,000	$8,611,673	$—	$—
	Lakeview Phase II	Buffalo, NY	Multi-Family Apts.	150	179,488	12/05/02	$19,875,907	$9,280,000	$463,467	$29,155,907	$29,619,374	$—	$—
	Pleasant Valley Villas	Austin, TX	Multi-Family Apts.	280	307,160	08/29/02	$19,608,622	$9,325,000	$209,571	$28,933,622	$29,143,193	$—	$—
	Baird Spring	Ephrata, WA	Multi-Family Apts.	25	26,171	06/28/02	$571,000	$2,209,000	$110,323	$2,780,000	$2,890,323	$—	$—
	Capehart-Wherry	Moses Lake, WA	Multi-Family Apts.	50	50,827	08/23/02	$1,883,678	$2,340,000	$116,866	$4,223,678	$4,340,544	$—	$—

Related Captial Partners XXII LP
	Kenaitze Point	Anchorage, AK	Multi-Family Apts.	53	33,309	11/27/02	$5,341,853	$5,039,000	$295,481	$10,380,853	$10,676,334	$—	$—
	Chapel Ridge of Forest City II	Forest City, AZ	Multi-Family Apts.	68	65,584	12/04/02	$2,085,573	$1,961,000	$114,991	$4,046,573	$4,161,564	$—	$—
	Spring Valley Apts	Spring Valley, CA	Multi-Family Apts.	60	42,164	09/17/02	$4,288,905	$1,474,000	$86,434	$5,762,905	$5,849,339	$—	$—
	Waterford II	Loveland, CO	Multi-Family Apts.	166	197,128	10/25/02	$11,594,073	$4,985,000	$292,315	$16,579,073	$16,871,388	$—	$—
	Allapattah Gardens	Miami, FL	Multi-Family Apts.	128	143,848	11/07/02	$5,674,981	$4,850,000	$203,594	$10,524,981	$10,728,575	$—	$—
	Oak Hill Apartments	Athens, GA	Multi-Family Apts.	220	229,444	10/23/02	$9,442,491	$6,685,000	$282,581	$16,127,491	$16,410,072	$—	$—
	Forest Glen	Kansas City, KS	Multi-Family Apts.	160	180,848	10/29/02	$5,150,750	$3,945,000	$231,330	$9,095,750	$9,327,080	$—	$—
	Flag House Courts I	Baltimore, MD	Multi-Family Apts.	124	149,112	12/30/02	$10,241,417	$6,255,000	$366,786	$16,496,417	$16,863,203	$—	$—
	Mapleview Apts.	Saginaw, MI	Multi-Family Apts.	104	109,828	12/19/02	$3,375,578	$7,606,000	$458,087	$10,981,578	$11,439,665	$—	$—
	Baltic Plaza	Atlantic City, NJ	Multi-Family Apts.	169	97,355	12/19/02	$12,850,079	$3,308,000	$193,977	$16,158,079	$16,352,056	$—	$—
	Clayton Providence House	Clayton, NJ	Multi-Family Apts.	102	57,000	12/30/02	$9,543,004	$3,140,000	$184,126	$12,683,004	$12,867,130	$—	$—
	Mansion Initiative	Albany, NY	Multi-Family Apts.	39	28,023	11/01/02	$1,682,592	$3,380,000	$198,199	$5,062,592	$5,260,791	$—	$—
	Highpointe at Chantham	Chantham, NY	Multi-Family Apts.	36	24,512	07/26/02	$1,070,732	$2,854,000	$167,355	$3,924,732	$4,092,087	$—	$—
	Oak Crest	Pughkeepsie, NY	Multi-Family Apts.	28	37,908	09/03/02	$1,138,247	$4,401,000	$258,070	$5,539,247	$5,797,317	$—	$—
	Ecumeical Homes I	Dayton, OH	Multi-Family Apts.	50	69,000	12/30/02	$4,882,907	$2,695,000	$158,032	$7,577,907	$7,735,939	$—	$—
	Creekside Landing	Memphis, TN	Multi-Family Apts.	248	198,000	12/20/02	$6,662,951	$2,127,000	$124,725	$8,789,951	$8,914,676	$—	$—
	Ironwood Crossing	Fort Worth, TX	Multi-Family Apts.	280	328,850	11/14/02	$19,419,634	$6,125,000	$359,163	$25,544,634	$25,903,797	$—	$—

Private Estate Program	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase (1)	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs (2)	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
	Emerald Bay	Houston, TX	Multi-Family Apts.	248	267,312	09/25/02	$13,412,202	$6,234,500	$365,584	$19,646,702	$20,012,286	$—	$—
	Heatherwilde	Pflugerville, TX	Multi-Family Apts.	256	262,000	10/17/02	$17,660,567	$5,548,000	$325,329	$23,208,567	$23,533,896	$—	$—
	Cottages at Great Bridge	Chesapeake, VA	Multi-Family Apts.	96	103,080	12/09/02	$3,332,070	$4,902,000	$287,448	$8,234,070	$8,521,518	$—	$—
	Lakeland Pointe II	Moses Lake, WA	Multi-Family Apts.	26	26,847	11/14/02	$649,436	$1,857,000	$108,892	$2,506,436	$2,615,328

Related Capital Housing Partnership VIII LP
	Impressions at Valley Center	Victorville, CA	Multi-Family Apts.	100	97,176	10/21/02	$4,042,182	$9,730,000	$436,034	$13,772,182	$14,208,216	$—	$—
	Oaks at Brandlewood	Savannah, GA	Multi-Family Apts.	324	328,716	05/10/02	$16,225,611	$9,924,000	$119,966	$26,149,611	$26,269,577	$—	$—

Related Capital Company Georgia Investor LLC
	Allen Temple	Atlanta, GA	Multi-Family Apts.	458	497,217	02/14/02	$18,686,870	$6,523,000	$134,786	$25,209,870	$25,344,656	$—	$—
	Belthel Church Homes	Athens, GA	Multi-Family Apts.	259	174,000	02/14/02	$8,908,096	$3,504,000	$75,427	$12,412,096	$12,487,523	$—	$—

				9,493	9,465,378		$548,906,698	$326,712,140	$14,504,575	$874,600,838	$889,105,413	$—	$—

Public Financing Programs	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
Charter Municipal Mortgage Company

Year 2000
	Summerlake	Davie, FL	Multi-Family Apts.	108	99,828	03/01/00	$5,600,000	$—	$—	$—	$—	$—	$—
	Oaks at Hampton	Dallas, TX	Multi-Family Apts.	—	222,300	04/01/00	$525,000	$—	$—	$—	$—	$—	$—
	Princess Anne House	Virginia Beach, VA	Multi-Family Apts.	—	149,262	04/01/00	$125,000	$—	$—	$—	$—	$—	$—
	Princess Anne House	Virginia Beach, VA	Multi-Family Apts.	186	149,262	04/06/00	$7,500,000	$—	$—	$—	$—	$—	$—
	Walnut Park Plaza	Philadelphia, PA	Multi-Family Apts.	224	154,518	04/11/00	$5,500,000	$—	$—	$—	$—	$—	$—
	Columbia at Bells Ferry	Cherokee Co., GA	Multi-Family Apts.	272	196,320	04/19/00	$13,000,000	$—	$—	$—	$—	$—	$—
	Oaks at Hampton	Dallas, TX	Multi-Family Apts.	250	222,300	04/27/00	$9,535,000	$—	$—	$—	$—	$—	$—
	South Congress	Austin, TX	Multi-Family Apts.	172	140,224	05/04/00	$6,300,000	$—	$—	$—	$—	$—	$—
	Walnut Creek	Austin, TX	Multi-Family Apts.	98	82,944	05/04/00	$3,240,000	$—	$—	$—	$—	$—	$—
	Walnut Creek	Austin, TX	Multi-Family Apts.	—	82,944	05/04/00	$360,000	$—	$—	$—	$—	$—	$—
	Newark Commons	New Castle, DE	Multi-Family Apts.	220	206,460	05/17/00	$14,300,000	$—	$—	$—	$—	$—	$—
	Grace Townhomes	Ennis, TX	Multi-Family Apts.	112	110,026	05/23/00	$5,225,600	$—	$—	$—	$—	$—	$—
	San Marcos	San Marcos, TX	Multi-Family Apts.	156	161,664	05/23/00	$7,231,000	$—	$—	$—	$—	$—	$—
	Parks at Westmoreland	DeSoto, TX	Multi-Family Apts.	—	217,900	07/01/00	$455,000	$—	$—	$—	$—	$—	$—
	Casa Ramon	Orange County, CA	Multi-Family Apts.	75	66,828	07/11/00	$4,744,000	$—	$—	$—	$—	$—	$—
	Parks at Westmoreland	DeSoto, TX	Multi-Family Apts.	250	217,900	07/17/00	$9,535,000	$—	$—	$—	$—	$—	$—
	King’s Village	Pasadena, CA	Multi-Family Apts.	313	125,544	07/26/00	$17,650,000	$—	$—	$—	$—	$—	$—
	Village Green	Merced, CA	Multi-Family Apts.	—	94,464	08/01/00	$503,5280	$—	$—	$—	$—	$—	$—
	Autumn Ridge	San Marcos, CA	Multi-Family Apts.	192	220,320	08/11/00	$9,304,230	$—	$—	$—	$—	$—	$—
	Bay Colony	League City, TX	Multi-Family Apts.	248	257,232	08/11/00	$10,100,000	$—	$—	$—	$—	$—	$—
	Village Green	Merced, CA	Multi-Family Apts.	128	94,464	08/14/00	$3,078,000	$—	$—	$—	$—	$—	$—
	Southwest Trails	Austin, TX	Multi-Family Apts.	160	166,096	08/14/00	$6,500,000	$—	$—	$—	$—	$—	$—
	Hidden Grove	Miami, FL	Multi-Family Apts.	222	198,000	09/26/00	$8,600,000	$—	$—	$—	$—	$—	$—
	Running Brook	Miami, FL	Multi-Family Apts.	186	174,068	09/27/00	$8,495,000	$—	$—	$—	$—	$—	$—
	Park Sequoia	San Jose, CA	Multi-Family Apts.	81	51,214	10/17/00	$6,740,000	$—	$—	$—	$—	$—	$—
	Armstrong Farm	Jeffersonville, IN	Multi-Family Apts.	168	154,800	10/19/00	$8,246,000	$—	$—	$—	$—	$—	$—
	Chapel Ridge at Claremore	Claremore, OK	Multi-Family Apts.	104	93,136	10/26/00	$4,100,000	$—	$—	$—	$—	$—	$—
	Greenbridge at Buckingham	Richardson, TX	Multi-Family Apts.	—	193,038	11/01/00	$350,000	$—	$—	$—	$—	$—	$—
	Greenbridge at Buckingham	Richardson, TX	Multi-Family Apts.	242	193,038	11/07/00	$19,735,000	$—	$—	$—	$—	$—	$—
	Woods Edge	Charlottesville, VA	Multi-Family Apts.	97	1,358	11/13/00	$4,850,000	$—	$—	$—	$—	$—	$—
	Highpointe	Harrisburg, VA	Multi-Family Apts.	—	215,280	11/14/00	$3,250,000	$—	$—	$—	$—	$—	$—
	Lexington Trails	Houston, TX	Multi-Family Apts.	200	228,452	11/14/00	$4,900,000	$—	$—	$—	$—	$—	$—
	Reflections	Casselberry, FL	Multi-Family Apts.	336	284,308	11/14/00	$10,700,000	$—	$—	$—	$—	$—	$—
	Museum Tower	Philadelphia, PA	Multi-Family Apts.	286	251,060	11/29/00	$6,000,000	$—	$—	$—	$—	$—	$—
	Red Hill Villas	Round Rock, TX	Multi-Family Apts.	—	163,632	12/01/00	$400,000	$—	$—	$—	$—	$—	$—
	Williams Run	Dallas, TX	Multi-Family Apts.	—	175,140	12/01/00	$200,000	$—	$—	$—	$—	$—	$—
	Williams Run	Dallas, TX	Multi-Family Apts.	252	175,140	12/06/00	$12,650,000	$—	$—	$—	$—	$—	$—
	Red Hill Villas	Round Rock, TX	Multi-Family Apts.	168	163,632	12/12/00	$9,900,000	$—	$—	$—	$—	$—	$—
	Grandview Forest	Durham, NC	Multi-Family Apts.	92	104,641	12/22/00	$5,483,907	$—	$—	$—	$—	$—	$—
	Millpond Village	East Windsor, CT	Multi-Family Apts.	360	34,020	12/28/00	$14,300,000	$—	$—	$—	$—	$—	$—

Year 2001
	Draper Lane	Silver Spring, MD	Multi-Family Apts.	406	372,302	02/28/01	$11,000,000	$—	$—	$—	$—	$—	$—
	Sherwood Lake	Tampa, FL	Multi-Family Apts.	149	138,570	04/24/01	$4,000,000	$—	$—	$—	$—	$—	$—
	Magnolia Arbors	Covington, GA	Multi-Family Apts.	250	291,750	04/26/01	$12,500,000	$—	$—	$—	$—	$—	$—
	Magnolia Arbors	Covington, GA	Multi-Family Apts.	—	291,750	04/26/01	$1,000,000	$—	$—	$—	$—	$—	$—

Public Financing Programs	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
	Bluffview	Denton, TX	Multi-Family Apts.	250	198,750	05/03/01	$10,700,000	$—	$—	$—	$—	$—	$—
	Knollwood Villas	Denton, TX	Multi-Family Apts.	264	269,016	05/03/01	$13,750,000	$—	$—	$—	$—	$—	$—
	Belmont Heights Estates	Tampa, FL	Multi-Family Apts.	201	326,818	06/06/01	$7,850,000	$—	$—	$—	$—	$—	$—
	Arbors at Creekside	Austin, TX	Multi-Family Apts.	176	156,992	06/12/01	$8,600,000	$—	$—	$—	$—	$—	$—
	Midtown Square	Columbus, GA	Multi-Family Apts.	144	181,728	06/13/01	$5,600,000	$—	$—	$—	$—	$—	$—
	Midtown Square	Columbus, GA	Multi-Family Apts.	—	181,728	06/13/01	$235,000	$—	$—	$—	$—	$—	$—
	Oakwood Manor	Little Rock, AR	Multi-Family Apts.	200	168,410	06/26/01	$5,010,000	$—	$—	$—	$—	$—	$—
	Oakwood Manor	Little Rock, AR	Multi-Family Apts.	—	168,410	06/26/01	$440,000	$—	$—	$—	$—	$—	$—
	Oakwood Manor	Little Rock, AR	Multi-Family Apts.	—	168,410	06/26/01	$765,000	$—	$—	$—	$—	$—	$—
	Cobb Park	Ft. Worth, TX	Multi-Family Apts.	172	201,240	07/01/01	$7,500,000	$—	$—	$—	$—	$—	$—
	Cobb Park	Ft. Worth, TX	Multi-Family Apts.	—	201,240	07/01/01	$285,000	$—	$—	$—	$—	$—	$—
	Palm Terrace	Auburn, CA	Multi-Family Apts.	80	64,240	08/15/01	$4,460,000	$—	$—	$—	$—	$—	$—
	Palm Terrace	Auburn, CA	Multi-Family Apts.	—	64,240	08/15/01	$1,542,381	$—	$—	$—	$—	$—	$—
	Lakewood Terrace	Belton, MO	Multi-Family Apts.	152	156,712	08/21/01	$7,650,000	$—	$—	$—	$—	$—	$—
	Blunn Creek	Austin, TX	Multi-Family Apts.	280	265,808	08/28/01	$15,000,000	$—	$—	$—	$—	$—	$—
	Valley View & Summertree	Little Rock, AR	Multi-Family Apts.	240	204,960	10/12/01	$8,655,000	$—	$—	$—	$—	$—	$—
	Valley View & Summertree	Little Rock, AR	Multi-Family Apts.	—	204,960	10/12/01	$545,000	$—	$—	$—	$—	$—	$—
	Merchandise Mart	St. Louis, MO	Multi-Family Apts.	213	210,765	10/24/01	$25,000,000	$—	$—	$—	$—	$—	$—
	Lakeline	Leander, TX	Multi-Family Apts.	264	279,840	11/06/01	$21,000,000	$—	$—	$—	$—	$—	$—
	River’s Edge	Green Island, NY	Multi-Family Apts.	190	212,040	11/20/01	$15,000,000	$—	$—	$—	$—	$—	$—
	Mecca Vineyards	Indio, CA	Multi-Family Apts.	268	244,144	11/29/01	$13,040,000	$—	$—	$—	$—	$—	$—
	Mecca Vineyards	Indio, CA	Multi-Family Apts.	—	28,834	11/29/01	$1,500,000	$—	$—	$—	$—	$—	$—
	Mecca Vineyards	Indio, CA	Multi-Family Apts.	—	28,834	11/29/01	$360,000	$—	$—	$—	$—	$—	$—
	Westlake Village	Jackson, NJ	Multi-Family Apts.	150	102,900	11/30/01	$6,425,000	$—	$—	$—	$—	$—	$—
	Westlake Village	Jackson, NJ	Multi-Family Apts.	—	102,900	11/30/01	$575,000	$—	$—	$—	$—	$—	$—
	Hillside	Dallas, TX	Multi-Family Apts.	236	61,680	12/01/01	$12,500,000	$—	$—	$—	$—	$—	$—
	Hillside	Dallas, TX	Multi-Family Apts.	—	61,680	12/01/01	$400,000	$—	$—	$—	$—	$—	$—
	Ocean Ridge	Federal Way, WA	Multi-Family Apts.	—	175,139	12/01/01	$2,325,000	$—	$—	$—	$—	$—	$—
	Silverwood	Lakewood, WA	Multi-Family Apts.	—	84,445	12/01/01	$525,000	$—	$—	$—	$—	$—	$—
	White Rock	San Antonio, TX	Multi-Family Apts.	—	393,120	12/01/01	$430,000	$—	$—	$—	$—	$—	$—
	Lakeline	Leander, TX	Multi-Family Apts.	—	279,840	12/06/01	$550,000	$—	$—	$—	$—	$—	$—
	Silverwood	Lakewood, WA	Multi-Family Apts.	107	84,445	12/10/01	$3,300,000	$—	$—	$—	$—	$—	$—
	Riverside Meadows	Austin, TX	Multi-Family Apts.	248	1,627,920	12/13/01	$11,500,000	$—	$—	$—	$—	$—	$—
	Riverside Meadows	Austin, TX	Multi-Family Apts.	—	1,627,920	12/13/01	$200,000	$—	$—	$—	$—	$—	$—
	Oak Hollow	Dallas, TX	Multi-Family Apts.	150	153,000	12/18/01	$8,625,000	$—	$—	$—	$—	$—	$—
	West Meadows	Colorado Spgs., CO	Multi-Family Apts.	216	196,692	12/21/01	$13,000,000	$—	$—	$—	$—	$—	$—
	White Rock	San Antonio, TX	Multi-Family Apts.	336	393,120	12/21/01	$20,345,000	$—	$—	$—	$—	$—	$—
	Ocean Ridge	Federal Way, WA	Multi-Family Apts.	192	175,139	12/21/01	$6,675,000	$—	$—	$—	$—	$—	$—

Year 2002
	Circle S	Austin, TX	Multi-Family Apts.	200	2,720	02/01/02	$9,300,000	$—	$—	$—	$—	$—	$—
	West Oaks	Houston, TX	Multi-Family Apts.	168	187,488	02/01/02	$10,150,000	$—	$—	$—	$—	$—	$—
	Circle S	Austin, TX	Multi-Family Apts.	—	2,720	02/01/02	$1,925,000	$—	$—	$—	$—	$—	$—
	Faircliff Plaza	Washington, DC	Multi-Family Apts.	80	58,080	03/02/02	$7,000,000	$—	$—	$—	$—	$—	$—
	Meridian	Hollywood, FL	Multi-Family Apts.	160	100,539	04/01/02	$8,255,000	$—	$—	$—	$—	$—	$—
	Meridian	Hollywood, FL	Multi-Family Apts.	—	100,539	04/01/02	$375,000	$—	$—	$—	$—	$—	$—
	Johnston Mill	Columbus, GA	Multi-Family Apts.	336	393,120	04/03/02	$16,000,000	$—	$—	$—	$—	$—	$—
	Johnston Mill	Columbus, GA	Multi-Family Apts.	—	393,120	04/03/02	$500,000	$—	$—	$—	$—	$—	$—
	Bryte Gardens	W. Sacramento, CA	Multi-Family Apts.	108	80,155	04/30/02	$5,358,800	$—	$—	$—	$—	$—	$—
	Clearwood Villas	Houston, TX	Multi-Family Apts.	276	310,776	05/02/02	$15,000,000	$—	$—	$—	$—	$—	$—

Public Financing Programs	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
	Cobblestone	Acworth, GA	Multi-Family Apts.	172	205,196	05/02/02	$11,500,000	$—	$—	$—	$—	$—	$—
	Lansing Heights	Lansing, KS	Multi-Family Apts.	130	161,610	05/02/02	$8,320,500	$—	$—	$—	$—	$—	$—
	Lansing Heights	Lansing, KS	Multi-Family Apts.	—	161,610	05/02/02	$231,500	$—	$—	$—	$—	$—	$—
	Matthew Ridge	Houston, TX	Multi-Family Apts.	240	236,648	05/02/02	$10,968,000	$—	$—	$—	$—	$—	$—
	Oaks at Brandlewood	Savannah, GA	Multi-Family Apts.	324	328,860	05/02/02	$12,725,000	$—	$—	$—	$—	$—	$—
	Georgia King	Newark, NJ	Multi-Family Apts.	422	372,204	05/02/02	$16,075,000	$—	$—	$—	$—	$—	$—
	Georgia King	Newark, NJ	Multi-Family Apts.	—	372,204	05/02/02	$8,925,000	$—	$—	$—	$—	$—	$—
	Lincoln Park	Newark, NJ	Multi-Family Apts.	80	60,000	05/02/02	$4,900,000	$—	$—	$—	$—	$—	$—
	Stonebridge	Florrisant, MO	Multi-Family Apts.	100	140,576	05/02/02	$5,270,000	$—	$—	$—	$—	$—	$—
	Viewcrest Villages	Bremerton, WA	Multi-Family Apts.	300	201,229	05/02/02	$8,723,200	$—	$—	$—	$—	$—	$—
	Clearwood Villas	Houston, TX	Multi-Family Apts.	—	310,776	05/02/02	$125,000	$—	$—	$—	$—	$—	$—
	Oaks at Brandlewood	Savannah, GA	Multi-Family Apts.	—	328,860	05/02/02	$1,200,000	$—	$—	$—	$—	$—	$—
	Viewcrest Villages	Bremerton, WA	Multi-Family Apts.	—	201,229	05/02/02	$2,180,800	$—	$—	$—	$—	$—	$—
	Golf and Lakeside Villas (a)	Miami, FL	Multi-Family Apts.	—		06/01/02	$2,600,000	$—	$—	$—	$—	$—	$—
	Golf and Lakeside Villas	Tamarac, FL	Multi-Family Apts.	166		06/01/02	$1,350,000	$—	$—	$—	$—	$—	$—
	Golf and Lakeside Villas	Miami, FL	Multi-Family Apts.	224		06/01/02	$6,020,000	$—	$—	$—	$—	$—	$—
	Colonial Park	Margate, FL	Multi-Family Apts.	160	106,184	06/01/02	$8,200,000	$—	$—	$—	$—	$—	$—
	Colonial Park	Margate, FL	Multi-Family Apts.	—	106,184	06/01/02	$375,000	$—	$—	$—	$—	$—	$—
	Laguna Pointe	Pompano Beach, FL	Multi-Family Apts.	188	181,420	06/02/02	$13,300,000	$—	$—	$—	$—	$—	$—
	Willow Creek II	North Port, FL	Multi-Family Apts.	104	77,272	06/02/02	$4,130,000	$—	$—	$—	$—	$—	$—
	Briarwood	Fort Smith, AR	Multi-Family Apts.	—	122,200	08/08/02	$660,000	$—	$—	$—	$—	$—	$—
	Briarwood	Fort Smith, AR	Multi-Family Apts.	—	122,200	08/08/02	$680,000	$—	$—	$—	$—	$—	$—
	Briarwood	Fort Smith, AR	Multi-Family Apts.	128	122,200	08/13/02	$2,835,000	$—	$—	$—	$—	$—	$—
	Community Arms	Pasadena, CA	Multi-Family Apts.	133	139,108	08/13/02	$1,015,000	$—	$—	$—	$—	$—	$—
	Community Arms	Pasadena, CA	Multi-Family Apts.	—	139,108	08/13/02	$6,245,000	$—	$—	$—	$—	$—	$—
	Inverness Centre	Ft. Wayne, IN	Multi-Family Apts.	192	213,696	08/29/02	$5,950,000	$—	$—	$—	$—	$—	$—
	Inverness Centre	Ft. Wayne, IN	Multi-Family Apts.	—	213,696	08/29/02	$750,000	$—	$—	$—	$—	$—	$—
	Pleasant Valley Villas	Austin, TX	Multi-Family Apts.	280	307,160	08/30/02	$15,000,000	$—	$—	$—	$—	$—	$—
	Pleasant Valley Villas	Austin, TX	Multi-Family Apts.	—	307,160	08/30/02	$1,470,000	$—	$—	$—	$—	$—	$—
	Clarkridge Villas	Dallas, TX	Multi-Family Apts.	256	261,888	09/06/02	$14,600,000	$—	$—	$—	$—	$—	$—
	Chapel Ridge at Yukon	Oklahoma City, OK	Multi-Family Apts.	148	141,012	09/11/02	$7,000,000	$—	$—	$—	$—	$—	$—
	Palm Terrace	Auburn, CA	Multi-Family Apts.	—	64,240	09/16/02	$1,000,000	$—	$—	$—	$—	$—	$—
	Pheasant Ridge	Bellevue, NE	Multi-Family Apts.	264	243,936	09/16/02	$9,000,000	$—	$—	$—	$—	$—	$—
	Pheasant Ridge	Bellevue, NE	Multi-Family Apts.	—	243,936	09/16/02	$1,900,000	$—	$—	$—	$—	$—	$—
	Emerald Bay	Houston, TX	Multi-Family Apts.	248	267,312	09/25/02	$10,570,000	$—	$—	$—	$—	$—	$—
	Emerald Bay	Houston, TX	Multi-Family Apts.	—	267,312	09/25/02	$1,330,000	$—	$—	$—	$—	$—	$—
	Magnolia Commons	Vicksburg, MS	Multi-Family Apts.	192	182,400	10/08/02	$8,700,000	$—	$—	$—	$—	$—	$—
	Heatherwilde	Pflugerville, TX	Multi-Family Apts.	256	262,000	10/17/02	$13,500,000	$—	$—	$—	$—	$—	$—
	Heatherwilde	Pflugerville, TX	Multi-Family Apts.	—	262,000	10/17/02	$1,500,000	$—	$—	$—	$—	$—	$—
	Oak Hill	Athens, GA	Multi-Family Apts.	220	229,444	10/24/02	$8,300,000	$—	$—	$—	$—	$—	$—
	Waterford Place II	Loveland, CO	Multi-Family Apts.	164	196,800	10/29/02	$2,102,000	$—	$—	$—	$—	$—	$—
	Allapattah Gardens	Miami, FL	Multi-Family Apts.	128	143,872	11/08/02	$4,850,000	$—	$—	$—	$—	$—	$—
	Green Crest	Houston, TX	Multi-Family Apts.	192	214,272	11/12/02	$12,500,000	$—	$—	$—	$—	$—	$—
	Ironwood Crossing	Ft. Worth, TX	Multi-Family Apts.	280	328,160	11/15/02	$15,000,000	$—	$—	$—	$—	$—	$—
	Ironwood Crossing	Ft. Worth, TX	Multi-Family Apts.	—	328,160	11/15/02	$1,970,000	$—	$—	$—	$—	$—	$—
	Hickory Trace	Dallas, TX	Multi-Family Apts.	180	215,856	11/18/02	$11,920,000	$—	$—	$—	$—	$—	$—
	Park Centre	Alexandria, VA	Multi-Family Apts.	326	328,282	11/21/02	$15,000,000	$—	$—	$—	$—	$—	$—
	Grove	Merced, CA	Multi-Family Apts.	204	226,236	12/11/02	$8,270,000	$—	$—	$—	$—	$—	$—
	Grove	Merced, CA	Multi-Family Apts.	—	226,236	12/11/02	$3,055,000	$—	$—	$—	$—	$—	$—
	Grove	Merced, CA	Multi-Family Apts.	—	226,236	12/11/02	$1,475,000	$—	$—	$—	$—	$—	$—
	Kensington Court	Kansas City, MO	Multi-Family Apts.	192	186,624	12/13/02	$10,000,000	$—	$—	$—	$—	$—	$—

Public Financing Programs	Name	Location	Type of Property	Number of Units	Total Square Feet	Date of Purchase	Mortgage Financing	Cash Down Payment	Acquisition Fee	Total Acquisition Costs	Contract Purchase Price	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized
	Southern Oaks	Dallas, TX	Multi-Family Apts.	256	270,336	12/18/02	$14,990,000	$—	$—	$—	$—	$—	$—
	Chapel Ridge at Jackson	Jackson, TN	Multi-Family Apts.	124	119,288	12/20/02	$5,000,000	$—	$—	$—	$—	$—	$—
	Creekside Landing	Memphis, TN	Multi-Family Apts.	248	198,400	12/20/02	$5,000,000	$—	$—	$—	$—	$—	$—
	Chapel Ridge at Jackson	Jackson, TN	Multi-Family Apts.	—	119,288	12/20/02	$900,000	$—	$—	$—	$—	$—	$—
	Creekside Landing	Memphis, TN	Multi-Family Apts.	—	198,400	12/20/02	$1,100,000	$—	$—	$—	$—	$—	$—
	Rosemont	San Antonio, TX	Multi-Family Apts.	280	300,720	12/23/02	$14,990,000	$—	$—	$—	$—	$—	$—
	Hickory Falls	Villa Rica, GA	Multi-Family Apts.	220	262,100	12/27/02	$12,350,000	$—	$—	$—	$—	$—	$—
	Ecumenical Homes	Dayton, OH	Multi-Family Apts.	50	70,000	12/31/02	$2,793,000	$—	$—	$—	$—	$—	$—
	Ecumenical Homes	Dayton, OH	Multi-Family Apts.	—	70,000	12/31/02	$556,000	$—	$—	$—	$—	$—	$—
	Ecumenical Homes	Dayton, OH	Multi-Family Apts.	—	70,000	12/31/02	$165,000	$—	$—	$—	$—	$—	$—
	Ecumenical Homes	Dayton, OH	Multi-Family Apts.	—	70,000	12/31/02	$86,000	$—	$—	$—	$—	$—	$—
	Ecumenical Homes	Dayton, OH	Multi-Family Apts.	—	70,000	12/31/02	$165,000	$—	$—	$—	$—	$—	$—
	Ecumenical Homes	Dayton, OH	Multi-Family Apts.	—	70,000	12/31/02	$86,000	$—	$—	$—	$—	$—	$—

Notes to Table VI:

Note 1—Initial date for determination of cash distributions to partners for properties constructed by the partnership.
Note 2—Total cost of constructing the project. Total acquisition costs equal total capitalized costs for each project.

Appendix B

Distribution Reinvestment Plan

ORION MULTIFAMILY INVESTMENT FUND, INC.

DISTRIBUTION REINVESTMENT PROGRAM

Orion Multifamily Investment Fund, Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”), has adopted a Distribution Reinvestment Program (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms are defined in Section X of this appendix, unless otherwise defined herein.

(i)	As agent for the Stockholders who purchase Shares from the Company pursuant to the Company’s public offering of its Shares (the “Offering”) and elect to participate in the DRP (the “Participants”), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

(ii)	Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company’s Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

(iii)	Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares, at the Company’s option, (i) from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase, until such time as the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system or (ii) if a secondary market for the Shares develops, at the price paid by the Company for the Shares in such secondary market, including any fees and commissions paid by the Company to purchase such Shares. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. Prior to such listing or inclusion, the discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Charter.

Prior to the first to occur of (i) the termination of the Offering or (ii) the public offering price per Share in the Offering increasing above $10 per share, it is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

If the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

(iv)	Share Certificates. Unless and until the Shares are listed on a national securities exchange, the quotation of the Shares by The Nasdaq Stock Market or the trading of the Shares in the over-the-counter market, the Company will not issue share certificates except to stockholders who make a written request to the Company. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

(v)	Reports. Within 90 days after the end of the Company’s fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant’s participation in the DRP including the tax consequences relative thereto.

(vi)	Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

(vii)	Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days’ written notice to the Participants.

(viii)	Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

(ix)	Governing Law. This DRP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this Section IX.

Defined Terms.

“Act” means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Affiliate” means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Dealer Manager” means Related Equities Corporation, an Affiliate of the Company.

“Directors” means the members of the Board of Directors of the Company, including the Independent Directors.

“Independent Directors” means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material PER SE if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

“Market Price” means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The “Closing Price” on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high “bid” and of the low “ask” prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the “SRP”), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company’s Distribution Reinvestment Program (the “DRP”) if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. “Trading Day” shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. The term “regular way” means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected “ex-clearing” for same-day or next-day settlement.

“NASD” means the National Association of Securities Dealers, Inc.

“Ownership Limit” means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

“Shares” means the shares of voting common stock, par value $.01 per share, of the Company, and “SHARE” means one of those Shares.

“Soliciting Dealers” means the dealer members of the NASD, designated by the Dealer Manager.

“Stockholders” means the holders of Shares.

Appendix C

ORION MULTIFAMILY INVESTMENT FUND, INC.

SUBSCRIPTION AGREEMENT

PLEASE MAIL THE BLUE COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO “[                ], Escrow Agent for Orion Multifamily Investment Fund, Inc.” TO: Related Equities Corporation, 625 Madison Avenue, New York, New York 10022, Attn: Investor Services. Please use ballpoint pen or type the information. If you have questions, please call 800-                    .

ORION MULTIFAMILY INVESTMENT FUND, INC., Instructions to Subscribers

INSTRUCTIONS	Any person desiring to subscribe for our common shares should carefully read and review the prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.

INVESTMENT A

Item 1—Enter the number of shares to be purchased and the dollars and cents amount of the purchase. Minimum purchase 100 shares ($1,000). Qualified Plans 300 Shares ($3,000).

Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount.

B	Item 2—Check if you desire to participate in our distribution reinvestment program.

REGISTRATION INFORMATION C

Item 3—Enter the exact name in which the shares are to be held. For co-owners enter the names of all owners. For investments by qualified plans, include the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.

Item 4—Enter mailing address, state of residence, telephone number and E-mail address of owner. For qualified investments, please enter mailing address of custodian or trustee. Orion Multifamily Investment Fund, Inc. may deliver correspondence and notices by E-mail or any other electronic means.

Item 5—Enter birth date(s) or date of incorporation.

Item 6—Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to us as soon as it is available.

Item 7—Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

Item 8—Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct. For qualified investments please enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s Taxpayer I.D. number (for tax purposes).

D	Item 9—Enter the residence address if different than the mailing address. For qualified investments, please enter the residence address of the investor.

E	Item 10—Check the appropriate box to indicate the type of entity which is subscribing. If this is an additional purchase, this should be completed exactly the same as previous investment. If the subscriber is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code.

SIGNATURE F	Item 11—The Subscription Agreement/Signature Page must be executed by the owner(s), and if applicable, the trustee or custodian.

ALTERNATE ADDRESS FOR DISTRIBUTIONS (OPTIONAL) G	Item 12—If owners desire direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, please complete. Please make sure account has been opened and account number is provided, as well as informing recipient that distribution will be forthcoming and is an asset transfer.

BROKER/DEALER REGISTERED REPRESENTATIVE H

Item 13—Enter the name of the broker/dealer and the name of the registered representative, along with the street address, city, state, zip code, telephone number, fax and e-mail of the registered representative. By executing the Subscription Agreement/Signature Page, the registered representative substantiates compliance with the conduct rules of the NASD, by certifying that the registered representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such registered representative, that an investment in us is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the registered representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in us during its term. The registered representative (authorized signature) should sign where provided.

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

SUBMISSION OF SUBSCRIPTION	The properly completed and executed Blue and White copies of the Subscription Agreement/Signature Page together with a CHECK MADE PAYABLE TO “[ ] as Escrow Agent for Orion Multifamily Investment Fund, Inc.” should be returned to the owner’s registered representative or the offices of Related Equities Corporation, 625 Madison Avenue, New York, New York 10022.

NOTE:	If a person other than the person in whose name the shares will be held is reporting the income received from us, you must notify us in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN OUR SHARES.

CALIFORNIA INVESTORS

All Certificates representing shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

ORION MULTIFAMILY INVESTMENT FUND, INC.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

Subscriber must read the Subscription Instructions.

	(l) INVESTMENT	MAKE CHECK PAYABLE TO [ ]/ESCROW AGENT FOR ORION MULTIFAMILY INVESTMENT FUND, INC.
A

This subscription is in the amount of $                     for the purchase of                      common shares of Orion Multifamily Investment Fund, Inc. at $10 per share. Minimum Initial Investment: 100 shares; 300 shares for IRA, Keogh and qualified plan accounts).

This is an: ☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT

B

(2)   DISTRIBUTION REINVESTMENT PROGRAM: ☐ YES Subscriber elects to participate in the distribution reinvestment program described in the prospectus. Distributions will be made by check unless box is marked.

(3) REGISTERED OWNER

☐ Mr. ☐ Mrs. ☐ Ms.	–	–

Co-Owner	(Area Code) Home Telephone0

☐ Mr. ☐ Mrs. ☐ Ms.	–	–

(4) Mailing Address	(Area Code) Business Telephone

C	City, State & Zip Code		(5	) Birth Date								(6)	Please Indicate

	State of Residence					MONTH	DAY	YEAR	MONTH	DAY	YEAR		Citizenship Status
	E-mail Address:	@										☐ ☐ ☐	U.S. Citizen Resident Alien Non-Resident Alien

	(8) Social Security #				– –		– –			Corporate or Custodial Tax Identification Number			(7) ☐ Employee or Affiliate

	Co-Owner
	Social Security #

(9) RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR INVESTOR OF QUALIFIED PLAN

D

	Street	City	State	Zip Code

E	(10) CHECK ONE A ☐ Individual Ownership B ☐ Joint Tenants with Right of Survivorship C ☐ Community Property D ☐ Tenants in Common E ☐ Tenants by the Entirety F ☐ Corporate Ownership	G ☐ Partnership Ownership H ☐ IRA I ☐ Qualified Plan (Keogh) J ☐ Simplified Employee Pension/Trust (S.E.P.) K ☐ Uniform Gifts to Minors Act State of a Custodian for

L ☐     Pension or Profit Sharing Plan☐ Taxable ☐ Exempt under § 501A

M ☐    Trust/Date Trust Established

            Name of Trustee or other Administrator

            ☐ Taxable ☐ Grantor A or B

N ☐    Estate

O ☐    Other (Specify)

    ☐    Taxable ☐ Non-Taxable

F

(11) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (Texas residents must separately initial each of the representations below)

(a)   acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement (not required for Minnesota residents), of the prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares must give written notice and provide certain information to Orion Multifamily Investment Fund, Inc.;

(b)   represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in Orion Multifamily Investment Fund, Inc.) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares;

(c)   represents that the subscribers are purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);

(d)   acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents);

(e)   if an affiliate of Orion Multifamily Investment Fund, Inc., represents that the shares are being purchased for investment purposes only and not for immediate resale.

Print Name of Custodian or Trustee (if Applicable)	X

Signature—Registered Owner

X
Authorized Signature (Custodian or Trustee)	Signature—Co-Owner

A SALE OF THE SHARES MAY NOT BE COMPLETED BY THE SOLICITING DEALERS UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

G (12) DIRECTLY DEPOSIT CASH DISTRIBUTIONS (OPTIONAL) TO:		Account Number—MUST BE FILLED IN

Name of Bank, Brokerage Firm or Individual		X Signature—Registered Owner

Mailing Address		X Signature—Co-Owner

City, State & Zip Code

H	(13) BROKER/DEALER DATA—completed by selling Registered Representative (Please use Rep’s address—not home office)

Name of Registered Representative		–	–

☐Mr.☐ Mrs.☐ Ms.		Registered Representative’s Telephone Have you changed broker/dealer☐ Yes☐ No

Mailing Address		Registered Representative’s e-mail:

City, State & Zip Code		Registered Representative’s fax:

Broker/Dealer Name

Home Office Mailing Address City, State & Zip Code		x Signature—Registered Representative

☐REGISTERED INVESTMENT ADVISOR (RIA) (check here) This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative whose agreement with the subscriber includes a fixed “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through RIA.
ORION MULTIFAMILY INVESTMENT FUND, INC.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE—REVERSE SIDE

Certain states have imposed special financial suitability standards for subscribers who purchase shares.

Standards for subscribers from Iowa, Massachusetts, North Carolina and Tennessee

•	The subscriber has either (i) a net worth of at least $60,000 (exclusive of home, home furnishings and automobiles) and an annual gross income of at least $60,000, or (ii) a net worth of at least $225,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from Maine

•	The subscriber has either (i) a net worth of at least $50,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $50,000, or (ii) a net worth of at least $200,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from Missouri

•	the subscriber (i) invests no more than 10% of the subscriber’s net worth in us and (ii) has either (a) a net worth of at least $60,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $60,000, or (b) a net worth of at least $225,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from New Hampshire

•	The subscriber has either (i) a net worth of at least $125,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $50,000, or (ii) a net worth of at least $250,000 (exclusive of home, home furnishings and automobiles).

Standards for the subscribers from Ohio and Pennsylvania

•	The subscriber has (i) a net worth of at least ten times the subscriber’s investment in us; and (ii) either (a) a net worth of at least $45,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $45,000, or (b) a net worth of at least $150,000 (exclusive of home, home furnishings and automobiles).

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “RELATED” REFERS TO THE ORION MULTIFAMILY INVESTMENT FUND, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under the federal securities laws.

OFFICE USE ONLY	Investor Check Date__________ Investor Check______________ Check Amount________________	Owner Account Number ___________

Broker/Dealer Number		Co-Owner Account Number